     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 1996.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 1)


        Filed by the Registrant /X/
        Filed by a Party other than the Registrant / /

        Check the appropriate box:


        /X/ Preliminary Proxy Statement  / / Confidential, for Use of the
        / / Definitive Proxy Statement         Commission only
        / / Definitive Additional Materials    (as permitted by Rule
                                               14a-6(e)(2))
        / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             TARGETED GENETICS CORPORATION
                    (Name of Registrant as Specified in Its Charter)

           -----------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A
  / / $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3)
  /X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

                           CALCULATION OF FILING FEE

- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
                                         PER UNIT PRICE OR
                                         OTHER UNDERLYING
                                             VALUE OF
                                            TRANSACTION
 TITLE OF EACH CLASS AGGREGATE NUMBER OF  COMPUTED PURSUANT
   OF SECURITIES TO  SECURITIES TO WHICH         TO         PROPOSED MAXIMUM
  WHICH TRANSACTION      TRANSACTION       EXCHANGE ACT    AGGREGATE VALUE OF
       APPLIES           APPLIES(1)        RULE 0-11(2)      TRANSACTION(2)    TOTAL FEE PAID(2)
- -------------------------------------------------------------------------------------------------
  Common Stock            3,636,364             N/A                N/A               $125
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------

(1) Plus a currently undetermined number of shares of Common Stock, par value $.01 per share, of Targeted Genetics Corporation issuable if certain milestones are achieved on or before December 31, 1998.

(2) The fee required by Exchange Act Rule 14a-6(i)(2) is being paid as it is greater than the fee payable pursuant to Exchange Act Rules 14a-6(i)(4) and 0-11.


/X/ Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

Amount previously paid:                   Filing party:

Form, schedule or
registration statement no.:               Date filed:
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                     PRELIMINARY PROXY MATERIALS


                         [TARGETED GENETICS LETTERHEAD]

May   , 1996

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of Targeted Genetics Corporation ("Targeted Genetics" or the
"Company"), which will be held on             ,            , 1996, at 8:00 a.m.,
local time, at the Company's headquarters, 1100 Olive Way, Suite 100, Seattle, Washington 98101.

     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the issuance of common stock of the Company (the "Company Common Stock") pursuant to the terms of the Agreement and Plan of Merger, dated as of April 16, 1996 (the "Merger Agreement"), by and among Targeted Genetics, TGC Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Targeted Genetics (the "Subsidiary"), and RGene Therapeutics, Inc., a Delaware corporation ("RGene"), pursuant to which the Subsidiary will be merged with and into RGene (the "Merger"), with RGene being the surviving corporation, and whereby, at the closing of the Merger, all outstanding shares of capital stock of RGene will be converted into an aggregate of 3,636,364 shares of Company Common Stock. Additional shares of Company Common Stock, having an aggregate value of up to $5,000,000, may be issued upon the achievement of certain clinical and business-related milestones, provided that such milestones are achieved on or before December 31, 1998. The issuance of all shares of Company Common Stock pursuant to the Merger Agreement, including any additional shares, is referred to as the "Issuance."

     TARGETED GENETICS' BOARD OF DIRECTORS HAS DETERMINED THE MERGER AND THE ISSUANCE TO BE FAIR TO AND IN THE BEST INTERESTS OF TARGETED GENETICS AND ITS SHAREHOLDERS, HAS UNANIMOUSLY APPROVED THE ISSUANCE AND THE MERGER AGREEMENT AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE ISSUANCE.

     You should read carefully the accompanying Notice of Special Meeting of Shareholders and the Proxy Statement for details of the Merger Agreement and additional related information.

     Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your stock will be voted in accordance with the instructions you have given in your proxy. If you attend the Special Meeting, you may vote in person if you wish, even though you previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          H. STEWART PARKER
                                          President and Chief Executive Officer

        PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

                                                     PRELIMINARY PROXY MATERIALS


                         TARGETED GENETICS CORPORATION
                           1100 OLIVE WAY, SUITE 100
                           SEATTLE, WASHINGTON 98101

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD                , 1996

TO THE SHAREHOLDERS OF TARGETED GENETICS CORPORATION:

     A Special Meeting of Shareholders (the "Special Meeting") of Targeted Genetics Corporation, a Washington corporation ("Targeted Genetics" or the
"Company"), will be held on             ,             , 1996, at 8:00 a.m.,
local time, at the Company's headquarters, 1100 Olive Way, Suite 100, Seattle, Washington 98101, to consider and vote upon a proposal to approve the issuance of common stock, par value $.01 per share, of the Company (the "Company Common Stock") pursuant to the terms of the Agreement and Plan of Merger, dated as of April 16, 1996 (the "Merger Agreement"), by and among Targeted Genetics, TGC Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Targeted Genetics (the "Subsidiary"), and RGene Therapeutics, Inc., a Delaware corporation ("RGene"), pursuant to which the Subsidiary will be merged with and into RGene (the "Merger"), with RGene being the surviving corporation, and whereby, at the closing of the Merger, all outstanding shares of capital stock, par value $.001 per share, of RGene will be converted into an aggregate of 3,636,364 shares of Company Common Stock. Additional shares of Company Common Stock, having an aggregate value of up to $5,000,000, may be issued upon the achievement of certain clinical and business-related milestones, provided that such milestones are achieved on or before December 31, 1998. The issuance of all shares of Company Common Stock pursuant to the Merger Agreement, including any additional shares, is referred to as the "Issuance."

     Only holders of record of shares of Company Common Stock at the close of business on April 23, 1996, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof.

     The affirmative vote of a majority of all votes cast, whether in person or by proxy, at the Special Meeting is required to approve the Issuance. Holders of shares of Company Common Stock will not be entitled to dissenters' rights as a result of the Merger.

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU HAVE GIVEN IN YOUR PROXY. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER-DATED PROXY WITH RESPECT TO THE SAME SHARES, BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF TARGETED GENETICS AT ANY TIME PRIOR TO SUCH VOTE OR BY ATTENDING AND VOTING IN PERSON AT THE SPECIAL MEETING.

                                          By Order of the Board of Directors

                                          JAMES A. JOHNSON
                                          Secretary

Seattle, Washington
May   , 1996

                         TARGETED GENETICS CORPORATION
                           1100 OLIVE WAY, SUITE 100
                           SEATTLE, WASHINGTON 98101
                                 (206) 623-7612
                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement is being furnished to holders of shares of common stock, par value $.01 per share (the "Company Common Stock" or "Targeted Genetics Common Stock"), of Targeted Genetics Corporation, a Washington corporation ("Targeted Genetics" or the "Company"), in connection with the solicitation of proxies by Targeted Genetics' Board of Directors (the "Targeted Genetics Board") for use at a Special Meeting of Shareholders to be held on
            ,             , 1996, at the Company's headquarters, 1100 Olive Way,
Suite 100, Seattle, Washington 98101, commencing at 8:00 a.m., local time (the "Special Meeting") and at any adjournments or postponements thereof.

SPECIAL MEETING

     At the Special Meeting, shareholders of record of Targeted Genetics at the close of business on April 23, 1996, will consider and vote upon a proposal to approve the issuance of Company Common Stock pursuant to the terms of the Agreement and Plan of Merger, dated as of April 16, 1996 (the "Merger Agreement"), by and among Targeted Genetics, TGC Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Targeted Genetics (the "Subsidiary"), and RGene Therapeutics, Inc., a Delaware corporation ("RGene"), pursuant to which the Subsidiary will be merged with and into RGene (the "Merger").

CONVERSION OF SHARES

     Upon the closing of the Merger (the "Closing"), (i) each issued and outstanding share of common stock, par value $.001 per share, of RGene (the "RGene Common Stock") (other than shares held by RGene stockholders who perfect dissenters' rights with respect thereto) will be converted (subject to the provisions with respect to fractional shares described below) into the right to receive that number of shares of Company Common Stock (the "Common Share Equivalent Consideration") determined by dividing (a) 2,909,091 by (b) the aggregate number of shares of RGene Common Stock and preferred stock, par value $.001 per share, of RGene (the "RGene Preferred Stock" and, together with the RGene Common Stock, the "RGene Capital Stock") outstanding at the effective time of the Merger (the "Effective Time") and (ii) each issued and outstanding share of RGene Preferred Stock (other than shares held by RGene stockholders who perfect dissenters' rights with respect thereto) will be converted into the right to receive (a) that number of shares of Company Common Stock determined by dividing (1) 727,273 by (2) the number of shares of RGene Preferred Stock outstanding at the Effective Time and (b) the Common Share Equivalent Consideration. Additional shares of Company Common Stock, having an aggregate value of up to $5,000,000, may be issued upon the achievement of certain milestones relating to (y) the enrollment of at least one patient in a Phase II clinical trial for RGene's E1A tumor suppressor gene therapy in the United States and the enrollment of at least one patient in a similar clinical trial in a member country of the European Economic Union (the "First Milestone") and (z) the execution of a definitive collaboration agreement with a third party for the development of genetic vaccines using RGene's technology that will result in minimum revenues to the Company of $2,000,000 during the first year following its execution, of which a minimum of $1,500,000 may not be subject to any specific funding commitment under any license or research agreement (the "Second Milestone" and, together with the First Milestone, the "Milestones"). See "The Merger -- Terms of the Merger -- Additional Consideration." The issuance of all shares of Company Common Stock pursuant to the Merger Agreement, including any additional shares, is referred to as the "Issuance."

     No fractional shares of Company Common Stock will be issued in connection with the Merger Agreement. In lieu of any such fractional shares, each holder of RGene Capital Stock who otherwise would be entitled to receive a fractional share of Company Common Stock pursuant to the Merger Agreement will be paid an amount in cash equal to such fraction multiplied by the closing sales price per share of Company Common Stock on the Nasdaq National Market on the trading day immediately preceding the effective date of the Merger (the "Effective Date") or the date either of the Milestones is achieved, as the case may be. See "The Merger -- Terms of the Merger -- Fractional Shares."

     This Proxy Statement is first being mailed to shareholders of Targeted
Genetics on or about May   , 1996.
                            ------------------------

               The date of this Proxy Statement is May   , 1996.

                             AVAILABLE INFORMATION

     Targeted Genetics is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy or information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy or information statements and other information concerning Targeted Genetics may be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C.

                               TABLE OF CONTENTS

                                          PAGE
                                          ----
AVAILABLE INFORMATION...................    2
SUMMARY.................................    4
SPECIAL MEETING OF SHAREHOLDERS.........    8
  General...............................    8
  Matters to Be Considered at the
     Special Meeting....................    8
  Record Date; Shares Entitled to Vote;
     Vote Required......................    8
  Proxies; Proxy Solicitation...........    8
BACKGROUND OF AND REASONS FOR THE
  MERGER................................   10
  Background of the Merger..............   10
  Consideration Issuable in the
     Merger.............................   11
  Reasons for the Merger................   11
  Advantages and Disadvantages of the
     Merger.............................   12
  Recommendation of the Targeted
     Genetics Board.....................   12
  Opinion of Targeted Genetics'
     Financial Advisor..................   12
BUSINESS OF TARGETED GENETICS...........   16
  Development Programs..................   16
  Core Technologies.....................   21
  Research Collaborations and Licensing
     Agreements.........................   24
  Patents and Proprietary Rights........   25
  Competition...........................   26
  Governmental Regulation...............   26
  Human Resources.......................   28
  Facilities............................   28
TARGETED GENETICS SELECTED FINANCIAL
  DATA..................................   29
UNAUDITED PRO FORMA CONSOLIDATED
  FINANCIAL STATEMENTS..................   30
TARGETED GENETICS MANAGEMENT'S
  DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS...   33
  Overview..............................   33
  Results of Operations.................   33
  Liquidity and Capital Resources.......   35
BUSINESS OF RGENE.......................   36
  Non-Viral Vectors.....................   36
  EIA Tumor Suppressor Gene Therapy.....   36
  Tumor Suppressor Genes................   37
  Antisense Oligonucleotides............   37
  Collaborations and Agreements.........   37

                                          PAGE
                                          ----
RGENE SELECTED FINANCIAL DATA...........   39
RGENE MANAGEMENT'S DISCUSSION AND
  ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS.................   40
  Overview..............................   40
  Results of Operations.................   40
  Liquidity and Capital Resources.......   41
COMPARATIVE PER SHARE DATA..............   42
PRICE RANGE OF COMPANY COMMON STOCK.....   43
THE MERGER..............................   44
  Terms of the Merger...................   44
  Closing...............................   45
  Exchange of Certificates..............   45
  Effect on RGene Employee Benefit and
     Stock Plans........................   45
  Agreement of Significant RGene
     Stockholders to Vote in Favor of
     the Merger.........................   46
  Restrictions on Resale of Company
     Common Stock Issued in the
     Merger.............................   46
  Escrow................................   46
  Registration Rights...................   46
  Representations and Warranties........   47
  Conduct of Business Pending the
     Closing............................   47
  No Solicitation.......................   47
  Conditions to Closing.................   47
  Amendment and Termination.............   48
  Certain Federal Income Tax
     Consequences of the Merger.........   49
  Level of Integration..................   50
  Indemnification of Directors and
     Officers Pursuant to the Merger
     Agreement..........................   51
  Accounting Treatment..................   51
  Expenses and Fees.....................   51
  Dissenters' Rights....................   51
  Effect of Merger on Rights of Targeted
     Genetics Shareholders..............   51
PRINCIPAL TARGETED GENETICS
  SHAREHOLDERS..........................   52
LEGAL OPINION...........................   54
TAX OPINION.............................   54
INDEPENDENT AUDITORS....................   54
PROPOSALS BY TARGETED GENETICS
  SHAREHOLDERS..........................   54
INDEX TO FINANCIAL STATEMENTS...........  F-1


Appendix A -- Agreement and Plan of Merger, dated as of April 16, 1996, by and among Targeted Genetics Corporation, TGC Acquisition Corporation and RGene Therapeutics, Inc.
Appendix B -- Opinion of Vector Securities International, Inc.

                                    SUMMARY



SPECIAL MEETING



     At the Special Meeting, shareholders of record of Targeted Genetics at the close of business on April 23, 1996, will consider and vote upon a proposal to approve the issuance of Company Common Stock pursuant to the terms of the Merger Agreement.



     THE FOLLOWING SUMMARY, WHICH IS PRESENTED HEREIN SOLELY TO FURNISH LIMITED INTRODUCTORY INFORMATION REGARDING THE PROPOSED MERGER AND THE PARTIES THERETO, IS BASED ON THE MORE DETAILED INFORMATION CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS PROXY STATEMENT, INCLUDING THE APPENDICES HERETO, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE THERETO. SHAREHOLDERS ARE URGED TO READ THIS PROXY STATEMENT AND THE APPENDICES HERETO IN THEIR ENTIRETIES.



TERMS OF THE MERGER



     Conversion of Shares at the Closing. At the Closing, an aggregate of 3,636,364 shares of Company Common Stock having an aggregate value of $20 million, based on a value of $5.50 per share, the closing sale price of the Company Common Stock as reported on the Nasdaq National Market on May 17, 1996, will be issuable to the holders of RGene Capital Stock. Each issued and outstanding share of RGene Common Stock (other than shares held by RGene stockholders who perfect dissenters' rights with respect thereto) will be converted (subject to the provisions with respect to fractional shares described below) into the Common Share Equivalent Consideration, which is determined by dividing (i) 2,909,091 by (ii) the aggregate number of shares of RGene Capital Stock outstanding at the Effective Time. Each issued and outstanding share of RGene Preferred Stock (other than shares held by RGene stockholders who perfect dissenters' rights with respect thereto) will be converted into the right to receive (a) that number of shares of Company Common Stock determined by dividing
(1) 727,273 by (2) the number of shares of RGene Preferred Stock outstanding at the Effective Time and (b) the Common Share Equivalent Consideration. Based on the number of shares outstanding on May 17, 1996, there will be approximately 16,037,248 shares of Company Common Stock outstanding immediately following the Merger, and the former RGene stockholders will hold approximately 23% of such shares.



     Additional Consideration. After the Effective Time, additional consideration (the "Additional Consideration") may be issuable to the former holders of RGene Capital Stock (other than holders who perfect dissenters' rights with respect thereto) if either of the Milestones is achieved prior to certain dates. Achievement of the First Milestone would result in the issuance of $1 million, $2 million or $3 million of Company Common Stock, depending upon whether the First Milestone is achieved on or before December 31, 1997 or December 31, 1998, and depending upon whether the First Milestone is achieved in the United States only or in the United States and Europe, as set forth in the following table:



  GEOGRAPHIC TERRITORY       MILESTONE ACHIEVEMENT DEADLINE     COMMON STOCK ISSUABLE
- -------------------------    -------------------------------    ---------------------
United States only                  December 31, 1997              $2 million
Europe only                         December 31, 1997              $0
United States and Europe            December 31, 1997              $3 million
United States only                  December 31, 1998              $1 million
Europe only                         December 31, 1998              $1 million(1)
United States and Europe            December 31, 1998              $2 million(2)



- ---------------

(1) To be issued only if the First Milestone is achieved in the United States during calendar year 1998. If the First Milestone is achieved in the United States prior to January 1, 1998, or if it is not achieved at all in the United States, then no Company Common Stock will be issued for achieving the First Milestone in Europe during 1998.



(2) The maximum amount of Company Common Stock that may be issued in the event that the First Milestone is not achieved in the United States until 1998 is $2 million.

     Achievement of the Second Milestone on or before December 31, 1997 would result in the issuance of $2 million of Company Common Stock.



     The aggregate number of shares of Company Common Stock issued upon achievement of a Milestone will equal the applicable aggregate value of such shares divided by the average closing sale price for Company Common Stock for the 30 trading days preceding the date of achievement of the Milestone (the "Milestone Average Trading Price"). Such shares will be issued pro rata, based upon the number of shares of RGene Capital Stock outstanding at the Effective Time, to the former RGene stockholders as promptly as practicable, but in no event later than 20 days after the achievement of the applicable Milestone.



     Assuming the Milestone Average Trading Price equals $5.50 (the closing sale price per share of Company Common Stock as reported on the Nasdaq National Market on May 17, 1996), achievement of both Milestones would result in the issuance of a maximum of 909,091 shares of Company Common Stock. Based upon the number of shares outstanding as of May 17, 1996, and assuming the issuance of 3,636,364 shares of Company Common Stock at the Closing, upon issuance, such shares of Additional Consideration would represent approximately 6% of the outstanding Company Common Stock.



     Fractional Shares. No fractional shares of Company Common Stock will be issued in connection with the Merger. In lieu of any such fractional shares, each holder of RGene Capital Stock who otherwise would be entitled to receive a fractional share of Company Common Stock will be paid an amount in cash equal to such fraction multiplied by the closing sale price per share of Company Common Stock as reported on the Nasdaq National Market on the trading day immediately preceding the Effective Date or the date either of the Milestones is achieved, as the case may be. With respect to each RGene stockholder, all fractional shares of Company Common Stock will be aggregated in order to determine the number of shares of Company Common Stock issuable to such stockholders and the amount of the related cash payment. Due to the small number of RGene stockholders, such cash payment will not be material to the Company.



AGREEMENT OF SIGNIFICANT RGENE STOCKHOLDERS TO VOTE IN FAVOR OF THE MERGER



     Certain significant stockholders of RGene have entered into irrevocable proxy and voting agreements pursuant to which each of such stockholders has granted to Targeted Genetics an irrevocable proxy to vote such stockholder's shares of RGene Capital Stock in favor of the Merger. As of April 16, 1996, assuming the exercise of all outstanding options and warrants to purchase RGene Common Stock and the conversion of all bridge loans to RGene Common Stock as contemplated in the Merger Agreement, the RGene stockholders who executed such irrevocable proxy and voting agreements had the power to vote shares representing an aggregate of approximately 66% of the outstanding shares of RGene Capital Stock, which is sufficient to approve the Merger.



RESTRICTIONS ON RESALE OF COMPANY COMMON STOCK ISSUED IN THE MERGER



     All shares of Company Common Stock issuable in the Merger will be subject to lock-up agreements to be executed by each RGene stockholder (the "Lock-Up Agreements"). The Lock-Up Agreements will provide that the RGene stockholders may not transfer or dispose of any Company Common Stock received by them in the Merger during the 30-month period beginning with the Effective Date; provided, however, that shares of Company Common Stock will be released from the restrictions of the Lock-Up Agreements in increments of 20% for each full six-month period following the Effective Date. If either of the Milestones is achieved, 20% of the shares issued as Additional Consideration will be immediately released from the restrictions of the Lock-Up Agreements for each full six-month period following the Effective Date.



ESCROW



     Upon the Closing, 363,636 shares of Company Common Stock issuable at the Closing (the "Escrow Shares") will be pledged by the former stockholders of RGene to Targeted Genetics to be held in escrow for payment of claims resulting from RGene's breach of the representations, warranties or covenants contained in the Merger Agreement. Any Escrow Shares which are not retransferred to the Company in respect of such claims, or which are not retained by the Company pending resolution of unresolved claims, will be released to the former RGene stockholders as soon as practicable following the first anniversary of the Effective Date. The Escrow

Shares will not be released from the restrictions of the Lock-Up Agreements until 30 months following the Effective Date.



REGISTRATION RIGHTS



     The shares of Company Common Stock to be issued to RGene stockholders have not been registered with the Commission or approved for trading on the Nasdaq National Market. The Merger Agreement provides that Targeted Genetics will (i) prior to the first anniversary of the Effective Date, prepare and file with the Commission a registration statement covering the sale of up to 50% of the shares of Company Common Stock held by the former RGene stockholders and (ii) use commercially reasonable best efforts, subject to receipt of necessary information from the former RGene stockholders, to cause such registration statement to become effective on or before the first anniversary of the Effective Date and to remain effective (subject to provisions described below) for a period ending 24 months following the Effective Date. If the registration statement has not become effective prior to the expiration of the two-week period beginning on the first anniversary of the Effective Date, the Company will be required to pay as liquidated damages to the former RGene stockholders an aggregate amount of $250,000.



     After the registration statement becomes effective, the Company may elect, upon written notice to the former RGene stockholders, to suspend use of the prospectus forming part of the registration statement (i) by any former RGene stockholder upon the failure of such stockholder to provide information in order to make the prospectus true, complete and correct in all material respects or
(ii) for additional periods that do not in the aggregate exceed 60 days during the course of the calendar year, as a result of business developments or other transactions involving the Company, the existence of which would make the registration statement materially inaccurate or misleading.



LEVEL OF INTEGRATION



     Targeted Genetics Board. Promptly following the Closing, the Targeted Genetics Board will be increased from five to seven members, and Austin M. Long, III and Martin P. Sutter, currently members of RGene's Board of Directors, will be appointed to fill the resulting vacancies. No other individuals will be named to the Targeted Genetics Board as a result of the Merger, and the structure of the Targeted Genetics Board will remain unchanged. Targeted Genetics will have no commitment to renominate either Mr. Long or Mr. Sutter to serve as a member of the Targeted Genetics Board beyond the initial term for which either individual may be elected by the shareholders of Targeted Genetics. As nonemployee directors of Targeted Genetics, Messrs. Long and Sutter will each receive, under the Company's Stock Option Plan for Nonemployee Directors, an option to purchase 15,000 shares of Company Common Stock. Such options shall vest in three annual installments beginning on the first anniversary of the date of grant. In addition, each continuing nonemployee director receives an annual grant of options to purchase 5,000 shares of Company Common Stock for each year following the year such director is initially elected or appointed to the Targeted Genetics Board.



     RGene Employees. Following the Merger, the operations of RGene will be consolidated with those of Targeted Genetics in Seattle, Washington. Any RGene employees continuing with the combined company will relocate accordingly. Currently, RGene has seven employees. Each officer and other employee of RGene will be given the opportunity to continue his or her employment for a minimum transition period of three months following the Effective Date. Upon the expiration of the transition period any such employee who is not offered continuing employment will receive severance payments equal to six months' base salary at the rate in effect for such terminated employee as of the Effective Date.



     It is a condition to the Closing that the Employment Agreement, dated February 24, 1994, between RGene and Martin Lindenberg shall have terminated. Such termination will trigger severance provisions pursuant to which RGene will be required to pay Dr. Lindenberg one year's base salary and to continue Dr. Lindenberg's employee benefits for one year following termination.



     All potential severance obligations to Dr. Lindenberg and other RGene employees will be funded from $550,000 to be contributed to RGene prior to the Closing by certain holders of RGene Preferred Stock, which contribution is a condition to the Closing. See "The Merger -- Conditions to Closing -- Conditions to the Obligations of Targeted Genetics and the Subsidiary."



     Consulting Agreements; Advisory Boards. Upon the Closing, Targeted Genetics will enter into consulting and scientific advisory board agreements with each of Drs. Leaf Huang and Mien-Chie Hung, currently members of RGene's Scientific Advisory Board. Pursuant to such agreements, Drs. Huang and Hung will provide consulting services to the Company and will serve on the Company's Scientific Advisory Board for a term of five years, unless the Company chooses to terminate either of the agreements following the fourth anniversary of the Effective Date.



     In addition, Dr. Gabriel Lopez-Berestein, currently a member of RGene's Scientific Advisory Board, has agreed to serve on a Clinical Advisory Board to be established by the Company by December 31, 1996.



INDEMNIFICATION OF DIRECTORS AND OFFICERS PURSUANT TO THE MERGER AGREEMENT



     To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification now existing in favor of RGene's employees, agents, directors or officers with respect to their activities as such prior to the Effective Time, as provided in RGene's Certificate of Incorporation, Bylaws or any agreement in effect with respect to RGene, will survive the Merger and continue in full force and effect in accordance with the terms of any such arrangement.



ACCOUNTING TREATMENT



     For financial reporting purposes, it is expected that the Merger will be accounted for by the purchase method of accounting in accordance with generally accepted accounting principles.



EFFECT OF MERGER ON RIGHTS OF TARGETED GENETICS SHAREHOLDERS



     The Merger will not affect the substantive rights of holders of currently outstanding Company Common Stock. However, following the Merger (assuming the issuance of 3,636,364 shares of Company Common Stock pursuant to the Merger Agreement), approximately 23% of the shares of Company Common Stock will consist of the unregistered shares issued in exchange for RGene Capital Stock, and the percentage ownership interests of current Targeted Genetics shareholders will decline accordingly. Such percentage may increase if Additional Consideration is issued upon achievement of the Milestones. See "-- Terms of the Merger -- Additional Consideration."

                        SPECIAL MEETING OF SHAREHOLDERS

GENERAL

     This Proxy Statement is being furnished to holders of shares of Company Common Stock in connection with the solicitation of proxies by the Targeted
Genetics Board for use at the Special Meeting to be held on           ,
            , 1996, at the Company's headquarters, 1100 Olive Way, Suite 100, Seattle, Washington 98101, commencing at 8:00 a.m., local time, and at any adjournments or postponements thereof.

     This Proxy Statement and the accompanying form of proxy are first being
mailed to shareholders of Targeted Genetics on or about May   , 1996.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, shareholders of record of Targeted Genetics as of the close of business on April 23, 1996, will consider and vote upon the Issuance. Holders of shares of Company Common Stock will not be entitled to dissenters' rights as a result of the Merger.

     THE TARGETED GENETICS BOARD HAS UNANIMOUSLY APPROVED THE ISSUANCE AND THE MERGER AGREEMENT AND RECOMMENDS THAT TARGETED GENETICS SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ISSUANCE. SEE "BACKGROUND OF AND REASONS FOR THE MERGER."

RECORD DATE; SHARES ENTITLED TO VOTE; VOTE REQUIRED


     The close of business on April 23, 1996 (the "Record Date") has been fixed as the record date for determining the holders of shares of Company Common Stock who are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 12,398,284 shares of Company Common Stock outstanding and entitled to vote. The holders of record on the Record Date of shares of Company Common Stock are entitled to one vote per share of Company Common Stock. The presence in person or by proxy of the holders of shares representing a majority of the voting power of shares of Company Common Stock entitled to vote on a matter is necessary to constitute a quorum for action on such matter at the Special Meeting.



     The affirmative vote of a majority of all votes cast, whether in person or by proxy, at the Special Meeting is required to approve the Issuance. As of the Record Date, directors and executive officers of the Company and their affiliates may be deemed to be beneficial owners of approximately 12% of the outstanding voting shares of Company Common Stock. Each of the directors and executive officers of the Company plans to vote or direct the vote of all shares of Company Common Stock over which he or she has voting control in favor of the Issuance.


     Abstention from voting and broker nonvotes will have no effect on the proposal to approve the Issuance, since they will not represent votes cast at the Special Meeting for the purpose of voting on such matter.

PROXIES; PROXY SOLICITATION

     Shares of Company Common Stock represented by properly executed proxies received at or prior to the Special Meeting that have not been revoked will be voted at the Special Meeting in accordance with the instructions contained therein. Shares of Company Common Stock represented by properly executed proxies for which no instructions are given will be voted "FOR" approval of the Issuance. Targeted Genetics shareholders are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A shareholder may revoke a proxy by submitting at any time prior to the vote on the Issuance a later-dated proxy with respect to the same shares, by delivering written notice of revocation to the Secretary of Targeted Genetics at any time prior to such vote or by attending and voting in person at the Special Meeting. Mere attendance at the Special Meeting will not in and of itself revoke a proxy.

     If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

     Targeted Genetics will bear the cost of soliciting proxies from its shareholders. In addition to solicitation by mail, directors, officers and employees of Targeted Genetics may solicit proxies by telephone, telegram or otherwise. Such directors, officers and employees of Targeted Genetics will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of Company Common Stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

                    BACKGROUND OF AND REASONS FOR THE MERGER

BACKGROUND OF THE MERGER

     An element of the Company's business strategy is the continued expansion of its technology base through its in-house development efforts, in-licensing and acquisitions. In addition, in light of the continued consolidation experienced by the biotechnology industry in general, and the fragmented nature of the gene therapy field in particular, Targeted Genetics has considered a combination with a gene therapy company with complementary technology to be a priority. Accordingly, in late December 1995, when the Targeted Genetics Board learned that RGene might be seeking a corporate partner, the Company's Chief Executive Officer, H. Stewart Parker, contacted RGene and arranged for a preliminary meeting in early January.

     On January 10, 1996, Ms. Parker and Dr. Martin Lindenberg, RGene's Chief Executive Officer, met to brief each other on their respective company's activities and focus. The discussions were positive, and on January 16, 1996, the Targeted Genetics Board met and agreed to consider a transaction, subject to appropriate due diligence review.

     In late January 1996, Ms. Parker and Dr. Barrie Carter, Targeted Genetics' Director of Research and Development, met with RGene's senior management to review the companies' respective research and development programs and examine areas of potential synergy. Following this meeting, Ms. Parker and Dr. Lindenberg had several discussions that focused on specific ways in which the two companies might combine their research and development efforts.

     On February 12, 1996, Targeted Genetics' senior management and a member of its scientific advisory board met in Seattle with Dr. Lindenberg, Martin P. Sutter, RGene's Chairman of the Board, and Dr. Leaf Huang, one of RGene's founding scientists. Following this meeting, Ms. Parker continued discussions with Dr. Lindenberg and Mr. Sutter regarding the details of a possible transaction, including the possible acquisition of RGene by Targeted Genetics. On February 27, Ms. Parker met with Mr. Sutter and Dr. Lindenberg in Houston to discuss key issues relating to, among other things, valuation, personnel and Targeted Genetics' commitment to RGene's E1A program.

     On February 28, 1996, Ms. Parker telephonically discussed with the members of the Targeted Genetics Board various issues relating to a proposed transaction. Targeted Genetics then submitted a preliminary proposal to RGene. On March 5, Ms. Parker discussed the preliminary proposal with Dr. Lindenberg. Following this discussion, and after further discussing the key issues with members of the Targeted Genetics Board, Ms. Parker delivered a revised preliminary proposal to RGene which introduced the concept of providing for an increased merger consideration in the event of the achievement of significant milestones tied to the development of RGene's key technologies. On March 21, RGene accepted the preliminary proposal and the companies agreed to begin to negotiate the specific terms of the proposed transaction.

     On March 26, 1996, members of Targeted Genetics' senior management met with RGene's Board of Directors at RGene's headquarters and began negotiating key issues. On March 28, RGene's senior management traveled to Seattle to provide a presentation to Targeted Genetics' management, legal counsel and other advisors on RGene's technology and potential products. Following RGene's presentation, the senior management of both companies met to discuss further the specific terms of the proposed transaction.

     From April 1 through April 15, 1996, senior management of Targeted Genetics and RGene, assisted by legal counsel, continued negotiating the terms of the Merger Agreement. In the course of these discussions, the parties negotiated the merger consideration and the final details with respect to the proposed transaction. During this period, Ms. Parker advised the members of the Targeted Genetics Board as to the progress of the negotiations and sought their advice with respect to the resolution of specific issues.

     On April 16, 1996, the Targeted Genetics Board met to consider all aspects of the proposed transaction. At the meeting, the Targeted Genetics Board received the oral and written opinion of Vector Securities International, Inc. ("Vector Securities") that, as of such date, the consideration to be paid pursuant to the Merger Agreement by Targeted Genetics was fair to Targeted Genetics from a financial point of view. See "-- Opinion of Targeted Genetics' Financial Advisor." At the conclusion of the meeting, the Targeted Genetics Board unanimously approved the Merger Agreement and resolved to recommend to the shareholders that they vote to approve the Issuance. Thereafter, the Merger Agreement was executed by Targeted Genetics, the Subsidiary and RGene and the companies jointly announced the transaction.


CONSIDERATION ISSUABLE IN THE MERGER



     At the Closing, an aggregate of 3,636,364 shares of Company Common Stock having an aggregate value of $20 million, based on a value of $5.50 per share, the closing sale price of the Company Common Stock as reported on the Nasdaq National Market on May 17, 1996, will be issuable to the holders of RGene Capital Stock. Each issued and outstanding share of RGene Common Stock (other than shares held by RGene stockholders who perfect dissenters' rights with respect thereto) will be converted (subject to the provisions with respect to fractional shares described below) into the right to receive the Common Share Equivalent Consideration, which is determined by dividing (i) 2,909,091 by (ii) the aggregate number of shares of RGene Capital Stock outstanding at the Effective Time. Each issued and outstanding share of RGene Preferred Stock (other than shares held by RGene stockholders who perfect dissenters' rights with respect thereto) will be converted into the right to receive (a) that number of shares of Company Common Stock determined by dividing (1) 727,273 by
(2) the aggregate number of shares of RGene Preferred Stock outstanding at the Effective Time and (b) the Common Share Equivalent Consideration. Based upon the number of shares of Company Common Stock outstanding on May 17, 1996, there will be approximately 16,037,248 shares of Company Common Stock outstanding immediately following the Merger, and the former RGene stockholders will hold approximately 23% of such shares.



     The aggregate number of shares of Targeted Genetics Common Stock to be issued in connection with the Merger has been fixed at 3,636,364 through negotiations between the parties and is not subject to change. Similarly, the dollar amount of shares to be issued upon achievement of the Milestones is fixed and is not subject to change. The parties did not negotiate separate exchange ratios for individual shares of RGene Capital Stock. Actual allocation of the shares of Targeted Genetics Common Stock issuable in the Merger among the RGene stockholders has been separately determined by RGene.



     In addition, the Company will pay cash amounts to each RGene stockholder which will represent the value of any fractional share of Company Common Stock to which such RGene stockholder would otherwise be entitled. With respect to each RGene stockholder, all fractional shares of Company Common Stock will be aggregated in order to determine the number of shares of Company Common Stock issuable to such RGene stockholder and the amount of the related cash payment. Due to the small number of RGene stockholders, such cash payment will not be material to the Company. See "The Merger -- Terms of the Merger -- Fractional Shares."



     In connection with the Merger, Targeted Genetics will issue shares of Company Common Stock to the RGene stockholders in an amount in excess of 20% of the shares of Company Common Stock outstanding prior to the Merger. Accordingly, the Company's shareholders must approve the issuance of such shares under the applicable provisions of Schedule D to the Bylaws of the National Association of Securities Dealers, Inc. (the "NASD").



REASONS FOR THE MERGER



     In reaching the conclusions and recommendations described below, the Targeted Genetics Board considered, without assigning relative weights to, the following factors, which include all factors the Targeted Genetics Board considered to be material:


          (i) A significant element of the Company's long-term business strategy is the development of a broad base of gene delivery technology in order to provide the Company with the flexibility necessary to address a broader range of acquired and inherited diseases than would be possible with a single gene delivery system.

          (ii) The technologies and product development programs of the Company and RGene are complementary from the perspective of gene delivery systems and potential oncology products. The combination of the Company's established viral vectors and RGene's non-viral systems provides a more diversified technology base. RGene's E1A cancer clinical trial provides an approach focused on the treatment of tumors that would complement the Company's cytotoxic T lymphocyte ("CTL") immunotherapy approach, which is focused on the treatment of minimal residual diseases.

          (iii) Because the field of gene therapy has become fragmented, with a number of relatively small companies focused on the development of relatively narrow technologies, the Company believes that gene therapy companies that take the lead in consolidating significant technologies within a single organization will be able to distinguish themselves from other companies and be more likely to attract the resources necessary to develop a successful business on a long-term basis.

          (iv) The "virtual" nature of RGene's business is characterized by a small number of employees, no owned research and development laboratories and exclusive relationships with academic researchers that provide access to important discoveries, making integration more likely to be successful in the long term and less likely to distract the Company's management from the day-to-day issues that are important to managing the Company's existing business.

          (v) The terms and conditions of the Merger Agreement, including the agreement of RGene to conduct its business in the ordinary course with no material changes in operations, together with the execution of voting agreements by holders of a number of shares of RGene Capital Stock sufficient to approve the Merger, reduce the risk that Targeted Genetics will invest considerable management time and incur significant expenses without consummating a transaction.

          (vi) Vector Securities delivered its oral opinion to the Targeted Genetics Board at its meeting on April 16, 1996, confirmed by its written opinion of the same date, that on such date and based on various assumptions and considerations set forth in such opinion, the aggregate consideration to be paid by Targeted Genetics pursuant to the Merger Agreement was fair to Targeted Genetics from a financial point of view.


ADVANTAGES AND DISADVANTAGES OF THE MERGER



     Targeted Genetics believes that the primary advantages of the Merger to Targeted Genetics and its shareholders are reflected in the reasons for the Merger described above. These advantages include (i) the creation of a more comprehensive technology base, (ii) the addition of complementary product opportunities, and (iii) potentially rendering the Company more attractive to potential investors and collaborators.



     Targeted Genetics believes that the primary disadvantages of the Merger to Targeted Genetics and its shareholders are (i) the resulting dilution of the ownership interest of the Company's existing shareholders, (ii) increased capital requirements relating to the need to continue developing the RGene technology, including costs associated with RGene's ongoing clinical trial, and
(iii) distraction of Targeted Genetics' management from the day-to-day business of the Company as they concentrate on effecting the Merger and, following the Merger, successfully integrating the operations of the two companies.



RECOMMENDATIONS OF THE TARGETED GENETICS BOARD



     The Targeted Genetics Board has determined the Merger and the Issuance to be fair to and in the best interests of Targeted Genetics and its shareholders. ACCORDINGLY, THE TARGETED GENETICS BOARD HAS UNANIMOUSLY APPROVED THE ISSUANCE AND THE MERGER AGREEMENT AND RECOMMENDS THAT TARGETED GENETICS SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ISSUANCE.



OPINION OF TARGETED GENETICS' FINANCIAL ADVISOR



     Targeted Genetics retained Vector Securities to render an opinion as to the fairness, from a financial point of view, to Targeted Genetics of the aggregate consideration to be paid by Targeted Genetics in the Merger for the issued and outstanding RGene Capital Stock. Vector Securities was selected by the Targeted Genetics Board, after discussions between representatives of Vector Securities and the management of Targeted Genetics regarding the services to be rendered and the fees to be paid for providing those services, in light of Vector Securities' overall qualifications and its familiarity with Targeted Genetics and Targeted Genetics' business. No limitations were imposed by Targeted Genetics with respect to the opinion to be rendered by Vector Securities. The amount and type of the consideration to be paid by Targeted Genetics to the RGene stockholders was determined by the Targeted Genetics Board in the course of negotiations with RGene, based on the Targeted Genetics Board's review of considerations pertinent to the Merger. Although Vector Securities evaluated the fairness from a financial point of view of the aggregate consideration to be paid by Targeted Genetics in the Merger, Vector Securities was not asked to recommend, and did not recommend, the specific consideration payable in connection therewith.



     Vector Securities has delivered to the Targeted Genetics Board its written opinion, dated the date of the Merger Agreement, to the effect that, as of such date and based upon the matters described therein, the aggregate consideration to be paid by Targeted Genetics in the Merger is fair to Targeted Genetics from a financial point of view. The opinion of Vector Securities was prepared for the use of the Targeted Genetics Board in connection with its consideration of the Merger Agreement and did not constitute a recommendation to the Targeted Genetics Board with respect to the approval of the Merger Agreement or the Merger nor does it constitute a recommendation to any shareholder with respect to whether to approve the matters to be considered at the Special Meeting. The complete text of the opinion dated as of the date of the Merger Agreement is attached to this Proxy Statement as Appendix B and is incorporated by reference herein. The summary of Vector Securities' opinion in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion. TARGETED GENETICS' SHAREHOLDERS ARE URGED TO READ SUCH OPINION CAREFULLY IN ITS ENTIRETY FOR A DESCRIPTION OF THE ASSUMPTIONS MADE AND MATTERS CONSIDERED BY VECTOR SECURITIES.


     In connection with its opinion, Vector Securities, among other things, (i) reviewed an April 16, 1996 draft of the Merger Agreement; (ii) held discussions with certain members of the management of Targeted Genetics and RGene concerning the business, operations and prospects of Targeted Genetics and RGene, respectively; (iii) reviewed certain business and financial information with respect to Targeted Genetics and RGene, including financial forecasts prepared and provided by the respective managements of Targeted Genetics and RGene; (iv) reviewed certain financial statistics of publicly traded companies deemed reasonably comparable to Targeted Genetics and RGene; (v) compared the financial terms of the Merger with certain transactions which were deemed comparable; (vi) reviewed the price and trading history of the Company Common Stock; and (vii) performed such other studies, analyses and investigations as it considered appropriate. Vector Securities assumed and relied upon the accuracy and completeness of all financial and other information supplied or otherwise made available by Targeted Genetics and RGene and neither attempted independently to verify or assumed any responsibility for verifying such information. Vector Securities did not make or obtain or assume any responsibility for making or obtaining any independent evaluations or appraisals of the assets of Targeted Genetics or RGene, nor was it furnished with any such evaluations or appraisals. With respect to the financial projections of Targeted Genetics and RGene referred to above, Vector Securities assumed, and the managements of Targeted Genetics and RGene have represented, that they had been reasonably prepared on bases reflecting the best available estimates and judgments of the respective managements of Targeted Genetics and RGene as to the future financial performance of such companies and that Targeted Genetics and RGene will perform substantially in accordance with such projections. Vector Securities assumes no responsibility for and expresses no view as to such projections or the assumptions under which they were prepared. In rendering its opinion, Vector Securities assumed that the transactions contemplated by the Merger will be consummated on the terms described in the April 16, 1996 draft of the Merger Agreement, without any material waiver of or modification of Targeted Genetics or RGene, and that obtaining any necessary regulatory approvals for the transaction will not have an adverse effect.


     In preparing its opinion to the Targeted Genetics Board, Vector Securities performed a variety of financial and comparative analyses, including those described below. The summary of certain of Vector Securities' analyses set forth below does not purport to be a complete description of the analyses underlying Vector Securities' opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion Vector Securities did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Vector Securities believes that its analysis must be considered as a whole and selecting portions of its analysis and the factors considered by it, without considering all analyses and factors could create a misleading and incomplete view of the processes underlying such analyses and the opinion. In its analysis, Vector Securities made numerous assumptions with respect to RGene and industry performance, as well as general business, economic, market and financial conditions, many of which are beyond the control of Targeted Genetics, RGene or Vector Securities. No company utilized as a comparison is identical to RGene, and none of the precedent transactions is identical to the Merger. Any estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, because such estimates are inherently subject to uncertainty, none of Targeted Genetics, RGene, Vector Securities or any other person assumes responsibility for their accuracy.



     The following is a summary of certain of the analyses performed by Vector Securities in connection with its fairness opinion dated as of April 16, 1996:



          Comparable Publicly Traded Company Analysis. Vector Securities reviewed and compared certain financial and operating information of the following ten public companies determined by Vector Securities to be engaged in businesses comparable to those of RGene (the "Comparable Companies"): Applied Immune Sciences, Inc.; Cell Genesys, Inc.; Cytel Corporation; GeneMedicine, Inc.; Immune Response Corporation; Somatix Therapy Corporation; Systemix, Inc.; Viagene, Inc.; and Vical, Inc. Using publicly available information, Vector Securities analyzed, among other things, the market capitalization of the Comparable Companies and derived multiples of the Comparable Companies' net cash, book value and technology value (defined as market capitalization less net cash) and applied such multiples to similar financial data relating to RGene. Vector Securities then applied a 40% acquisition premium to the resulting values to derive an imputed aggregate valuation range for RGene.



          Comparable Merger and Acquisition Transaction Analysis. Using publicly available information, Vector Securities analyzed the purchase prices paid in the following six selected acquisition transactions in the biotechnology industry (the "Comparable Transactions"): Viagene, Inc./Chiron Corp.; Glycomed, Inc./Ligand Pharmaceuticals; CytoRad Incorporated/Cytogen Corporation; Sphinx Pharmaceutical Corp./Eli Lilly and Company; Genetic Therapy, Inc./Sandoz AG; and Athena Neurosciences, Inc./Elan Corporation. In performing its comparable merger and acquisition transaction analysis, Vector Securities compared purchase prices paid in the Comparable Transactions as multiples of net cash, book value and technology value and compared acquisition premiums paid in the Comparable Transactions (based on market value one month prior to the announcement of the transaction). Vector Securities then applied the resulting multiples and acquisition premiums to comparable data for RGene. All multiples for the Comparable Transactions were based on information available at the time of the opinion.



          Because of the inherent differences between the businesses, operations and prospects of RGene and the Comparable Companies and the companies included in the comparable merger and acquisition transaction analysis, and due to the early stage of development of RGene's technology and product candidates, RGene's lack of profitability to date, and its prospects for profitability, if any, during the next several years, Vector Securities believes that a purely quantitative analysis would not be particularly meaningful in the context of the Merger. Therefore, Vector Securities applied its qualitative judgment to the quantitative results obtained from the comparable publicly traded company and comparable merger and acquisition transaction analyses described above, as well as the other analyses performed in connection with its fairness opinion, to derive an imputed aggregate valuation range for RGene of approximately $15 million to $30 million. Based upon the foregoing factors, Vector Securities then rendered its opinion that the aggregate consideration to be paid by Targeted Genetics in the Merger was, as of the date of Vector Securities' opinion, fair from a financial point of view.


     Pursuant to an engagement letter between Targeted Genetics and Vector Securities, Targeted Genetics has agreed to pay Vector Securities a fee of $100,000 for the rendering of its opinion. Targeted Genetics also agreed to reimburse Vector Securities for its reasonable out-of-pocket expenses and agreed to indemnify Vector Securities against certain liabilities arising out of the rendering of such opinion. Vector Securities served as co-managing underwriter in connection with Targeted Genetics' initial public offering in May 1994 and is serving currently as a co-managing underwriter in connection with Targeted Genetics' pending offering of Company Common Stock. Vector Securities has in the past provided, and may from time to time provide, investment banking services to Targeted Genetics for which Vector Securities may be paid customary investment banking fees. In the course of its normal trading activities, Vector Securities may from time to time effect transactions and hold positions in the securities of Targeted Genetics.

     Vector Securities is a nationally recognized investment banking firm. As part of its investment banking business, Vector Securities is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

                         BUSINESS OF TARGETED GENETICS

     Targeted Genetics is focused on the development of gene and cell therapies for the treatment of certain acquired and inherited diseases. The Company is developing a broad base of core technologies that it believes will allow it to address a variety of such diseases. These technologies include proprietary viral and non-viral gene delivery systems, as well as novel techniques for CTL immunotherapy. The Company is using its core technology platform to develop potential treatments for various genetic disorders, cancer and infectious diseases, and is currently conducting clinical trials in certain of these indications.

     The Company believes that in the area of gene therapy, different disease targets will require different methods of gene delivery, depending on the target cell to be modified, the duration of gene expression required and the need for ex vivo or in vivo delivery. Accordingly, the Company is developing gene delivery systems based on three different vector technologies: adeno-associated viral ("AAV") and retroviral and non-viral. The Company believes these systems will provide it with the flexibility necessary to develop gene therapies for a broader range of diseases than would be possible using a single gene delivery system. Targeted Genetics was the first company to initiate clinical trials using AAV vectors and is not aware of any other company conducting clinical trials using these vectors. In addition, the Company has exclusive rights to an improved type of retroviral vector which has been shown in preclinical experiments to be more efficient than earlier retroviral vectors at delivering genes into certain types of blood cells. The Company is also developing non-viral gene delivery systems which may provide greater flexibility relative to the size and sequence of transferred genes and allow targeted delivery in vivo.

     In the area of cell therapy, the Company's expertise with CTLs enables it to isolate from patients and efficiently multiply antigen-specific CTLs, which are immune cells that target and kill specific diseased cells. This expertise forms the basis for a series of potential immunotherapies for the treatment of cancer and infectious diseases. The CTL immunotherapy program is based on the Company's proprietary Rapid Expansion Method ("REM") technology, which is used to grow CTLs ex vivo prior to infusion into the patient. REM allows the Company to grow billions of CTLs from individual cloned cells over several weeks, while preserving the cells' specific disease-fighting capabilities. This represents a significant improvement over other methods of expanding CTL clones, which generally require several months.

     Targeted Genetics is currently conducting multiple clinical trials utilizing its viral gene delivery systems as well as its CTL immunotherapy technology. The Company is conducting a Phase I and a Phase I/II clinical trial examining the use of AAV vectors to deliver in vivo the cystic fibrosis transmembrane regulator ("CFTR") gene for the treatment of cystic fibrosis. The Phase II part of the latter trial is expected to begin in late 1996. In addition, the Company is conducting a Phase I clinical trial examining the use of HIV-specific CTLs to prevent the onset of full-blown AIDS in HIV-infected patients. The Company also is collaborating on two physician-sponsored Phase I clinical trials examining gene therapies for the treatment of Gaucher disease and melanoma. Patient accrual for all these Phase I clinical trials is expected to be completed by the end of 1996.

DEVELOPMENT PROGRAMS

     Targeted Genetics is utilizing its core technologies to develop potential products for the treatment of single-gene disorders, cancer and infectious diseases. As part of its product development strategy, Targeted Genetics is using early clinical trials to assess product opportunities and determine the effectiveness of using its vector technologies to administer genes to patients, as well as to support its overall development activities. The most advanced product-directed development programs are the AAV gene therapy for the treatment of cystic fibrosis and CTL immunotherapy for HIV infection. The following table summarizes the Company's development programs and related technologies:

                                              TECHNOLOGY
                        -------------------------------------------------------
DEVELOPMENT PROGRAM         TYPE OF THERAPY          DELIVERY SYSTEM      GENE        STATUS
- --------------------    ------------------------    ------------------    -----    ------------
SINGLE-GENE
  DISORDERS
  Cystic Fibrosis       Gene Therapy                AAV Vector            CFTR     Phase I/II
  Gaucher Disease       Stem Cell Gene Therapy      Retroviral Vector     GC       Phase I
CANCER
  Melanoma              Tumor Vaccine               Retroviral Vector     IL-7     Phase I
  Breast/Colon          CTL Immunotherapy                   --             --      Preclinical
                        (Tumor-Specific CTLs)
INFECTIOUS DISEASES
  HIV                   CTL Immunotherapy                   --             --      Phase I
                        (HIV-Specific CTLs)

  SINGLE-GENE DISORDERS

     CYSTIC FIBROSIS. Cystic fibrosis is the most common single-gene deficiency affecting the Caucasian population, afflicting approximately 30,000 people in the United States and 60,000 people worldwide. The disease is caused by a dysfunctional CFTR gene, which results in a buildup of mucus in the lungs, infections and early death. Current treatments for cystic fibrosis offer only symptomatic relief and cannot cure or halt the progression of the disease.

     Based on preclinical findings by the Company and its scientific collaborators, the Company believes that the persistence of expression and lack of toxicity obtained with its AAV-based gene delivery vector potentially make it better suited for delivery of the CFTR gene to the lung than other vectors. In preclinical studies in rabbits, the Company and its collaborators at The Johns Hopkins University ("Johns Hopkins") were able to detect expression of the CFTR gene for periods of up to six months with no observed side effects when single doses of an AAV-CFTR vector were administered directly into the right lower lobe of the rabbit lung via bronchoscopy. These results were confirmed in similar studies in rhesus monkeys, in which gene transfer occurred in up to 50% of target airway cells, and gene expression, which was confirmed in all animals, persisted for up to six months. In these studies, there was no evidence of toxicity, as indicated by the absence of any significant changes in clinical parameters and levels of inflammatory cytokines. Furthermore, histopathology examination showed no evidence of any cellular immune response. In addition, the monkeys used in the study were seropositive for AAV, and thus a preexisting humoral immune response did not prevent gene transfer. The studies compare favorably to preclinical studies with other delivery systems in which only short-term gene expression was observed in the lung. Based on these preclinical data, the Company began two clinical trials in late 1995 to evaluate the safety and feasibility of in vivo gene therapy for the treatment of cystic fibrosis by direct delivery of the CFTR gene using an AAV vector.


     The first clinical trial, which began in November 1995, is a Phase I clinical trial at Johns Hopkins in which an AAV vector containing the CFTR gene is being delivered to the nose and lung of adult cystic fibrosis patients having mild lung disease. The trial is designed as an interpatient dose escalation trial and will enroll a total of 12 patients. Two patients are being treated at each of six escalating dose levels. An AAV-CFTR vector will be administered in an open-label single dose to the right lower lobe of the lung via bronchoscopy. Additionally, each patient will be randomized to receive a single dose of an AAV-CFTR vector administered to one nostril and a placebo to the other. Patients will be monitored for, among other things, safety and assessment of gene transfer and expression. The nasal administration is intended to determine if physiologic measurement of CFTR function can be obtained in the nasal epithelium. The Company expects to complete this clinical trial in late 1996. If the results of the trial confirm the Company's preclinical findings of safety and gene transfer, the Company intends to conduct subsequent clinical trials in 1997 involving aerosol delivery of an AAV-CFTR vector to the whole lung. The Company is currently developing aerosol formulations for testing in preclinical models.


     The second clinical trial began in December 1995 at Stanford University. This trial is designed as a Phase I/II trial, pursuant to which an AAV-CFTR vector will be administered to the maxillary sinuses of cystic fibrosis patients with chronic sinusitis. The Phase I part of this trial is designed as a dose escalation study. Six patients will be enrolled, and each patient will initially receive one dose in one maxillary sinus and a subsequent dose in the contralateral maxillary sinus approximately one to two months later. The trial will assess safety and efficacy of gene transfer and also may provide an initial assessment of the effect of repeat delivery on gene transfer and expression. Additionally, the dose level will be established for the Phase II part of the trial, in which up to 50 patients will receive an AAV-CFTR vector in one sinus and a placebo in the other. Patients in the Phase II trial will be monitored to assess the ability of an AAV-CFTR vector to prevent the relapse of chronic sinusitis. The Company expects to complete patient accrual for the Phase I trial in mid-1996 and to initiate the Phase II trial in late 1996.

     There can be no assurance that clinical trials will proceed or be completed as indicated, or that the AAV-CFTR gene therapy will prove safe and effective, receive applicable regulatory approvals or be successfully developed or marketed.

     GAUCHER DISEASE. Gaucher disease results from the deficiency of a gene that produces an enzyme called glucocerebrosidase ("GC"), which normally metabolizes a lipid called glucocerebroside. The enzyme deficiency results in accumulation of this lipid in cells in the spleen, liver and bone marrow. Symptoms of the disease include hematologic disorders, enlargement of the liver and spleen, bone erosion and pain. The estimated annual incidence of Gaucher disease in the United States is 5,000 severe cases and 15,000 mild to moderate cases. Current therapies for Gaucher disease include bone marrow transplantation from sibling-matched donors and enzyme replacement therapy. Only 25% of patients are candidates for bone marrow transplantation due to lack of appropriate donors. Furthermore, the risk of transplant-related morbidity and mortality restricts this therapy to severely affected individuals. Although enzyme replacement therapy appears to be effective, this therapy is currently extremely expensive.

     Targeted Genetics selected Gaucher disease as an initial disease target for the assessment of its stem cell gene therapy technology based on the scientific theory that genetic correction in as little as 5% of a Gaucher disease patient's blood cells may be adequate to achieve reversal of the disease. The Company believes that although stem cell transduction techniques, including its own, may not provide adequate levels of gene transfer and expression, current clinical trials will provide baseline data that are necessary to facilitate the development of improved methods for stem cell transduction. The Company is collaborating on a physician-sponsored Phase I clinical trial at the Fred Hutchinson Cancer Research Center (the "Hutchinson Center") in which peripheral blood stem cells are being reinfused into Gaucher disease patients after ex vivo transduction with a retroviral vector containing the GC gene. Patients undergoing this therapy will be monitored for safety and long-term persistence of the genetically modified cells. The Company believes that a series of Phase I trials to test potentially improved techniques for stem cell gene transfer will be required prior to initiation of a Phase II Gaucher disease clinical trial. See "-- Core Technologies."

  CANCER

     Cancer is the second leading cause of death in the United States, with over one million new cases diagnosed each year. The Company and its collaborators are investigating the uses of CTL-based immunotherapy to enhance the immune system's natural ability to eliminate cancer cells selectively.

     CTL IMMUNOTHERAPY. The objective of the Company's cancer CTL immunotherapy program is to restore an effective immune response through the infusion of large numbers of antigen-specific CTLs, immune cells that target and kill specific tumor cells. The CTL immunotherapy program is based on the Company's proprietary REM, which is used to grow CTLs prior to infusion. The program involves isolating antigen-specific CTLs, multiplying them ex vivo and reinfusing them into the patient. The Company believes that therapies based on antigen-specific CTLs may be more effective and have fewer side effects than other types of cell therapies that utilize broader classes of T cells or lymphocytes.

     The first clinical trial using antigen-specific CTLs was conducted by the Company's scientific collaborators at the Hutchinson Center in an examination of a CTL immunotherapy for the prevention of cytomegalovirus ("CMV") disease in patients undergoing bone marrow transplants for the treatment of certain cancers. CMV is a virulent infection that occurs frequently in immunocompromised patients and causes severe illness that may lead to death. In this trial, 14 patients were administered donor-derived CMV-specific CTLs. None of the patients who received the CTLs developed CMV viremia or disease. Based on this Hutchinson Center trial, the Company believes that CTL immunotherapy may be useful in treating or preventing a number of diseases, such as cancer, that may occur due to a lack of adequate T cell response.

     The Company is conducting preclinical studies directed to the isolation and ex vivo multiplication of tumor-specific CTLs against certain types of cancer, including breast and colon cancers. The Company plans to use the data generated by these preclinical studies to design clinical trials of CTL immunotherapy for the treatment of these cancers. To date, the Company has been able to generate CTLs specific to peptides associated with human prostate and melanoma tumors, multiply these CTLs in the REM process and use them to kill cancer cells in vitro.


     IL-7 TUMOR VACCINE. The Company is collaborating with clinicians at the University of California at Los Angeles on an investigator-sponsored Phase I clinical trial involving the administration of an IL-7 gene to nine patients with metastatic melanoma in an attempt to stimulate CTL responses against the tumor. The Company is collaborating in this investigator-sponsored study to determine whether antigen-specific CTLs can be isolated and then multiplied using the Company's REM process and retain their potency. IL-7 is an immunomodulatory protein that has been demonstrated to activate antigen-specific CTLs in in vivo preclinical studies and cause them to infiltrate tumor cells. In connection with this trial, a melanoma tumor cell line was genetically modified to produce IL-7. These modified cells are mixed with the patient's own tumor cells and the cell mixture is injected into the patient. These modified tumor cells may act to enhance the immune system's ability to recognize cancer cells as foreign and to generate a potent CTL response against the tumor. As part of this trial the Company has been able to isolate melanoma-specific CTLs from blood samples of patients who have received the therapy and is currently examining these CTLs to assess their ability to kill cancer cells.


  INFECTIOUS DISEASES: HUMAN IMMUNODEFICIENCY VIRUS ("HIV")

     CTL IMMUNOTHERAPY. HIV is a retrovirus that is the cause of AIDS, a condition that is characterized by loss of CD4 cells and progressive immunologic impairment and death. Currently there is no effective treatment for AIDS, and no effective way to prevent an HIV-infected person from developing AIDS. According to the Centers for Disease Control and Prevention, approximately one million people in the United States have been infected with HIV. The World Health Organization estimates that approximately 17 million people worldwide have been infected with HIV and projects that the worldwide incidence of HIV infection will grow to 30 million to 40 million people by the end of the century.

     The Company and certain other researchers believe that the key to successful HIV therapy may lie in manipulating and harnessing the cell-mediated arm of the immune response. Researchers have found that HIV-infected people who remain symptom-free for prolonged periods have high levels of CTLs that suppress viral proliferation in CD4 cells. In addition, uninfected partners of HIV-infected people, and uninfected infants born to HIV-infected mothers, have been found to have high levels of HIV-specific CTLs, which appear to have kept them HIV-free. The Company believes that the provision of large quantities of cloned HIV-specific CTLs may provide a means of allowing HIV-infected people to maintain an effective immune response, thereby delaying the onset of full-blown AIDS.

     In 1995, the Company completed a Phase I clinical trial of HIV-specific CTLs modified with a HyTK safety gene at the Hutchinson Center. Individual clones of these CTLs specific for the HIV gag protein were isolated, modified with a retroviral vector containing the HyTK gene and multiplied to more than one billion cells. The HyTK gene was used to mark the cells and allow for ablation of the cells by administration of ganciclovir if undesirable side effects resulted from the therapy. After ex vivo expansion, the autologous HyTK-transduced gag-specific CTL clones were reinfused intravenously in four ascending doses administered at 14-day intervals. Based on the six patients tested, the CTLs were shown to engraft, and the therapy appeared to be safe and well tolerated, with no significant side effects. No patients required ablation with ganciclovir. Once reinfused, the HIV-specific CTLs did not persist as long as anticipated, apparently because of a primary CTL response directed against the HyTK gene. Since the CTL immunotherapy appears to be safe, however, the use of the HyTK gene for the original reason of safety will no longer be required.

     In early 1996, the Company began a follow-up Phase I clinical trial, also at the Hutchinson Center, in which up to eight HIV-infected patients are being administered five escalating doses of HIV gag-specific CTLs. The first three doses will consist of unmarked cells and the last two will consist of cells modified with a retroviral vector containing the neo gene, a marking gene that has not been shown to be immunogenic. Patients in the trial will be monitored for safety, persistence of the infused CTLs and changes in viral burden. Patient accrual in this trial is expected to be complete in late 1996.

     There can be no assurance that the clinical trials will proceed or be completed as indicated or that the CTL immunotherapy will prove safe and effective, receive applicable regulatory approvals, or be successfully developed or marketed.

     INTRACELLULAR VACCINE IN CD4 CELLS. As a complementary approach to its CTL immunotherapy for the treatment of HIV, the Company is collaborating on the preclinical and clinical development of intracellular vaccines for HIV with Dr. Philip Greenberg of the Hutchinson Center. In the planned physician-sponsored Phase I trial, HIV-infected patients will be treated with genetically modified CD4 helper cells. Two subgroups of these CD4 cells will be modified with retroviral vectors expressing two different intracellular vaccine candidates for which preclinical data indicate potential utility as protective agents against HIV replication. These candidates are genes that express RNA molecules that can act as decoys to bind HIV proteins essential for HIV replication. A third subgroup of CD4 cells will be unmodified except for a marking gene. The trial's goal is to provide general safety data and comparative data as to which of the intracellular vaccine constructs may be more promising, based on length of cell persistence in vivo versus the marked cells.

     Since only a small fraction of the patient's CD4 cells will be modified to resist HIV in this trial, it is unlikely that long-term therapeutic benefit will result. To generate larger numbers of HIV-resistant CD4 cells, it will be necessary to introduce the intracellular vaccine gene into stem cells from which CD4 cells are derived. The Company believes that continued improvement in the efficiency of stem cell gene transfer and expression will be necessary to provide the rationale for future clinical testing of intracellular vaccines for HIV in stem cells. See "-- Core Technologies -- Gene Therapy -- Stem Cell Gene Therapy."

  OTHER THERAPEUTIC AREAS

     In addition to the development program for cystic fibrosis, the Company is conducting research to assess the potential for delivery of genes to other target cells using AAV vectors.

     CARDIOVASCULAR. The Company is collaborating with researchers at the Bowman Gray School of Medicine in Winston-Salem, North Carolina to examine, in animal models, the ability of AAV vectors to deliver genes in vivo to certain cardiovascular cells. These studies are investigating in vivo delivery of AAV vectors in monkeys exhibiting arteriosclerotic disease. AAV vectors are being used to deliver genes via a balloon catheter inserted into a monkey artery. To date, these studies have demonstrated that certain vascular endothelial cells can be targeted for gene expression with AAV vectors, indicating that AAV vectors may be feasible delivery systems for gene therapy treatments directed at various cardiovascular disorders, including the inhibition of cell growth associated with restenosis or the treatment of vascular disease with angiogenic factors.

     MUCOSAL IMMUNITY. The Company is evaluating the feasibility of using AAV vectors to deliver genes for applications relating to mucosal immunity. Certain inflammatory and immune-related diseases may be treated by delivery of anti-inflammatory or immune stimulating genes to mucosal surfaces such as the gastrointestinal tract. In initial studies using in vivo animal models, the Company is assessing the ability of AAV vectors to deliver genes directly to cells of the intestinal epithelium.

CORE TECHNOLOGIES

     The Company is developing a broad range of core technologies that it believes will allow it to address issues specific to a variety of diseases. The Company believes that in the area of gene therapy, different disease targets will require different methods of gene delivery, depending on the target cell to be modified, the duration of gene expression required and the need for ex vivo or in vivo delivery. Accordingly, the Company is developing multiple gene delivery systems based on three different vector technologies: AAV, retroviral and non-viral. In certain treatments, for which in vivo modification of slowly dividing or nondividing target cells is required or preferred, such as modification of lung cells to treat cystic fibrosis, the Company is utilizing its AAV vector technology. The Company uses its retroviral vector technology in therapeutic areas where permanent modification of rapidly dividing cells may be necessary. For therapeutic indications where the use of AAV and retroviral vectors is not desirable or feasible, the Company is developing non-viral delivery systems.

     In the area of cell therapy, the Company's CTL immunotherapy expertise enables it to efficiently isolate and multiply CTLs, immune cells that target and kill only specific diseased cells, and forms the basis for a series of potential immunotherapies.

  GENE THERAPY

     OVERVIEW. Gene therapy is an approach to the treatment and prevention of genetic and acquired diseases that involves the insertion of genetic information into target cells to produce specific proteins needed to correct or modulate disease conditions. Proteins are the fundamental components of all living cells and are essential to cellular structure, growth and function. Proteins are produced by cells from a set of genetic instructions encoded in DNA, which contains all the information necessary to control cellular biological processes. DNA is organized into segments called genes, with each gene containing the information required to express, or produce, a specific protein.

     An alteration in the function of, or absence of, specific genes is responsible for causing some diseases, including inherited diseases such as cystic fibrosis and Gaucher disease and certain types of cancer. Gene therapy may be used to treat such diseases by replacing a missing or defective gene to facilitate the normal protein production capabilities of cells. In addition, gene therapy may be used to enable cells to perform additional roles in the body, such as enhancing the function of the immune system to fight infectious diseases or cancer. Gene therapy may also be used to inhibit production of undesirable proteins or viruses within cells.

     A key factor in the progress of gene therapy is the development of safe and efficient methods of transferring genes into cells. For transfer into cells, the gene is incorporated into a delivery system called a vector. Vectors may be derived from either viral or non-viral systems. The most common gene delivery approach to date relies on viral gene transfer, whereby modified viruses are used to transfer the desired genetic material into host cells. The process of gene transfer can be accomplished ex vivo (outside the body), in which cells are removed from the patient, genetically modified, and then reinfused into the patient, or in vivo (inside the body), in which vectors are introduced directly into the patient's body.

     The use of viruses takes advantage of their natural ability to introduce genes into host cell and use the host's metabolic machinery to produce proteins essential for the survival and function of the virus. In gene therapy applications, viruses are genetically modified to contain the desired genes and to inhibit the ability of the virus to reproduce. Successful application of viral gene transfer to indications requiring long-term gene expression entails a number of essential technical requirements, including the ability of the viral vector to carry desired segments of genes, to transfer genes into a sufficient number of target cells and to enable genes contained in the viral vector to persist in the host cell. A number of different viral vectors, including AAV and retroviral vectors, are being used for potential gene therapy applications requiring long-term gene expression.

     Current non-viral vector systems generally consist of DNA incorporating the desired gene, combined with various compounds aimed at enabling the DNA to be taken up by the host cell. These in vivo gene delivery approaches include encapsulating genes into lipid carriers such as liposomes, which facilitate the entry of DNA into cells; ionically binding negatively charged DNA to the surface of cationic lipids which are positively charged prior to infusion; injecting pure plasmid or "naked" DNA in an aqueous solution; and directing DNA to receptors on target cells by combining the gene with protein carriers that are taken up by the cell.

     AAV VECTORS. Targeted Genetics and its scientific collaborators have developed significant expertise with respect to the design and use of AAV vectors in gene therapy. The Company believes that certain features of AAV vectors make them particularly well suited for the treatment of a number of diseases: (i) AAV has never been associated with causing any human disease; (ii) AAV generally cannot replicate without the presence of a helper virus; (iii) AAV vectors contain no viral genes that, if present, might produce unwanted immune responses leading to side effects or reduced efficacy; (iv) unlike some other types of viral systems, AAV vectors can introduce genes into nondividing or slowly dividing cells, such as cells lining the airway of the lung; (v) AAV vectors may persist in the host cell to provide relatively long-term expression; and (vi) AAV vectors can be purified and concentrated, thereby allowing for more efficient manufacturing.

     The Company is building a proprietary position in AAV through the development or acquisition of exclusive rights to inventions that (i) provide important enhancements to AAV vectors; (ii) demonstrate novel approaches to the use of AAV vectors for gene therapy; and (iii) establish new and improved methods for large-scale production of AAV vectors. The Company has exclusive rights from the National Institutes of Health (the "NIH") to a patent for use of a novel AAV vector for cystic fibrosis. Notice of allowance has been granted with respect to this patent.


     RETROVIRAL VECTORS. The Company is using retroviral vectors to modify T cells and stem cells. These cells multiply to generate large numbers of progeny (daughter) cells and are well suited as targets for retroviral vectors that can modify only rapidly dividing cells. The Company believes that it has positioned itself at the forefront of retroviral gene delivery technology through its exclusive relationship with Dr. A. Dusty Miller, a leader in the development of packaging cell lines for retroviral vectors. One of Dr. Miller's more recent inventions in this area is a new type of retroviral vector packaging cell line called PG13, which the Company has licensed exclusively from the Hutchinson Center. Vectors produced in this cell line have been shown to have improved efficiency for ex vivo transduction of human blood cells such as T cells and stem cells. Hematopoietic stem cells are the progenitor cells from which all circulating blood cells are derived. Thus, a large number of genetic diseases might be treated using stem cell gene therapy. However, Targeted Genetics believes that many of these diseases cannot be successfully treated using currently available gene delivery technologies. Increased efficiency of gene transfer and expression will be required to achieve the level of genetically modified cells necessary to result in modulation of many such diseases. Accordingly, the Company's effort in stem cell gene therapy is directed to improving the efficiency of gene transfer and expression in stem cells using the PG13 retroviral vector together with an internally developed proprietary stem cell transduction protocol.


     NON-VIRAL VECTORS. In addition to the development of retroviral and AAV vector systems, Targeted Genetics is using its expertise in molecular biology and virology to develop proprietary non-viral gene delivery systems that will have the advantages of high-efficiency gene transfer, combined with the ability to achieve such transfer to specific target cells in vivo. These systems are being designed to contain elements that are functionally analogous to viral proteins, but without the use of mammalian viruses. In addition to its in-house efforts in the program, the Company is collaborating with scientists at the Fox Chase Cancer Center in Philadelphia, Pennsylvania.

  CTL IMMUNOTHERAPY

     OVERVIEW. The immune system is the body's major defense mechanism responsible for protecting against disease. It functions through a complex interplay of components and allows the body to detect foreign agents and thereby defend against infections and diseases. The immune system recognizes parts of proteins called antigens that are present on the surface of diseased cells but are not present on normal cells. The immune response to an antigen involves the integrated action of various classes of white blood cells, including lymphocytes. Lymphocytes comprise two major classes: B cells, which produce antibodies that mediate humoral immunity, and T cells, which direct cell-mediated immunity.

     T cells direct cell-mediated immunity by recognizing antigens on diseased cells. The two main classes of T cells are CD4 cells and CD8 cells. In general, CD8 cells are CTLs that recognize, contact and kill the diseased cells. CD4 cells are primarily helper cells that coordinate the function of other immune cells, including CTLs, by secreting growth factors known as cytokines. CTLs are disease-specific, i.e., they individually recognize and bind to only a single, specific antigen. Furthermore, only in the presence of CD4 helper cells do these specific CTLs proliferate to produce the large population of antigen-specific CTLs required to elicit an effective immune response.

     In some disease states, the immune system fails to mount or maintain an effective immune response. For certain diseases, including HIV and cancer, it is believed such failure may be associated with an inadequate CTL response. For example, HIV infects and kills CD4 cells, which leads to subsequent loss of CTL function and, thus, to destruction of the immune system by the virus. One approach to the treatment of immune deficiencies, adoptive immunotherapy, has been demonstrated in animal models to be effective against certain cancers and infectious diseases. Adoptive immunotherapy is designed to harness and bolster the body's natural immune capabilities to fight or prevent disease. In adoptive immunotherapy, cells are harvested from the patient, multiplied ex vivo and reinfused. However, the efficacy of adoptive immunotherapies has been limited to date, due in part to the lack of uniform antigen specificity in the expanded cell population and side effects resulting from the activation of a broad-based immune response. Targeted Genetics believes that the more uniform specificity obtained by expanding individual clones of antigen-specific CTLs may potentially enhance the efficacy and reduce the side effects of adoptive immunotherapies.

     CTL IMMUNOTHERAPY PROGRAM. Targeted Genetics is working to develop a highly targeted form of cell therapy, which is intended to produce a powerful, disease-specific immune response through the infusion of large numbers of antigen-specific CTLs. The Company's CTL immunotherapy program involves isolating antigen-specific CTLs from a small sample of the patient's blood, multiplying them to large numbers ex vivo and reinfusing them into the patient. In essence, the Company's CTL immunotherapy is intended to amplify the natural disease-fighting function of the immune system relating to specific infected or cancerous cells.

     The Company believes that its CTL immunotherapy represents an improvement over other approaches to immunotherapy because it is based on cloned, antigen-specific CTLs. The Company believes that the efficacy of its CTL immunotherapy may be improved over other immunotherapy approaches because virtually all of the reinfused cells will be CTLs targeting the specific diseased cells. The Company also believes that the safety and side effect profile may be improved over other immunotherapy approaches because of the uniformity and consistency of the reinfused cells.

     The Company's focus on antigen-specific CTLs as a basis for immunotherapy originated from research conducted by its collaborators at the Hutchinson Center, Drs. Philip Greenberg and Stanley Riddell. These researchers conducted a Phase I clinical trial to evaluate the safety of infusing donor-derived, CMV-specific CTLs to bone marrow transplant patients, and the potential of this approach for providing an immune response against CMV during the short period in which transplant patients have a high probability of developing CMV. This trial, which was published in New England Journal of Medicine in October 1995, was the first clinical trial in which cloned, antigen-specific CTLs had been used in a clinical trial. None of the 14 patients receiving the CTLs developed CMV viremia or disease.

     RAPID EXPANSION METHOD ("REM"). The CTL immunotherapy program is based on the Company's proprietary REM technology, which is used to rapidly grow CTLs prior to infusion into the patient. REM represents a significant improvement over other methods of multiplying T cell clones. Using REM, CTL clones can be multiplied over a thousandfold in less than two weeks. Accordingly, REM allows the Company to grow billions of CTLs from a small pool of individual cloned cells over a relatively short period of time, while preserving the cells' disease-fighting capabilities. The Company has seen consistent results from REM in both CD8 and CD4 T cells and for all disease specificities tested to date. The Company has shown that REM is effective for growing CTLs specific for HIV, CMV, malignant melanoma and prostate tumor peptides. The Company has filed patent applications, on a worldwide basis, relating to the original process and to process improvements.

     GENETIC MODIFICATION OF CTLS. The Company believes that, on a long-term basis, the effectiveness of CTL immunotherapy may be further improved through genetic modification of the CTL clones. Currently, the

Company is developing methods to genetically modify CTLs to give them the capability of producing their own cytokines, which are required for CTL proliferation and activation.

RESEARCH COLLABORATIONS AND LICENSING AGREEMENTS

     Targeted Genetics has entered into a number of research collaboration and licensing agreements. Generally, under the license agreements, the Company has agreed to pay (i) an initial fee upon execution of the agreement; (ii) annual maintenance or royalty fees; (iii) milestone payments upon realization of certain benchmarks; and (iv) a royalty on sales of products, if any, incorporating the underlying technology. Under the research collaboration agreements, the Company is generally obligated to pay research fees and receives options to obtain exclusive licenses to technology developed under these agreements. The following is a summary of the principal agreements of the Company.

     FRED HUTCHINSON CANCER RESEARCH CENTER -- ADOPTIVE TRANSFER OF IMMUNE CELLS. Between January 1994 and February 1995, Targeted Genetics entered into research and license agreements with the Hutchinson Center and the University of Washington in connection with the Company's CTL-based immunotherapy product development program. The Company agreed to pay the Hutchinson Center and the University of Washington annual research support until December 1996 and July 1996, respectively, for research to be conducted by Drs. Philip Greenberg and Stanley Riddell at the University of Washington and the Hutchinson Center, respectively, in the area of methods of conferring immunity in humans by adoptive transfer of genetically modified CTLs. These agreements replaced other contractual arrangements that had been entered into by Targeted Genetics with the Hutchinson Center and the University of Washington between 1991 and 1993 in this area. Pursuant to these agreements, Targeted Genetics has acquired an exclusive worldwide license to inventions previously licensed by Targeted Genetics or developed under these prior agreements, and has a continuing right, effective until termination of this program, to incorporate and add new inventions arising from this program to the research and license agreements.

     FRED HUTCHINSON CANCER RESEARCH CENTER -- RETROVIRAL VECTORS. In November 1991, the Company entered into an agreement with the Hutchinson Center pursuant to which the Company obtained a nonexclusive license to develop and market products utilizing the PG13 packaging cell line technology for retroviral vectors. In addition, in March 1994, Targeted Genetics entered into an agreement with the Hutchinson Center pursuant to which the Company obtained an exclusive license to develop and market products utilizing a second packaging cell line technology for retroviral vectors. A patent covering this technology was issued by the United States Patent and Trademark Office (the "USPTO") in November 1995.

     THE JOHNS HOPKINS UNIVERSITY. In April 1993, Targeted Genetics entered into a sponsored research agreement with Johns Hopkins pursuant to which the Company agreed to pay Johns Hopkins an annual fee for a one-year period for research to be conducted under the direction of Dr. Terence Flotte in the area of developing AAV vectors for in vivo gene delivery. In March 1994, Targeted Genetics entered into an agreement with Johns Hopkins for technology relating to methods for producing AAV vectors co-invented by scientists at Johns Hopkins and Targeted Genetics under this research program, pursuant to which Johns Hopkins granted the Company an exclusive license to its interest in such technology.

     MEDICAL COLLEGE OF OHIO. In March 1994, Targeted Genetics entered into an agreement with the Medical College of Ohio pursuant to which the Company obtained an exclusive worldwide license to develop and market products utilizing technology relating to methods for producing AAV vectors.

     NATIONAL INSTITUTES OF HEALTH. In March 1994, Targeted Genetics entered into an agreement with the NIH pursuant to which the Company obtained an exclusive worldwide license to a patent application covering an AAV vector capable of expression from a novel promoter for the field of viral vector-based gene therapy for the treatment of cystic fibrosis. In February 1996, the USPTO issued a notice of allowance for this patent application.

     UNIVERSITY OF MICHIGAN. In March 1994, the Company entered into a nonexclusive license agreement with the University of Michigan and HSC (Hospital for Sick Children) Research and Development Limited Partnership for a patent application covering the CFTR gene used in the Company's AAV therapy for the treatment of cystic fibrosis.

PATENTS AND PROPRIETARY RIGHTS

     Patents and licenses are important to the Company's business. The Company's policy is to file patent applications to protect technology, inventions and improvements to inventions that are considered important to the development of its business. The Company also relies on trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain its competitive position. To date, the Company has filed or exclusively licensed 24 patent applications relating to its product and vector development programs with the USPTO, as well as foreign counterparts of certain of these applications in Europe, Japan and certain other countries, as follows: CTL immunotherapy program, nine; AAV vector program, seven; other vector development programs, eight. No U.S. or foreign patent has been issued to the Company to date. However, four patents licensed exclusively to the Company have issued or been allowed by the USPTO. One of the issued patents, in the CTL immunotherapy field, covers a method for generating helper-independent CTLs. With respect to the Company's AAV program, a notice of allowance has been received for the patent application covering the vector being used in the Company's cystic fibrosis program. Two patents have issued relating to Targeted Genetics' other vector development programs, including one covering PG13, the novel retrovirus packaging cell line exclusively licensed from the Hutchinson Center.

     Among Targeted Genetics' 24 patent applications relating to development programs are three key patent applications relating to the Company's proprietary REM technology. In addition, the Company has filed or exclusively licensed three patent applications relating to proprietary methods for manufacturing AAV vectors. A patent application has also been filed by Targeted Genetics relating to an improved method of delivering genes to hematopoietic stem cells.

     In addition to the intellectual property that Targeted Genetics owns or has exclusively licensed, the Company has licensed several issued and pending patents that relate to its development programs on a nonexclusive basis. Among these are the two key patents that relate to the use of AAV vectors for gene therapy licensed from the NIH and the University of Florida Research Foundation. In addition, the Company has acquired nonexclusive rights to the cystic fibrosis gene being delivered in an AAV vector.

     The patent positions of pharmaceutical and biotechnology firms, including the Company, are uncertain and involve complex legal and factual questions for which important legal principles are largely unresolved, particularly in regard to human therapeutic uses. In addition, the coverage claimed in a patent application can be significantly reduced before a patent is issued. Consequently, the Company does not know whether any patent applications will result in the issuance of patents or, if any patents are issued, whether the patents will be subjected to further proceedings limiting their scope, whether they will provide significant proprietary protection or will be circumvented or invalidated. Since patent applications in the United States are maintained in secrecy until patents issue and patent applications in certain other countries generally are not published until more than 18 months after they are filed, and since publication of discoveries in scientific or patent literature often lags behind actual discoveries, the Company cannot be certain that it or any licensor was the first creator of inventions covered by pending patent applications or that it or such licensor was the first to file patent applications for such inventions. Moreover, the Company is currently involved in one patent interference proceeding declared by the USPTO to determine priority of invention relating to certain components that may be useful in retroviral vectors, and may have to participate in additional interference proceedings. Participation in such interference proceedings could result in substantial cost to the Company, even if the eventual outcome were favorable to it. If the outcome were unfavorable, the Company may be unable to obtain rights to the invention involved. There can be no assurance that the Company's patents, if issued, would be held valid or enforceable by a court or that a competitor's technology or product would be found to infringe such patents. Litigation, which could result in substantial cost to the Company, may be necessary to enforce the Company's patents or to determine the scope and validity of other parties' proprietary rights. If the outcome of any such litigation were adverse, the Company's business could be materially adversely affected. The Company is unable to predict how courts will resolve any future issues relating to the validity and scope of its patents should they be challenged.

     A number of pharmaceutical and biotechnology companies and research and academic institutions have developed technologies, filed patent applications or received patents on various technologies that may be related to the Company's business. Some of these technologies, applications or patents may conflict with the Company's technologies or patent applications. Such conflict could limit the scope of the patents, if any, that the Company may be able to obtain or result in denial of the Company's patent applications. In addition, if patents that cover the Company's activities are issued to other companies, there can be no assurance that the Company would be able to develop or obtain alternative technology.

     Furthermore, as the biotechnology industry expands and more patents are issued, the risk increases that the Company's processes and potential products may give rise to claims that they infringe the patents of others. Such other persons could bring legal actions against the Company claiming damages and seeking to enjoin clinical testing, manufacturing and marketing of the affected product or use of the affected process. Litigation may be necessary to enforce patents issued to the Company, to protect trade secrets or know-how owned by the Company or to determine the enforceability, scope and validity of proprietary rights of others. If the Company becomes involved in such litigation, it could result in substantial expense to the Company and significant diversion of effort by the Company's technical and management personnel. If there were an adverse outcome of any such litigation, the Company's business could be materially adversely affected. In addition to any potential liability for significant damages, the Company could be required to obtain a license to continue to manufacture or market the affected product or use the affected process. Costs associated with any licensing arrangement may be substantial and could include ongoing royalties. There can be no assurance that any license required under any such patent would be made available to the Company on acceptable terms, if at all.

     In addition to patent protection, the Company also relies upon trade secret protection for its confidential and proprietary information. There can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets or disclose such technology. To protect its trade secrets, the Company requires its employees, consultants, scientific advisors and parties to collaborative agreements to execute confidentiality agreements upon the commencement of employment, the consulting relationship or the collaboration with the Company. In the case of employees, the agreements also provide that all inventions resulting from work performed by them while in the employ of the Company will be the exclusive property of the Company. There can be no assurance, however, that these agreements will provide meaningful protection of the Company's trade secrets or adequate remedies in the event of unauthorized use or disclosure of such information.

COMPETITION

     The Company is aware of a number of companies and institutions that are developing or considering the development of potential gene therapy and cell therapy treatments, including early-stage gene therapy companies, fully integrated pharmaceutical companies, universities, research institutions, governmental agencies and other healthcare providers. In addition, the Company's potential products will be required to compete with existing pharmaceutical products, or products developed in the future, that are based on established technologies. Many of the Company's competitors have substantially more financial and other resources, larger research and development staffs, and more experience and capabilities in researching, developing and testing products in clinical trials, in obtaining Food and Drug Administration ("FDA") and other regulatory approval, and in manufacturing, marketing and distribution than the Company. In addition, the competitive positions of other early-stage companies may be enhanced significantly through their collaborative arrangements with large pharmaceutical companies or academic institutions. The Company's competitors may succeed in developing, obtaining patent protection for, receiving FDA and other regulatory approval for, or commercializing products more rapidly than the Company. If the Company is successful in commercializing its products, it will be required to compete with respect to manufacturing efficiency and marketing capabilities, areas in which it has no experience. The Company also competes with others in acquiring products or technology from research institutions or universities. Furthermore, rapid technological development could result in actual or proposed technologies, products or processes of the Company becoming obsolete prior to successful commercialization.

GOVERNMENTAL REGULATION

     All of the Company's potential products will require regulatory approval by U.S. and foreign governmental agencies prior to commercialization in such countries. Human therapeutic products are subject to rigorous preclinical and clinical testing and other premarket approval procedures administered by the FDA and similar authorities in foreign countries. The FDA exercises regulatory authority over the development, testing, formulation, manufacture, labeling, storage, record keeping, reporting, quality control, advertising, promotion, export and sale of the Company's products. Similar requirements are imposed by foreign regulators. In some cases, state requirements also apply.

     Gene therapy and cell therapy are relatively new technologies and have not been extensively tested in humans. The regulatory requirements governing gene and cell therapy products and related clinical procedures are uncertain and are subject to change. Obtaining approval from the FDA and other regulatory authorities for a new therapeutic product is likely to take several years, if ever, and involve substantial expenditures. Moreover, ongoing compliance with applicable requirements can entail the expenditure of substantial resources. Difficulties or unanticipated costs may be encountered by the Company in its efforts to secure necessary governmental approvals, which could delay or preclude the Company from marketing its products.

     The activities required before a new therapeutic agent may be marketed in the United States begin with preclinical testing. Preclinical tests include laboratory evaluation and may require animal studies to assess the product's potential safety and efficacy. Animal safety studies must be conducted in accordance with the FDA's Good Laboratory Practice regulations. The results of these studies must be submitted to the FDA as part of an Investigational New Drug application ("IND"), which must be reviewed and cleared by the FDA before proposed clinical testing can begin. Clinical trials must be conducted in accordance with Good Clinical Practices under protocols that detail the objectives of the trial, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Each protocol must be submitted to the FDA as part of the IND. The FDA's review or approval of a study protocol does not necessarily mean that, if the trial is successful, it will constitute proof of efficacy or safety. Further, each clinical trial must be approved by and conducted under the auspices of an independent Institutional Review Board ("IRB") at the institution at which the trial will be conducted. The IRB will consider, among other things, ethical factors, the safety of human subjects and the possible liability of the institution. The IRB is also responsible for continuing oversight of the approved protocols in active trials. An IRB may require changes in a protocol, and there can be no assurance that an IRB will permit any given trial to be initiated or completed. Before conducting a human gene therapy trial, research groups at institutions that receive funding from the NIH must submit their protocol to the NIH's Recombinant DNA Advisory Committee for NIH approval. This process can be conducted in parallel with the IND approval process, but may add considerable time and expense to the early regulatory review process.

     Clinical trials are typically conducted in three sequential phases, although the phases may overlap. In Phase I, gene therapy clinical trials generally are conducted with a small number of patients, who may or may not be afflicted with a specific disease, to determine the preliminary safety profile. In Phase II, clinical trials are conducted with larger groups of patients afflicted with a specific disease in order to determine preliminary efficacy and optimal dosages and to obtain expanded evidence of safety. In Phase III, large-scale, multicenter, comparative clinical trials are conducted with patients afflicted with a target disease in order to provide enough data for the statistical proof of efficacy and safety required by the FDA and others for market approval. The FDA receives reports on the progress of each phase of clinical testing, and it may require the modification, suspension or termination of clinical trials if an unwarranted risk is presented to patients. Because gene therapy products are a new category of therapeutics, there can be no assurance as to the length of the clinical trial period or the number of patients the FDA will require to be enrolled in the clinical trials in order to establish to its satisfaction the safety and efficacy of such products.

     After completion of clinical trials of a new product, FDA marketing approval must be obtained. The Company expects that its products will be regulated as biologic drugs. According to the FDA's 1993 notice outlining its regulatory approach to somatic and gene therapy products, these products are also subject to the drug provisions of the Federal Food, Drug and Cosmetic Act. This notice also stated, however, that the FDA's regulatory approach may evolve as scientific knowledge increases in the area of somatic and gene therapy. Current regulations relating to biologic drugs will require the Company to submit to the FDA both a Product License Application ("PLA") and an Establishment License Application ("ELA"), which must be approved by the FDA before commercial marketing is permitted. The PLA/ELA must include results of product development activities, preclinical studies and clinical trials, in addition to detailed manufacturing information. FDA approval of PLA/ELAs generally takes at least one year. The process may take substantially longer if the FDA has questions or concerns about a product. The FDA may also request additional data relating to safety or efficacy. Notwithstanding the submission of relevant data, the FDA may ultimately decide that a PLA/ELA does not satisfy its regulatory criteria for approval. The FDA may also modify the scope of the desired claims or require the addition of warnings or other safety-related information and require additional clinical tests following approval to confirm product safety and efficacy (Phase IV trials). Even if FDA regulatory clearances are obtained, a marketed product is subject to continual review, and later discovery of previously unknown problems or failure to comply with the applicable regulatory requirements may result in restrictions on marketing a product or in withdrawal of the product from the market, as well as possible civil or criminal sanctions.

     The FDA requires that manufacturers of a product comply with Good Manufacturing Practice ("GMP") requirements, both as a condition of product approval and on a continuing basis. In complying with GMP requirements, manufacturers must expend time, money and effort on a continuing basis in production, record keeping and quality control. Manufacturing facilities are subject to periodic inspections by the FDA to ensure compliance. Failure to pass such inspections may subject the manufacturer to possible FDA action such as the suspension of manufacturing, seizure of the product, withdrawal of approval or other regulatory sanctions. The FDA may also require the manufacturer to recall a product.

     In addition to regulations enforced by the FDA, the Company is also subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other federal, state and local regulations. The Company's research and development activities involve the controlled use of hazardous materials, chemicals, biological materials and radioactive compounds. Although the Company believes that its safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal laws and regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any resulting damages, and any such liability could exceed the Company's resources.

HUMAN RESOURCES

     At March 31, 1996, Targeted Genetics had 77 employees; 62 of these employees were directly involved in research and development, of whom 18 had Ph.D. or M.D. degrees. A significant number of the Company's management and professional employees have prior experience with other biotechnology or pharmaceutical companies. The Company considers its relations with its employees to be good.

     The Company's success will depend in large part on its ability to attract and retain key employees and scientific advisors. Competition among biotechnology and pharmaceutical companies for highly skilled scientific and management personnel is intense. There can be no assurance that the Company will be successful in retaining its existing personnel or advisors, or in attracting additional qualified employees.

FACILITIES


     Targeted Genetics currently occupies approximately 33,000 square feet of laboratory and office space in a single facility in Seattle, Washington. Rental payments in 1995 totaled $396,220. The lease expires on April 1, 1999 and includes options to extend the lease term for three consecutive five-year periods. The Company believes this facility, together with approximately 2,000 square feet of expansion space and space available in an adjoining office complex, will be adequate to meet its projected needs for the next two to three years. Within that time frame, the Company may be required to locate alternative facilities, depending on the Company's growth and development.

                   TARGETED GENETICS SELECTED FINANCIAL DATA


     The selected financial data presented below with respect to the Company's statements of operations for each of the three years in the period ended December 31, 1995 and balance sheet at December 31, 1994 and 1995 are derived from the Company's financial statements that have been audited by Ernst & Young LLP, independent auditors, which are included elsewhere herein, and are qualified by reference to such financial statements and notes related thereto. The selected financial data with respect to the Company's statements of operations for the years ended December 31, 1991 and 1992 and the balance sheets at December 31, 1992 and 1993 are derived from the audited financial statements of the Company that have been audited by Ernst & Young LLP, independent auditors, which are not included herein. The financial data at March 31, 1996 and for the three months ended March 31, 1995 and 1996 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, that the Company considers necessary for a fair presentation of the financial position and results of operations for those periods. The selected financial data should be read in conjunction with "Targeted Genetics Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of Targeted Genetics and notes thereto included elsewhere in this Proxy Statement. The pro forma financial statement data as of March 31, 1996, and for the year ended December 31, 1995 and the three months ended March 31, 1996 are unaudited.



                                                                                                    THREE MONTHS ENDED MARCH 31,
                                                      YEAR ENDED DECEMBER 31,
                                    ------------------------------------------------------------   ------------------------------
                                                                                       PRO FORMA                        PRO FORMA
                                     1991      1992      1993      1994       1995      1995(1)     1995       1996      1996(2)
                                    -------   -------   -------   -------   --------   ---------   -------   --------   ---------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenues........................  $    --   $   549   $   412   $   449   $    842   $  1,195    $   132   $    183   $     206
  Expenses:
    Research and development......    1,084     1,477     4,261     6,763      8,195     11,268      1,978      2,366       4,636
    General and administrative....      299       466     1,217     1,892      2,267      3,020        701        617         888
    Interest......................       --        --        --       193        302        302         75         92          92
                                    -------   -------   -------   -------    -------   --------    --------  --------    --------
        Total expenses............    1,383     1,943     5,478     8,848     10,764     14,590      2,754      3,075       5,616
                                    -------   -------   -------   -------    -------   --------    --------  --------    --------
  Net loss........................  $(1,383)  $(1,394)  $(5,066)  $(8,399)  $ (9,992)  $(13,395 )  $(2,622)  $ (2,892)  $  (5,410)
                                    =======   =======   =======   =======    =======   ========    ========  ========    ========
  Net loss per share..............                                          $  (0.94)  $  (0.95 )  $ (0.29)  $  (0.23)  $   (0.34)
                                                                             =======   ========    ========  ========    ========
  Shares used in computation of
    net loss per share............                                            10,533     14,169      8,966     12,343      15,979
                                                                             =======   ========    ========  ========    ========
  Pro forma, assuming conversion
    of Preferred Stock to Company
    Common Stock (3):
    Net loss per share............                                $ (1.03)
                                                                  =======
    Shares used in computation of
      net loss per share..........                                  8,152
                                                                  =======



                                                                                                               MARCH 31,
                                                                            DECEMBER 31,                 ---------------------
                                                              ----------------------------------------              PRO FORMA
                                                              1992(4)     1993       1994       1995       1996      1996(5)
                                                              --------   -------   --------   --------   --------   ----------
                                                                                       (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash, cash equivalents and securities available for
    sale....................................................  $ 15,266   $ 6,797   $ 11,475   $ 14,443   $ 11,878    $ 14,105
  Working capital...........................................    14,776     6,021     10,178     12,856     10,408      11,017
  Total assets..............................................    15,877    12,115     17,046     19,960     17,381      19,930
  Long-term obligations.....................................        15     1,015      2,253      2,405      2,634       5,134
  Deficit accumulated during development stage..............    (4,202)   (9,267)   (17,667)   (27,589)   (30,481)    (48,132)
  Total shareholders' equity................................    15,297    10,231     13,242     15,773     13,119      11,404


- ---------------

(1) Gives effect to the Merger as if it had occurred on January 1, 1995.



(2) Gives effect to the Merger as if it had occurred on January 1, 1996.



(3) Computed on the basis described in Note 2 of the notes to the financial statements of Targeted Genetics.



(4) Prior to 1992, the Company was a wholly owned subsidiary of Immunex Corporation ("Immunex") and, accordingly, balance sheet data did not exist.



(5) Gives effect to the Merger as if it had occurred on March 31, 1996.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


     The following Pro Forma Consolidated Financial Statements as of March 31, 1996, and for the year ended December 31, 1995 and for the three months ended March 31, 1996 are unaudited. The Unaudited Pro Forma Consolidated Balance Sheet was prepared as if the Merger was effective at March 31, 1996. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1995 was prepared as if the Merger was effective as of January 1, 1995. The Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 1996 was prepared as if the Merger was effective as of January 1, 1996. The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what Targeted Genetics' financial position or results of operations would actually have been if the Merger had in fact occurred on such dates or to project Targeted Genetics' financial position or results of operations as of any future date or for any future period. The Unaudited Pro Forma Consolidated Financial Statements are based on the historical financial statements of Targeted Genetics and RGene and give effect to the Merger under the purchase method of accounting. The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the Targeted Genetics and RGene audited financial statements and notes thereto included elsewhere herein.


                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1996

                                 (IN THOUSANDS)


                                                       TARGETED              PRO FORMA       PRO
                                                       GENETICS    RGENE    ADJUSTMENTS     FORMA
                                                       --------   -------   -----------    --------
                                              ASSETS
Current assets:
  Cash and cash equivalents..........................  $  1,526   $ 1,677    $     550(1)  $  3,753
  Securities available for sale......................    10,352        --           --       10,352
  Deposits, prepaid expenses and other...............       158       146           --          304
                                                       --------   -------     --------     --------
          Total current assets.......................    12,036     1,823          550       14,409
Property, plant and equipment, net...................     4,991       176           --        5,167
In-process research and development..................        --        --       17,651(1)        --
                                                                               (17,651)(2)
Other assets.........................................       354        --           --          354
                                                       --------   -------     --------     --------
                                                       $ 17,381   $ 1,999    $     550     $ 19,930
                                                       ========   =======     ========     ========
                               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................................  $    403   $   264    $      --     $    667
  Notes payable to related parties...................        --     1,000       (1,000)(3)       --
  Accrued payroll and other liabilities..............       229        --           --          229
  Payable to related parties.........................        --     1,500           --        1,500
  Current portion of long-term obligations...........       996        --           --          996
                                                       --------   -------     --------     --------
          Total current liabilities..................     1,628     2,764       (1,000)       3,392
Long-term obligations................................     2,634        --           --        2,634
Deferred revenue.....................................        --     2,500           --        2,500
Shareholders' equity (deficit):
  Preferred stock....................................        --     4,000       (4,000)(4)       --
  Common stock.......................................    43,605       360        1,000(3)    59,541
                                                                                (1,360)(4)
                                                                                15,936(5)
  Unrealized losses on securities available
     for sale........................................        (5)       --           --           (5)
  Deficit accumulated during development stage.......   (30,481)   (7,625)     (17,651)(2)  (48,132)
                                                                                 7,625(4)
                                                       --------   -------     --------     --------
          Total shareholders' equity (deficit).......    13,119    (3,265)       1,550       11,404
                                                       --------   -------     --------     --------
                                                       $ 17,381   $ 1,999    $     550     $ 19,930
                                                       ========   =======     ========     ========

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 TARGETED                       PRO FORMA
                                                 GENETICS           RGENE      ADJUSTMENTS     PRO FORMA
                                             -----------------     -------     -----------     ---------
Revenues:
  Investment income........................      $     668         $    53        $  --        $    721
  Other....................................            174             300           --             474
                                                   -------         -------         ----        --------
          Total revenues...................            842             353           --           1,195
                                                   -------         -------         ----        --------
Expenses:
  Research and development.................          8,195           3,073           --          11,268
  General and administrative...............          2,267             753           --           3,020
  Interest.................................            302              22          (22)(3)         302
                                                   -------         -------         ----        --------
          Total expenses...................         10,764           3,848          (22)         14,590
                                                   -------         -------         ----        --------
Net loss...................................      $  (9,922)        $(3,495)       $  22        $(13,395)
                                                   =======         =======         ====        ========
Net loss per share.........................      $   (0.94)                                    $  (0.95)
                                                   =======                                     ========
Shares used in computation of net loss
  per share................................         10,533(6)                                    14,169(7)
                                                   =======                                     ========


            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                   FOR THE THREE MONTHS ENDED MARCH 31, 1996


                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                 TARGETED                       PRO FORMA
                                                 GENETICS           RGENE      ADJUSTMENTS     PRO FORMA
                                             -----------------     -------     -----------     ---------
Revenues:
  Investment income........................      $     183         $    23        $  --        $    206
Expenses:
  Research and development.................          2,366           2,270           --           4,636
  General and administrative...............            617             271           --             888
  Interest.................................             92              32          (32)(3)          92
                                                   -------         -------         ----        --------
          Total expenses...................          3,075           2,573          (32)          5,616
                                                   -------         -------         ----        --------
Net loss...................................      $  (2,892)        $(2,550)       $  32        $ (5,410)
                                                   =======         =======         ====        ========
Net loss per share.........................      $   (0.23)                                    $  (0.34)
                                                   =======                                     ========
Shares used in computation of net loss
  per share................................         12,343(6)                                    15,979(7)
                                                   =======                                     ========

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


     The accompanying Unaudited Pro Forma Consolidated Financial Statements give effect to the Merger using the purchase method of accounting. Amounts allocated to RGene assets and liabilities will be based on the estimated fair values at the actual time of the Merger. The allocation of the purchase price in the accompanying Unaudited Pro Forma Consolidated Financial Statements is based on the Company's estimates and is subject to revision based on the value of the Company Common Stock at the Effective Date. The consideration to be paid for RGene consists of 3,636,364 shares of Company Common Stock. These shares are unregistered and, accordingly, cannot be freely traded until such shares are registered or an exemption from registration is available. The Company is obligated to register 50% of such shares for resale under the Securities Act of 1933, as amended, prior to the one-year anniversary of the Effective Date. Additionally, all of such shares are restricted pursuant to lock-up agreements under which the shares are released in 20% increments every six months beginning six months after the Effective Date. For purposes of the Unaudited Pro Forma Consolidated Financial Statements, the shares have been valued at an average price of approximately $4.38 per share. This valuation was calculated using the closing price of the Company Common Stock on May 17, 1996 discounted at rates that reflect the varying periods of restriction. The resulting total consideration of $20,200,000 includes liabilities assumed totaling $4,264,000. Such liabilities include $1.5 million payable to related parties under the existing terms of certain license agreements. Under the terms of the Merger Agreement, prior to the Closing, RGene is required to negotiate changes to a license agreement such that this liability and future payments under the agreement will be substantially reduced. The amount of the reduction cannot be estimated at this time. The total consideration does not reflect the additional $5 million of Company Common Stock which may be issuable to RGene stockholders upon the achievement of certain milestones. At the time any such Company Common Stock becomes issuable, the Company will be required to record additional noncash expense, representing in-process research and development, equal to the value of such Company Common Stock. See "The Merger."


     The pro forma adjustments are described in the following notes:

     (1) Allocates the estimated purchase price to identifiable assets acquired and liabilities assumed as follows (in thousands):


                                                                                         PRO FORMA
                                                      TOTAL              RGENE         BALANCE SHEET
                                                  PURCHASE PRICE     BALANCE SHEET      ADJUSTMENTS
                                                  --------------     -------------     -------------
    Cash and cash equivalents...................     $  2,227           $ 1,677           $   550
    Deposits, prepaid expenses and other........          146               146                --
    Property, plant and equipment...............          176               176                --
    In-process research and development.........       17,651                --            17,651
                                                      -------              ----           -------
                                                     $ 20,200           $ 1,999           $18,201
                                                      =======              ====           =======



     The amount allocated to cash and cash equivalents reflects $550,000 of additional capital being contributed by RGene's existing investors under the terms of the Merger Agreement.


     (2) Records the write-off of in-process research and development acquired by the Company. This adjustment has not been reflected in the Unaudited Pro Forma Statement of Operations as the charge is considered nonrecurring.

     (3) Reflects the conversion of notes payable into shares of RGene Common Stock prior to the Merger and eliminates interest expense thereon.

     (4) Eliminates the historical stockholders' equity accounts of RGene.

     (5) Reflects the issuance of 3,636,364 shares of Company Common Stock to the stockholders of RGene, valued as described above.

     (6) Computed on the basis described in Note 2 of the notes to the financial statements of Targeted Genetics.

     (7) Reflects the issuance of 3,636,364 shares of Company Common Stock to the stockholders of RGene.

           TARGETED GENETICS MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW


     Targeted Genetics, a development stage company, was incorporated in March 1989 as a wholly owned subsidiary of Immunex. The Company's activities were carried out as a project within Immunex through December 31, 1991. In 1992, the Company began to operate independently of Immunex and raised $16.6 million, net of expenses, in a private placement of Preferred Stock. The Company subsequently raised an additional $23.8 million in two public offerings of Company Common Stock. The Company has recently filed with the Commission a registration statement in connection with the public offering of 3.5 million shares of Company Common Stock. Currently, the Company has no significant revenue sources other than interest income earned on investments, and it has generated an accumulated deficit of $30.5 million through March 31, 1996.


     It is not anticipated that the Company will have any product-related revenues for a number of years. Accordingly, the Company expects to generate substantial additional losses in the future attributable to the continuation of preclinical and clinical research programs, development of manufacturing capabilities and the preparation for commercialization of its products under development. The Company's ability to achieve profitability depends in part on its ability alone and/or with others to complete the development of product candidates, obtain regulatory approvals, comply with applicable regulatory requirements and manufacture and market such products, of which there can be no assurance.

     In April 1996, the Company entered into the Merger Agreement with RGene, another development stage company, pursuant to which it agreed to complete the Merger, subject to, among other things, final approval of the shareholders of both companies. The effect of the Merger on the Company's results of operations is discussed in "-- Results of Operations -- Pro Forma -- Year Ended December 31, 1995." The effect of the Merger on the Company's liquidity and capital resources is also discussed below.

RESULTS OF OPERATIONS


     Three Months Ended March 31, 1995 and 1996



     Over the past several years, the Company's net loss has grown, consistent with the growth in the Company's scope and size of operations. In the near term, the Company plans additional moderate growth in employee head count necessary to address increasing requirements in the areas of manufacturing, quality control, clinical and regulatory affairs. Assuming capital is available to finance such growth, the Company's operating expenses will continue to increase as a result. Until such time as the Company enters into an arrangement providing research and development funding, the net loss will continue to increase as well.



     For the three months ended March 31, 1996, interest income increased to $183,000 compared to $132,000 during the three months ended March 31, 1995. The increase was attributable to a higher average investment balance and higher rates of return on those balances compared to the same period in 1995.



     Research and development expenses were $1,978,000 and $2,366,000 for the three-month periods ended March 31, 1995 and 1996, respectively. Factors that contributed to this increase were: additional employees and related expenses in preclinical immunology and clinical affairs; a moderate increase in the level of expenses related to development, manufacturing, quality control and regulatory activities; and increased employee benefits costs.



     General and administrative expenses were $701,000 and $617,000 for the three months ended March 31, 1995 and 1996, respectively. The decrease reflected a one-time expense of $185,000 related to certain corporate development activities in the quarter ended March 31, 1995. Otherwise during the first quarter of 1996, higher expenses related to corporate communications, shareholder reporting and employee benefits contributed to the increase compared to the first quarter of 1995.



     Interest expense was $75,000 and $92,000 for the three months ended March 31, 1995 and 1996, respectively. The increase was attributable to additional equipment leases entered into by the Company.

     Years Ended December 31, 1993, 1994 and 1995

     Revenues were $412,000, $449,000 and $842,000 for the years ended December 31, 1993, 1994 and 1995, respectively. The significant increase in 1995 was attributable to a higher average investment balance during the year and higher rates of return on those balances. In 1995, the Company earned other income of $175,000 from research and development arrangements.

     Research and development expenses were $4,261,000, $6,763,000 and $8,195,000 for the years ended December 31, 1993, 1994 and 1995, respectively. For the year ended December 31, 1994, the increase in research and development expenses was largely due to the increased emphasis on supporting the advancement of clinical, manufacturing process development and regulatory programs. The increase in research and development expenses in 1995 was largely attributable to the continued expansion of manufacturing process development expertise and other nominal increases in research, clinical and regulatory expenses, including staffing. Research and development expenses will continue to increase in the future, especially as related to clinical trials. Continued growth in expenses, however, is dependent on the availability of capital.

     General and administrative expenses were $1,217,000, $1,892,000 and $2,267,000 for the years ended December 31, 1993, 1994 and 1995, respectively. The increase in general and administrative expenses in 1994 was attributable to the addition of administrative staff in the areas of business development, finance, human resources and facility management to support research and development activities. During 1994, the Company also experienced an increase in expenses associated with being a publicly traded company. For the year ended December 31, 1995, the Company experienced modest growth in general and administrative expenses compared with 1994. The growth was related to an increase in corporate development activities and, to a lesser extent, additional administrative staffing. Over the three years presented, the increase in general and administrative expenses has roughly tracked the rate of increase in research and development spending. The Company expects this relationship to continue in future years.

     The Company began incurring interest expense in 1994 related to equipment financing transactions. The substantial increase for the year ended December 31, 1995 versus 1994 is due to an increased level of equipment financing. It is expected that the Company will continue to finance equipment purchases if favorable terms are available.


     Pro Forma -- Year Ended December 31, 1995 and Three Months Ended March 31, 1996



     On a pro forma basis, after giving effect to the Merger as if it had occurred on January 1, 1995, the net loss for the year ended December 31, 1995 would have been $13.4 million. The increase over the Company's actual net loss of $9.9 million for such period is primarily attributable to added research and development expenses of $3.1 million and general and administrative expenses of $753,000, offset by $300,000 of license fee revenues. The Company expects that such 1995 expense additions are generally indicative of the increases in the Company's operating expenses that, going forward, will result from the Merger, in that (i) RGene's research and clinical programs, and the related costs, are expected to be maintained and (ii) there are no significant savings expected from the elimination of duplicative expenses. The pro forma results of operations for the three months ended March 31, 1996 do not reflect the level of increase in operating expenses, going forward, expected to result from the Merger, due to the inclusion of (i) $157,000 of noncash compensation expense related to RGene stock purchase agreements and stock options, and (ii) $1.5 million payable to related parties related to option fees received by RGene during the quarter. Future license and related milestone revenues under an existing RGene license agreement or any other agreements under negotiation cannot be predicted.


     Upon completion of the Merger and based on the value of the Company Common Stock at that time, the Company will calculate the actual purchase price and allocate it to the various assets acquired. It is expected that the Company will allocate a substantial portion of the purchase price to in-process research and development, which will be immediately expensed. Furthermore, the Company may be required to issue up to $5,000,000 of additional Company Common Stock to RGene stockholders based on the achievement of certain clinical and business Milestones. At the time any such Company Common Stock becomes issuable, the Company will be required to record additional noncash expense equal to the value of such Company Common Stock.

LIQUIDITY AND CAPITAL RESOURCES

     At December 31, 1995, the Company had cash, cash equivalents and securities available for sale totaling $14.4 million, compared to $11.5 million at December 31, 1994. The increase was primarily attributable to the completion of a self-managed stock and warrant offering, which resulted in net proceeds of $12.2 million in July 1995. The Company also completed equipment financing transactions totaling $1.1 million during 1995. Offsetting these increases, the Company used $8.5 million to fund its operations, $1.4 million for purchases of equipment, laboratory expansion and acquisition of technology and patent rights and $657,000 for payments under equipment leases and notes.


     The Company had cash, cash equivalents and securities available for sale totaling $11.9 million at March 31, 1996, compared to $14.4 million at December 31, 1995. The decrease was primarily attributable to the Company's using $2.6 million to fund its operations during the first three months of 1996.


     The Company expects that its cash needs will continue to increase in future periods, in part because of the Merger, due to expansion of research and development programs, increased clinical trial activity, growth of administrative staff and expansion of its facilities to accommodate increased numbers of employees. Accordingly, the Company will need to raise substantial additional funds to continue development and commercialization of its products. The Company's future cash requirements will depend on many factors, including the successful consolidation of RGene with the Company; continued scientific progress in its research and development programs; the results of research and development, preclinical studies and clinical trials; acquisition of products or technology, if any; relationships with corporate collaborators; competing technological and market developments; the time and costs involved in obtaining regulatory approvals; the costs involved in filing, prosecuting and enforcing patent claims; the time and costs of manufacturing scale-up and commercialization activities; and other factors.


     The Company estimates that, at its planned rate of spending adjusted to reflect the increased expenses expected to result from the Merger, its existing cash, cash equivalents and securities available for sale, together with the projected amount of cash or investments expected to be obtained as a result of the Merger, the net proceeds from a proposed public offering of Company Common Stock and the interest income thereon and up to approximately $3.6 million of additional capital which would be provided upon the exercise of outstanding warrants, will be sufficient to meet its capital requirements until early 1998. There can be no assurance that the underlying assumed levels of revenue and expense will prove accurate. In order to further strengthen its cash position, the Company is aggressively pursuing agreements with corporate partners that would provide research and development funding and equity investments. If the Company is successful in these efforts, funding received under such arrangements would extend the period during which the aforementioned resources would fund the Company's capital requirements. The Company also intends to seek additional funding through public or private financing, including equity financing. There can be no assurance, however, that adequate funds will be available when needed or will be available on terms favorable to the Company.

                               BUSINESS OF RGENE

     RGene, incorporated in Delaware in August 1993, is developing gene therapy to treat certain acquired diseases such as cancer. RGene is focused on developing a core technology platform of non-viral gene delivery systems using cationic lipids to deliver genes, including certain tumor suppressor genes, to diseased cells. RGene is using one of its core non-viral gene delivery technologies to deliver its proprietary E1A tumor suppressor gene to treat certain cancers, including ovarian and breast cancers. An initial Phase I clinical trial using non-viral delivery of the E1A tumor suppressor gene to treat ovarian and breast cancers has opened for enrollment. RGene also is developing a liposomal delivery system to deliver antisense molecules to treat certain cancers, including certain leukemias and lymphomas.

     RGene's headquarters are located at 2170 Buckthorne Place, Suite 230, The Woodlands, Texas 77380 and its telephone number is (713) 367-5443.


NON-VIRAL VECTORS


     RGene is developing proprietary non-viral delivery systems which use cationic lipids to promote uptake of DNA or genes into cells. Non-viral delivery systems may have certain favorable characteristics for gene delivery to cells, including more flexibility with respect to the size and sequence of the transferred genes and the potential to include the ability to target specific cells in vivo. These non-viral delivery systems consist of the transferred gene or DNA complexed with a cationic lipid. Complexing DNA, which is negatively charged, with cationic lipids, which are positively charged, promotes DNA uptake by cells. Such complexes have good safety profiles and can be used for ex vivo as well as in vivo gene delivery. For in vivo use, these complexes may be delivered by a variety of routes, such as topically, intravenously, intraperitoneally, intrapleurally or by aerosol. DNA-lipid delivery systems do not have an inherent ability to target specific cells or tissues, but RGene is developing such targeting ability by incorporating specific targeting ligands into the delivery system.

     RGene is employing four types of non-viral delivery systems based on technology developed by Dr. Leaf Huang of the University of Pittsburgh, who is a pioneer in this field and an exclusive consultant to RGene. His original system using the lipid DC cholesterol ("DC Chol"), which has a favorable toxicity profile, is being used in RGene's current E1A tumor suppressor trial. Several additional systems are under development. A second system under development employs additional lipid analogs which may have an even more favorable toxicity profile. In a third system, the DNA is condensed into particles of defined size which have a gene transfer efficiency that is 50- to 80-fold higher than the first and second systems. An alternate version of the third system is being developed that includes specific ligands to enhance delivery to specific target cells and to increase stability when delivered intravenously. A fourth system being developed also has increased efficiency of gene transduction and higher stability in serum for intravenous delivery.

E1A TUMOR SUPPRESSOR GENE THERAPY


     In its E1A program, RGene is testing the feasibility of treating certain cancers by introducing the proprietary E1A tumor suppressor gene into cancer cells using RGene's proprietary non-viral delivery system. Overexpression of the Her-2/neu oncogene occurs in approximately 30% of a number of cancers, including ovarian, breast, head and neck, stomach, pancreatic, liver, cervical and prostate cancer, and has been associated with enhanced metastatic potential, drug resistance and poor survival rates. The E1A tumor suppressor gene has been shown to inhibit the overexpression of the Her-2/neu oncogene in certain tumor cells in vitro. In addition, in preclinical mouse studies, the E1A tumor suppressor gene was shown to inhibit the intraperitoneal growth of ovarian cancer cells that were overexpressing the Her-2/neu oncogene, and significantly increase the long-term survival of the mice. A Phase I clinical trial of the E1A tumor suppressor gene therapy in patients with metastatic ovarian or breast cancer that overexpresses the Her-2/neu oncogene is now open for enrollment at M.D. Anderson Cancer Center/University of Texas ("M.D. Anderson") in Houston, Texas.


     In the Phase I trial, 12 patients with ovarian cancer and 12 patients with breast cancer that overexpress the Her-2/neu oncogene will be administered weekly doses of the E1A tumor suppressor gene for a six-month period. The doses will be administered using RGene's proprietary non-viral delivery system. This trial will be conducted as an interpatient, ascending dose study with doses of the E1A tumor suppressor gene delivered intraperitoneally in the ovarian cancer patients and intrapleurally in the breast cancer patients. The objectives of the trial are to assess safety, levels of gene transfer and expression and tumor response. It is expected that this clinical trial will be completed in mid-1997.

TUMOR SUPPRESSOR GENES

     Many pathways of gene regulation control cell growth and division, and cancer arises from disruption of these pathways. Certain of these pathways are regulated by cellular oncogenes or tumor suppressor genes. Cancer may result from the structural alteration and abnormal expression of cellular oncogenes or from mutation or deletion of the tumor suppressor genes. Certain genes, including Her-2/neu, abl, bcr, crkl and bcl-2, function as parts of signal transduction pathways that promote cell growth and division. Tumor suppressor genes function by inhibiting cell growth and the expression of cellular growth factors. Malfunctioning oncogenes and tumor suppressor genes represent targets through which the growth of malignant cancer cells may be regulated. Thus, introduction of tumor suppressor genes may be a viable approach to down-regulate the expression of oncogenes or to replace functions lost by mutation or deletion of the tumor suppressor gene.

     Some viruses have evolved genes that may mimic functions normally exhibited by cellular genes. One such example is the E1A gene of the adenovirus type 5. The E1A gene was shown by Dr. Mien-Chie Hung, in experiments conducted at M.D. Anderson, to function as a tumor suppressor and to suppress expression of the Her-2/neu oncogene, which is known to be overexpressed in certain cancers. RGene is taking advantage of this expertise to investigate the delivery and short-term expression of tumor suppressor genes in cancer cells using RGene's non-viral lipid delivery systems. An open Phase I clinical trial is evaluating the ability of the E1A tumor suppressor gene to down-regulate the Her-2/neu oncogene in ovarian and breast cancers. Preclinical research is also being conducted to assess the feasibility of using non-viral delivery systems to deliver a variety of other cellular tumor suppressor genes to treat certain cancers. RGene is also investigating the ability to target cancer treatments via certain other oncogenes to which it has proprietary rights.

ANTISENSE OLIGONUCLEOTIDES

     RGene is investigating the potential treatment of cancer by using antisense molecules to inhibit the activity of certain oncogenes. Antisense molecules can prevent expression of the protein product of a gene by binding to the messenger RNA copied from the DNA coding for that gene. These antisense molecules are composed of oligonucleotides, which are short pieces of DNA. Antisense molecules can be incorporated into liposomes for delivery to target cells.

     Chronic myelogenous leukemia ("CML") is a cancer associated with the presence of an aberrant chromosome, the Philadelphia chromosome, which results in generation of an oncogene, the bcr-abl fusion gene. The protein product of the bcr-abl oncogene is believed to be involved in the pathogenesis of CML by promoting selective proliferation of the myeloid cells. The bcr-abl oncogene is present only in the leukemia cells and may be selectively targeted with antisense oligonucleotides.

     RGene plans to test a proprietary liposomal anti-bcr-abl oligonucleotide for treatment of CML, in collaboration with Dr. Gabriel Lopez-Berestein at M.D. Anderson. In in vitro experiments this formulation was shown to selectively inhibit proliferation of the cancer cells. An initial Phase I/II dose escalation study to test the safety and efficacy of repeated intravenous injections of the liposomal/antisense complex is being planned in chronic-phase CML patients who are not candidates for bone marrow transplants and who have received no benefit from standard therapy.

COLLABORATIONS AND AGREEMENTS

     Aronex Pharmaceuticals, Inc. In April 1994, RGene and Argus Pharmaceuticals, Inc. (now Aronex Pharmaceuticals, Inc. ("Aronex")) entered into a Development Agreement, an Assignment and Assumption Agreement and a Sublicense Agreement. As part of the exchange for 642,307 shares of RGene Common Stock, Aronex licensed to RGene, on a nonexclusive, royalty-free basis, certain of Aronex's technology, including technology in the area of liposomal drug delivery and manufacturing, which may be useful or necessary in the development of certain products. Aronex also assigned to RGene certain rights in an exclusive license agreement between the University of Texas Board of Regents, M.D. Anderson and Aronex for a patent relating to liposomal methylphosphonate oligonucleotides for the treatment of cancer. In addition, Aronex granted to RGene an exclusive worldwide sublicense to patent applications and technology relating to delivery of genes into cells using novel cationic cholesterol derivatives for use in certain fields, including lung, colon, breast, ovarian and hematological cancers. This technology was licensed exclusively by Aronex from the University of Tennessee Research Corporation ("UTRC") for use in certain fields in November 1993.

     Under the Development Agreement, Aronex and RGene agreed to conduct certain research and experiments and to develop certain products incorporating Aronex technology, the costs of which are borne by RGene. The patent rights to jointly conduct research are governed by the Assignment and Assumption Agreement and the Sublicense Agreement. The Development Agreement expires in April 1997, and can be extended by mutual agreement of the parties.

     M.D. Anderson Cancer Center/University of Texas. In March 1994, RGene entered into an agreement with the University of Texas Board of Regents and M.D. Anderson pursuant to which RGene obtained an exclusive worldwide license to develop and market products utilizing the E1A tumor suppressor gene for Her-2/neu targeted cancer therapy. This agreement was amended in December 1994 to provide RGene an exclusive worldwide license to develop and market products utilizing lipid technology to deliver oligonucleotides for the treatment of CML.

     In addition to the license agreement, in March 1994, RGene entered into a sponsored research agreement with M.D. Anderson pursuant to which RGene agreed to pay M.D. Anderson an annual fee for three years for research to be performed under the supervision of Dr. Mien-Chie Hung in the area of Her-2/neu targeted cancer therapy. RGene entered into a second sponsored research agreement with M.D. Anderson in March 1994 pursuant to which RGene agreed to pay M.D. Anderson an annual fee for two years for research to be performed under the supervision of Dr. Lopez-Berestein in the area of targeting and delivery of oligonucleotides to leukemic cells.

     University of Tennessee Research Corporation. In October 1995, RGene entered into an agreement with UTRC pursuant to which RGene obtained an exclusive worldwide license to develop and market products utilizing technology relating to delivery of genes into cells using DC Chol for certain cancers, including, among others, breast, ovarian and lung.

     University of Pittsburgh. In October 1994, RGene entered into an exclusive worldwide license agreement with the University of Pittsburgh of the Commonwealth System of Higher Education ("Pittsburgh") to develop and market products utilizing technology related to non-viral delivery systems for cancer treatment (the "Field of Research") developed by Dr. Leaf Huang. Also in October 1994, RGene entered into a sponsored research agreement with Pittsburgh pursuant to which RGene agreed to pay Pittsburgh an annual fee for four years for research to be performed under the supervision of Dr. Huang in the area of developing gene therapy products to treat cancer. Dr. Huang's research program includes developing novel cationic lipids and the bacteriophage T-7-based expression system. Any inventions made under this agreement in the Field of Research will be incorporated into the October 1994 exclusive license agreement. In addition, RGene has a right of first refusal to acquire an exclusive license to any inventions developed under the sponsored research agreement outside of the Field of Research. RGene is currently engaged in negotiations with Pittsburgh to expand the Field of Research to other areas of interest to RGene. There can be no assurance that such negotiations will be successful.

     Pasteur Merieux. In December 1995, RGene entered into an agreement with Pasteur Merieux Serums & Vaccins S.A. ("Pasteur Merieux") pursuant to which RGene granted to Pasteur Merieux an exclusive worldwide license and sublicense to certain technology and patent rights relating to DC Chol as an immunoadjuvant in traditional vaccines. In consideration of such grant, RGene was paid a process development fee and an upfront license fee. In addition, it may receive milestone payments upon realization of certain benchmarks and a royalty on sales of the products, if any, incorporating the underlying technology.

                         RGENE SELECTED FINANCIAL DATA


     The selected financial data presented below with respect to RGene's statements of operations for the years ended December 31, 1994 and 1995 and balance sheets at December 31, 1994 and 1995 are derived from the audited financial statements of RGene that have been audited by Arthur Andersen LLP, independent public accountants, which are included elsewhere herein and are qualified by reference to such financial statements of RGene and notes related thereto. The financial data at March 31, 1996 and for the three months ended March 31, 1995 and 1996 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, that the Company considers necessary for a fair presentation of the financial position and results of operations for those periods. The selected financial data should be read in conjunction with "RGene Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of RGene and notes thereto included elsewhere in this Proxy Statement.



                                                       YEAR ENDED          THREE MONTHS ENDED
                                                      DECEMBER 31,              MARCH 31,
                                                   -------------------     -------------------
                                                   1994(1)      1995        1995        1996
                                                   -------     -------     -------     -------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
    STATEMENT OF OPERATIONS DATA:
      Revenues:
         License and other fees..................  $    --     $   300     $    --     $    --
         Interest income.........................       56          53          26          23
                                                   -------     -------     -------     -------
                                                        56         353          26          23
      Expenses:
         Research and development................      977       3,073         448       2,270
         General and administrative..............      659         753         195         271
         Interest expense........................       --          22          --          32
                                                   -------     -------     -------     -------
                Total expenses...................    1,636       3,848         643       2,573
                                                   -------     -------     -------     -------
      Net loss...................................  $(1,580)    $(3,495)    $  (617)    $(2,550)
                                                   =======     =======     =======     =======
      Loss per share.............................  $ (0.61)    $ (1.06)    $ (0.19)    $ (0.75)
                                                   =======     =======     =======     =======
      Weighted average shares used in computing
         loss per share..........................    2,598       3,290       3,264       3,394



                                                             DECEMBER 31,
                                                         ---------------------     MARCH 31,
                                                          1994          1995         1996
                                                         -------       -------     ---------
                                                                   (IN THOUSANDS)
    BALANCE SHEET DATA:
      Cash and cash equivalents........................  $ 2,300       $   239      $ 1,677
      Working capital..................................    2,273        (1,048)        (941)
      Total assets.....................................    2,558           500        1,999
      Deficit accumulated during development stage.....   (1,580)       (5,075)      (7,625)
      Total stockholders' equity (deficit).............    2,447          (872)      (3,265)


- ---------------


(1) RGene was incorporated on August 27, 1993 and effectively commenced operations in 1994.

                 RGENE MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     RGene was incorporated in August 1993 and commenced operations in early 1994. RGene is developing gene therapy products, initially for certain cancers, using non-viral gene delivery systems based on cationic lipids. In 1994, RGene raised $4 million of venture capital through a private placement of Series A Preferred Stock. In late 1995, $1 million of bridge loans were received from the same group of investors. RGene is a development stage company and, accordingly, has used these funds primarily for raising capital and paying research and development costs. As of December 31, 1995, RGene has generated an accumulated deficit of $5.1 million and has cash and cash equivalents of $239,000.

     In April 1996, RGene announced that it had entered into the Merger Agreement. Under the terms of the Merger Agreement, RGene's stockholders will receive 3,636,364 shares of Targeted Genetics Common Stock, with the possibility of receiving up to an additional $5,000,000 of Targeted Genetics Common Stock if certain clinical and business-related milestones are achieved.

RESULTS OF OPERATIONS


     Three Months Ended March 31, 1995 and 1996



     Research and development expenses were $448,000 and $2,270,000 for the three months ended March 31, 1995 and 1996, respectively. Generally, the increase was attributable to the advancement of RGene's product development activities. Specifically, the following factors contributed to the increase in research and development expenses: (i) payroll and related expenses were higher in 1996 due to an increase in the number of employees and the recording of noncash compensation expense related to stock options; (ii) expenses related to the manufacture of the Company's E1A product for clinical trials were incurred in 1996 but not in 1995; (iii) license maintenance fees increased in 1996 over 1995; and (iv) $1.5 million payable to related parties related to option fees received by RGene in 1996.



     General and administrative expenses were $195,000 and $271,000 for the three months ended March 31, 1995 and 1996, respectively. The increase in 1996 was primarily attributable to recognition of noncash compensation expense related to stock purchase agreements and stock options.



     Interest expense was $32,000 in 1996 and was related to bridge loans advanced by RGene's investors in September 1995.


     Years Ended December 31, 1994 and 1995

     RGene received license and other fees of $300,000 in 1995 under an agreement with Pasteur Merieux for rights to RGene technology for use as an immunoadjuvant. Under this agreement, RGene may earn additional revenues in the future based on the achievement of development milestones, but such revenues cannot be predicted.

     Interest income was $56,000 and $53,000 for the years ended December 31, 1994 and 1995, respectively. Although RGene had large cash balances in 1994, the initial proceeds of its venture capital financing were not received until April and, therefore, RGene had significant amounts invested for only part of the year. Furthermore, interest rates were higher in 1995 than in 1994.

     Research and development expenses were $977,000 and $3.1 million for the years ended December 31, 1994 and 1995, respectively. There were a number of factors that contributed to the significant increase in research and development expenses in 1995, including: (i) RGene did not begin operations until April 1994 and, therefore, 1994 does not include a full year of expenses; (ii) a much greater amount was expended for process development and manufacturing in 1995 in order to prepare for the start of E1A clinical trials in 1996; (iii) payroll and related expenses were higher in 1995 due to an increase in the number of employees and the recording of noncash compensation expense related to stock options; and (iv) $250,000 of license fees were paid to the University of Tennessee in 1995 for expansion of RGene's rights to the DC Chol delivery technology.

     General and administrative expenses were $659,000 and $753,000 for the years ended December 31, 1994 and 1995, respectively. Although RGene only operated for part of 1994, it incurred start-up expenses that had the effect of raising general and administrative expenses closer to the level incurred for a full year in 1995. Noncash compensation expenses related to stock purchase agreements and stock options represented much of the increase in 1995.

     RGene began incurring interest expense in 1995 related to bridge loans advanced by its venture capital investors. The expense of $22,000 represented interest at prime rate for approximately three months.

LIQUIDITY AND CAPITAL RESOURCES

     At December 31, 1995, RGene had cash and cash equivalents of $239,000, compared to $2.3 million at December 31, 1994. The decrease during 1995 resulted from RGene expending $3.0 million to fund its operating expenses and $48,000 to purchase fixed assets. These expenditures were offset by $1.0 million of proceeds from the bridge loans provided by RGene's investors. The principal amounts of these loans are intended to be converted to equity upon completion of the Merger.


     At March 31, 1996, RGene had cash and cash equivalents of $1.7 million, compared to $239,000 at December 31, 1995. The increase was attributable to the receipt of $2.5 million in connection with the granting of an exclusive option to a pharmaceutical company to enter into a European license and development agreement for RGene's E1A tumor suppressor gene product. This receipt was offset by the expenditure of approximately $1.0 million to fund operating expenses and $13,000 to purchase fixed assets.



     In general, RGene expects that its cash requirements will continue to increase over the next several years as its products progress through clinical trials and as additional product development candidates emerge from preclinical research and development. Specifically, RGene has committed to pay a minimum of approximately $900,000 through 1998 to continue funding research and clinical activities conducted by M.D. Anderson and Pittsburgh. Furthermore, significant capital would be required if RGene were to develop its own internal research, development and manufacturing capabilities. Accordingly, RGene will be required to raise substantial additional capital if it is to continue to operate as an independent company.



     In the first quarter of 1996, RGene received $2.5 million in connection with the granting of an exclusive option to a pharmaceutical company to enter into a European license for RGene's E1A tumor suppressor gene product. An additional $2.5 million may be received during the second quarter upon execution of a definitive license agreement or, if such agreement is not executed, to extend the exclusive option. Such amounts are nonrefundable and are creditable toward the license fee due upon execution of a license agreement. The Company may be required to pay certain sums to certain related parties in the event that a definitive agreement is consummated with the pharmaceutical company. As of March 31, 1996, $1.5 million has been recorded as a payable to related parties.



     On April 16, 1996, RGene announced that it had agreed to be acquired by Targeted Genetics pursuant to the Merger Agreement. The Merger is subject to the approval by the shareholders of both companies and, assuming the Merger is approved, is expected to be completed by the end of the second quarter of 1996. If the Merger were not to occur, RGene would need to raise additional capital during the next several months in order to continue its operations. There can be no assurance that such funding would be available or that it would be available on terms favorable to RGene. Pursuant to the Merger Agreement and prior to the Merger, an additional $550,000 shall be advanced under the promissory notes from certain stockholders of RGene (see Note 4 of notes to the financial statements of RGene). Such advances, together with the $1.0 million in promissory notes from certain stockholders of RGene, shall be converted at or prior to the Merger into Company Common Stock at a conversion price of $1.40 per share.

                           COMPARATIVE PER SHARE DATA


     The following table presents comparative per share data for Targeted Genetics (on a historical and pro forma basis) and for RGene (on a historical and pro forma equivalent basis) based on the historical financial statements of Targeted Genetics and RGene. Neither company has paid any cash dividends. The pro forma information is not necessarily indicative of actual or future operating results or the financial position that would have occurred or will occur upon consummation of the Merger. The information presented below should be read in conjunction with the Unaudited Pro Forma Consolidated Financial Statements included elsewhere in this Proxy Statement and the Targeted Genetics and RGene financial statements and notes thereto.





                                                                                  AT OR FOR THE
                                            AT OR FOR THE FISCAL YEAR ENDED    THREE MONTHS ENDED
                                                   DECEMBER 31, 1995              MARCH 31, 1996
                                            -------------------------------     ------------------
                                                                                   (UNAUDITED)
    TARGETED GENETICS:
      Historical:
         Net loss.........................              $ (0.94)                     $  (0.23)
         Book value.......................                 1.28                          1.06
      Pro Forma:
         Net loss.........................              $ (0.95)                     $  (0.34)
         Book value.......................                 1.19                          0.71
    RGENE:
      Historical:
         Net loss.........................              $ (1.06)                     $  (0.75)
         Book value.......................                (0.26)                        (0.96)
      Pro Forma Equivalent(1):
         Net loss.........................              $ (0.39)                     $  (0.14)
         Book value.......................                 0.48                          0.29


- ---------------


(1) The pro forma equivalent per share data of RGene was calculated by multiplying the pro forma net income and book value per share by the exchange ratio of 1 to .4059. The exchange ratio was determined by dividing
    (i) 3,636,364, the number of shares of Company Common Stock to be issued to RGene stockholders by (ii) 8,959,320, the estimated aggregate number of shares of RGene Capital Stock to be outstanding at the Effective Time.

                      PRICE RANGE OF COMPANY COMMON STOCK


     Company Common Stock has traded under the symbol "TGEN" on the Nasdaq National Market tier of the Nasdaq Stock Market since May 20, 1994. The following table sets forth, for the periods indicated, the high and low closing sales prices for the Company Common Stock as reported by Nasdaq.


    1994                                                                   HIGH       LOW
    ----                                                                   -----     -----
    Second Quarter (beginning May 20, 1994)..............................  $7.13     $5.63
    Third Quarter........................................................   6.13      3.81
    Fourth Quarter.......................................................   5.75      3.75

    1995
    ----
    First Quarter........................................................  $6.38     $3.88
    Second Quarter.......................................................   5.63      3.50
    Third Quarter........................................................   6.50      3.63
    Fourth Quarter.......................................................   5.63      3.75


    1996
    ----
    First Quarter........................................................  $7.25     $4.00
    Second Quarter (through May 17, 1996)................................   6.25      5.00



     On April 16, 1996, the last full trading day prior to announcement of the execution of the Merger Agreement, the closing sales price per share of Company Common Stock as reported by Nasdaq was $5.06. On May 17, 1996, the most recent available date prior to printing this Proxy Statement, the reported closing sales price per share of Company Common Stock on Nasdaq was $5.50. There were approximately 1,500 holders of Company Common Stock on such date.


     Targeted Genetics has never paid cash dividends on the Company Common Stock, and RGene has never paid cash dividends on the RGene Capital Stock. The Merger Agreement prohibits RGene from paying cash dividends prior to the Closing. It is not anticipated that any cash dividends will be paid on shares of Company Common Stock in the foreseeable future.

     There is no established public trading market for the RGene Capital Stock. As of April 16, 1996, there were 12 holders of RGene Common Stock and six holders of RGene Preferred Stock.

                                   THE MERGER

     The description of the Merger Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement and incorporated by reference herein.

TERMS OF THE MERGER


     Conversion of Shares at the Closing. At the Closing, an aggregate of 3,636,364 shares of Company Common Stock having an aggregate value of $20 million, based on a value of $5.50 per share, the closing sale price of the Company Common Stock as reported on the Nasdaq National Market on May 17, 1996, will be issuable to the holders of RGene Capital Stock. Each issued and outstanding share of RGene Common Stock (other than shares held by RGene stockholders who perfect dissenters' rights with respect thereto) will be converted (subject to the provisions with respect to fractional shares described below) into the right to receive the Common Share Equivalent Consideration, which is determined by dividing (i) 2,909,091 by (ii) the aggregate number of shares of RGene Capital Stock outstanding at the Effective Time. Each issued and outstanding share of RGene Preferred Stock (other than shares held by RGene stockholders who perfect dissenters' rights with respect thereto) will be converted into the right to receive (a) that number of shares of Company Common Stock determined by dividing (1) 727,273 by (2) the number of shares of RGene Preferred Stock outstanding at the Effective Time and (b) the Common Share Equivalent Consideration. Based on the number of shares outstanding on May 17, 1996, there will be approximately 16,037,248 shares of Company Common Stock outstanding immediately following the Merger, and the former RGene stockholders will hold approximately 23% of such shares.



     Additional Consideration. After the Effective Time, additional consideration (the "Additional Consideration") will be issuable to the former holders of RGene Capital Stock (other than holders who perfect dissenters' rights with respect thereto) if either of the Milestones is achieved prior to certain dates. The First Milestone is the enrollment of at least one patient in a Phase II clinical trial for RGene's E1A tumor suppressor gene therapy in the United States and the enrollment of at least one patient in a similar clinical trial in a member country of the European Economic Union. Achievement of the First Milestone would result in the issuance of $1 million, $2 million or $3 million of Company Common Stock, depending upon whether the First Milestone is achieved on or before December 31, 1997 or December 31, 1998, and depending upon whether the First Milestone is achieved in the United States only or in the United States and Europe, as set forth in the following table:


   GEOGRAPHIC TERRITORY       MILESTONE ACHIEVEMENT DEADLINE      COMMON STOCK ISSUABLE
- --------------------------    -------------------------------     ----------------------
United States only                   December 31, 1997                $    2 million
Europe only                          December 31, 1997                $            0
United States and Europe             December 31, 1997                $    3 million
United States only                   December 31, 1998                $    1 million
Europe only                          December 31, 1998                $ 1 million(1)
United States and Europe             December 31, 1998                $ 2 million(2)

- ---------------
(1) To be issued only if the First Milestone is achieved in the United States during calendar year 1998. If the First Milestone is achieved in the United States prior to January 1, 1998, or if it is not achieved at all in the United States, then no Company Common Stock will be issued for achieving the First Milestone in Europe during 1998.

(2) The maximum amount of Company Common Stock that may be issued in the event that the First Milestone is not achieved in the United States until 1998 is $2 million.

     The Second Milestone is the execution of a definitive collaboration agreement with a third party for the development of genetic vaccines using RGene's technology which will result in minimum revenues to the Company of $2,000,000 during the first year following its execution, of which a minimum of $1,500,000 may not be subject to any specific funding commitment under any license or research agreement. Achievement of the Second Milestone on or before December 31, 1997 would result in the issuance of $2 million of Company Common Stock.

     The aggregate number of shares of Company Common Stock issued upon achievement of a Milestone will equal the applicable aggregate value of such shares divided by the Milestone Average Trading Price, which is the average closing sale price for Company Common Stock for the 30 trading days preceding the date of achievement of the Milestone. Such shares will be issued pro rata, based upon the number of shares of RGene Capital Stock outstanding at the Effective Time, to the former RGene stockholders as promptly as practicable, but in no event later than 20 days after the achievement of the applicable Milestone.



     Assuming the Milestone Average Trading Price equals $5.50 (the closing sale price per share of Company Common Stock as reported on the Nasdaq National Market on May 17, 1996), achievement of both Milestones would result in the issuance of a maximum of 909,091 shares of Company Common Stock. Based upon the number of shares outstanding as of May 17, 1996, and assuming the issuance of 3,636,364 shares of Company Common Stock at the Closing, upon issuance, such shares of Additional Consideration would represent approximately 6% of outstanding Company Common Stock.



     Fractional Shares. No fractional shares of Company Common Stock will be issued in connection with the Merger Agreement. In lieu of any such fractional shares, each holder of RGene Capital Stock who otherwise would be entitled to receive a fractional share of Company Common Stock pursuant to the Merger Agreement will be paid an amount in cash equal to such fraction multiplied by the closing sale price per share of Company Common Stock as reported on the Nasdaq National Market on the trading day immediately preceding the Effective Date or the date the Milestones is achieved, as the case may be. With respect to each RGene stockholder, all fractional shares of Company Common Stock will be aggregated in order to determine the number of shares of Company Common Stock issuable to such stockholders and the amount of the related cash payment. Due to the small number of RGene stockholders, such cash payment will not be material to the Company.


CLOSING

     The Closing will take place on the earliest practicable business day after the conditions specified in the Merger Agreement have been satisfied or waived, or at such other time as Targeted Genetics and RGene agree. On the date of Closing, a certificate of merger will be filed with the Secretary of State of the State of Delaware. The Merger will become effective on the date and at the time of filing such certificate of merger or at such other time as may be specified therein. The Merger Agreement may be terminated by either Targeted Genetics or RGene if, among other things, the Merger has not been consummated by June 30, 1996. See "-- Amendment and Termination."

EXCHANGE OF CERTIFICATES

     The Merger Agreement provides that as soon as practicable after the Effective Date, Targeted Genetics will make available to each holder of record of RGene Capital Stock (other than holders who have perfected dissenters' rights) a certificate or certificates representing the Company Common Stock that such holder is entitled to receive at the Closing. Prior to receiving such Company Common Stock, each such holder of RGene Capital Stock is required to surrender to Targeted Genetics the certificates representing such holder's shares of RGene Capital Stock and deliver to Targeted Genetics an executed Lock-Up Agreement (as defined below) and a properly completed and executed investor questionnaire. As soon as practicable, but in no event later than 20 days, following the date on which either of the Milestones is achieved, Targeted Genetics shall make available to each former RGene stockholder (assuming such stockholder complied previously with the requirements described above) certificates representing that number of shares of Company Common Stock that such holder is entitled to receive upon the occurrence of the applicable Milestone. See "-- Terms of the Merger."

     All shares of Company Common Stock issued and cash in lieu of fractional shares paid upon surrender for exchange of RGene Capital Stock will be deemed to have been issued in full satisfaction of all rights pertaining to such RGene Capital Stock.

EFFECT ON RGENE EMPLOYEE BENEFIT AND STOCK PLANS

     At the Effective Time, any options, warrants or other rights to purchase or subscribe for RGene Capital Stock which have not been exercised on or before the second business day prior to the Effective Date will be cancelled to the extent RGene has the power or ability to cancel such options, warrants or other rights. Cancellation of all such unexercised options, warrants or rights is a condition to the Company's obligation to consummate the Merger.

     Targeted Genetics intends to grant to key employees of RGene whose employment continues following a transition period after the Merger, options to purchase shares of Company Common Stock commensurate with those granted to key employees of Targeted Genetics. In addition, such employees will be eligible to participate in Targeted Genetics' employee benefits plans to the same extent as the Company's current employees.


AGREEMENT OF SIGNIFICANT RGENE STOCKHOLDERS TO VOTE IN FAVOR OF THE MERGER



     Certain significant stockholders of RGene have entered into irrevocable proxy and voting agreements pursuant to which each of such stockholders has granted to Targeted Genetics an irrevocable proxy to vote such stockholder's shares of RGene Capital Stock in favor of the Merger. As of April 16, 1996, assuming the exercise of all outstanding options and warrants to purchase RGene Common Stock and the conversion of all bridge loans to RGene Common Stock as contemplated in the Merger Agreement, the RGene stockholders who executed such irrevocable proxy and voting agreements had the power to vote shares representing an aggregate of approximately 66% of the outstanding shares of RGene Capital Stock, which is sufficient to approve the Merger.


RESTRICTIONS ON RESALE OF COMPANY COMMON STOCK ISSUED IN THE MERGER


     All shares of Company Common Stock issuable in the Merger will be subject to lock-up agreements to be executed by each RGene stockholder (the "Lock-Up Agreements"). The Lock-Up Agreements will provide that the RGene stockholders may not transfer or dispose of any Company Common Stock received by them in the Merger during the 30-month period beginning with the Effective Date; provided, however, that shares of Company Common Stock will be released from the restrictions of the Lock-Up Agreements in increments of 20% for each full six-month period following the Effective Date. If either of the Milestones is achieved, 20% of the shares issued as Additional Consideration will be immediately released from the restrictions of the Lock-Up Agreements for each full six-month period following the Effective Date.


ESCROW

     Upon the Closing, 363,636 shares of Company Common Stock issuable at the Closing (the "Escrow Shares") will be pledged by the former stockholders of RGene to Targeted Genetics to be held in escrow for payment of claims resulting from RGene's breach of the representations, warranties or covenants contained in the Merger Agreement. Any Escrow Shares which are not retransferred to the Company in respect of such claims, or which are not retained by the Company pending resolution of unresolved claims, will be released to the former RGene stockholders as soon as practicable following the first anniversary of the Effective Date. The Escrow Shares will not be released from the restrictions of the Lock-Up Agreements until 30 months following the Effective Date.

REGISTRATION RIGHTS


     The shares of Company Common Stock to be issued to RGene stockholders have not been registered with the Commission or approved for trading on the Nasdaq National Market. The Merger Agreement provides that Targeted Genetics will (i) prior to the first anniversary of the Effective Date, prepare and file with the Commission a registration statement covering the sale of up to 50% of the shares of Company Common Stock held by the former RGene stockholders and (ii) use commercially reasonable best efforts, subject to receipt of necessary information from the former RGene stockholders, to cause such registration statement to become effective on or before the first anniversary of the Effective Date and to remain effective (subject to provisions described below) for a period ending 24 months following the Effective Date. If the registration statement has not become effective prior to the expiration of the two-week period beginning on the first anniversary of the Effective Date, the Company will be required to pay as liquidated damages to the former RGene stockholders an aggregate amount of $250,000.


     After the registration statement becomes effective, the Company may elect, upon written notice to the former RGene stockholders, to suspend use of the prospectus forming part of the registration statement (i) by any former RGene stockholder upon the failure of such stockholder to provide information in order to make the prospectus true, complete and correct in all material respects or
(ii) for additional periods that do not in the aggregate exceed 60 days during the course of the calendar year, as a result of business developments or other transactions involving the Company, the existence of which would make the registration statement materially inaccurate or misleading.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement includes various customary representations and warranties of the parties thereto, including, among other things, the absence since December 31, 1995 of any material adverse change in the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise) or condition (financial or otherwise) of either party.

CONDUCT OF BUSINESS PENDING THE CLOSING

     RGene. RGene has agreed that, prior to the Closing or earlier termination of the Merger Agreement, it will carry on its business in the ordinary course and consistent with past practice and in accordance with applicable law, and use its best efforts to preserve substantially intact its current business organization, keep available the services of its current officers, employees and consultants and preserve its relationships with third parties. RGene has also agreed that prior to the Closing, unless Targeted Genetics agrees in writing or as otherwise permitted by the Merger Agreement, it will not, among other things:
(i) declare or pay any dividends or other distributions on shares of the RGene Capital Stock or split, combine or reclassify any of the RGene Capital Stock or purchase, redeem or otherwise acquire any shares of the RGene Capital Stock or any options, warrants or other rights therefor; (ii) issue or agree to issue any shares of the RGene Capital Stock; (iii) amend its Certificate of Incorporation or Bylaws; (iv) make any material acquisition or enter into any merger; (v) dispose of or encumber any material assets other than sales in the ordinary course of business consistent with past practice; (vi) incur any additional indebtedness, except in the ordinary course of business or consistent with past practice; (vii) make any capital expenditures that, individually, are in excess of $10,000 or, in the aggregate, are in excess of $25,000; or (viii) authorize or agree to take any of the foregoing actions.

     Targeted Genetics. Targeted Genetics has agreed that, prior to the Closing or earlier termination of the Merger Agreement, it will carry on its business in a manner consistent, in all material respects, with the description of such business in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

NO SOLICITATION

     The Merger Agreement provides that, unless it is terminated, RGene shall not directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer for the purchase of all or (except in the ordinary course of business) any portion of its assets or stock or any business combination with it or participate in any negotiations regarding, furnish any information with respect to, or otherwise cooperate or negotiate in any way with, or facilitate or encourage, any effort by any third party to do any of the foregoing. RGene has agreed to notify Targeted Genetics promptly of any such offers, proposals, inquiries or contact and not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which RGene is a party.

CONDITIONS TO CLOSING

     Conditions to Each Party's Obligations. The respective obligations of RGene, Targeted Genetics and the Subsidiary to effect the Merger are subject to the satisfaction or waiver of the following conditions: (i) the Issuance shall have been approved by the holders of a majority of the votes cast at the Special Meeting; (ii) there shall not be in effect any order of any court or administrative agency which enjoins, restrains, conditions or prohibits consummation of the Merger, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prohibit consummation of the Merger; (iii) consummation of the Merger shall be legally permitted by all applicable laws and regulations; and
(iv) all necessary transfers, consents, approvals and notices shall have been obtained.

     Conditions to the Obligations of Targeted Genetics and the Subsidiary. In addition to the foregoing conditions, the obligations of Targeted Genetics and the Subsidiary are further subject to satisfaction or waiver of the following conditions, among others: (i) the representations and warranties of RGene shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, as of the date of Closing; (ii) RGene shall have performed, in all material respects, all obligations, and complied with all covenants and conditions, required to be performed and complied with by it under the Merger Agreement; (iii) all directors and officers of RGene shall have submitted resignations effective as of the Closing; (iv) Drs. Mien-Chie Hung and Leaf Huang shall have executed consulting and scientific advisory board agreements with Targeted Genetics, and Dr. Gabriel Lopez-Berestein shall have agreed to join a Clinical Advisory Board to be established by Targeted Genetics by December 31, 1996; (v) Targeted Genetics shall have received a certificate relating to the fulfillment of all conditions to the obligations of Targeted Genetics and the Subsidiary; (vi) Targeted Genetics shall have received an opinion of its counsel, Perkins Coie, that the Merger will constitute a reorganization that does not result in taxable gain or loss to Targeted Genetics or the Subsidiary, an opinion from Morgan & Finnegan, L.L.P., patent counsel for RGene, concerning the effect, if any, of the Merger on certain agreements related to RGene's intellectual property, and a further legal opinion of Mayor, Day, Caldwell & Keeton, L.L.P., counsel to RGene, as to other matters; (vii) the Merger shall have been duly and validly approved by the requisite number of holders of RGene Common Stock and RGene Preferred Stock;
(viii) RGene shall have terminated certain agreements, including the employment agreement with Martin Lindenberg, and shall have obtained written waivers of any repurchase obligations, rights of first refusal or other similar provisions existing in favor of any RGene stockholder; (ix) all options or warrants to purchase RGene Capital Stock shall have been exercised in full or canceled without liability to RGene; (x) outstanding bridge loans, pursuant to which RGene is indebted to certain holders of RGene Preferred Stock, shall have been converted to RGene Common Stock, and, prior to such conversion, an additional $550,000 shall have been advanced under the outstanding balance of the bridge loans; (xi) RGene shall have obtained the written agreement (reasonably satisfactory to Targeted Genetics) of UTRC resolving any and all outstanding contract issues between UTRC, RGene and Aronex; and (xii) Targeted Genetics shall have received a certificate of RGene's secretary regarding RGene's corporate actions authorizing the Merger.

     Conditions to the Obligations of RGene. In addition to the foregoing conditions, the obligations of RGene are further subject to satisfaction or waiver of the following conditions, among others: (i) the representations and warranties of Targeted Genetics shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, as of the date of Closing; (ii) Targeted Genetics shall have performed, in all material respects, all obligations, and complied with all covenants and conditions, required to be performed and complied with by it under the Merger Agreement; (iii) RGene shall have received an opinion of its counsel, Mayor, Day, Caldwell & Keeton, L.L.P., that the Merger will constitute a reorganization that does not result in taxable gain or loss to RGene or its stockholders (except to the extent cash is received in lieu of fractional or dissenting shares) and a legal opinion of Perkins Coie; (iv) RGene shall have received a certificate relating to the fulfillment of all conditions to the obligations of RGene; and (v) RGene shall have received a certificate of Targeted Genetics' secretary regarding Targeted Genetics' corporate actions authorizing the Merger.

AMENDMENT AND TERMINATION

     The Merger Agreement may be terminated and the Merger abandoned prior to the Effective Time (notwithstanding the approval of the RGene stockholders) (i) by mutual written consent of the Boards of Directors of Targeted Genetics and RGene; (ii) by either Targeted Genetics or RGene if the Merger is not consummated by June 30, 1996 (provided, however, that no party shall be entitled to so terminate the Merger Agreement if the failure of the Merger to occur by June 30, 1996 resulted from the failure of such party to perform its obligations under the Merger Agreement); (iii) by either Targeted Genetics or RGene if the Merger is illegal or otherwise prohibited under any law or regulation or any final and nonappealable judgment, injunction, order or decree; (iv) by either Targeted Genetics or RGene in the event of a material breach by the other party of any representation, warranty or agreement contained in the Merger Agreement (if such breach is not cured or curable by the Effective Date); (v) by Targeted Genetics if RGene's stockholders fail to approve the Merger; or (vi) by RGene if the Company's shareholders fail to approve the Issuance. If either party terminates the Merger

Agreement as a result of a material breach by the other or the failure of the other party's shareholders to approve the Merger or the Issuance, as the case may be, the other party will pay a termination fee of $350,000.

     The Merger Agreement may be amended in writing by Targeted Genetics, the Subsidiary or RGene prior to the Effective Time; provided, however, that no amendment may be made that would reduce the amount or change the type of consideration into which each share of RGene Capital Stock will be converted.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following summary describes the material federal income tax consequences of the Merger to Targeted Genetics, RGene and holders of RGene Capital Stock who are citizens or residents of the United States. It does not discuss all the tax consequences that may be relevant to RGene stockholders in special tax situations (such as insurance companies, financial institutions, dealers in securities, tax-exempt organizations or non-U.S. persons) or to RGene's stockholders who acquired their shares of RGene Capital Stock pursuant to the exercise of employee stock options or warrants, or otherwise as compensation. The summary also does not discuss tax consequences to holders of outstanding RGene warrants or options.

     Neither Targeted Genetics nor RGene has requested a ruling from the Internal Revenue Service (the "IRS") with regard to any of the federal income tax consequences of the Merger, and the discussion as to the federal income tax consequences of the Merger set forth in the next paragraph will not be binding on the IRS. Under the Merger Agreement, it is a condition precedent to RGene's and Targeted Genetics' obligations to consummate the Merger (which condition may be waived) that opinions to the effect that the Merger will constitute a reorganization for tax purposes be delivered to both parties by their respective legal counsels prior to the Effective Time. Such opinions are not binding on the IRS.

     Under present federal income tax law and assuming (i) the receipt prior to the Effective Time of certain representations of Targeted Genetics, the Subsidiary, RGene and certain significant stockholders of RGene; (ii) that the Merger will qualify as a merger under applicable state law; (iii) that the Merger and related transactions will occur as described in the Merger Agreement; and (iv) that RGene stockholders owning no more than 20% of the shares of RGene Capital Stock outstanding perfect dissenters' rights with respect to the Merger, the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     Under the reorganization provisions of the Code, no gain or loss will be recognized by RGene's stockholders upon the conversion of their shares of RGene Capital Stock into shares of Company Common Stock pursuant to the terms of the Merger (except to the extent cash is received in lieu of fractional shares). The tax basis of the shares of Company Common Stock into which shares of RGene Capital Stock are converted pursuant to the Merger (including any fractional shares of Company Common Stock deemed received) will be the same as the tax basis of such RGene Capital Stock exchanged therefor. The holding period for shares of Company Common Stock into which shares of RGene Capital Stock are converted pursuant to the Merger will include the period that such shares of RGene Capital Stock were held by the holder, provided such shares were held as a capital asset by the holder. In addition, neither Targeted Genetics, the Subsidiary nor RGene will recognize any taxable gain or loss as a result of the Merger.

     Any RGene stockholder who receives cash in lieu of a fractional share of Company Common Stock will be treated for federal income tax purposes as if the cash was received in payment for a fractional share, and such RGene stockholder will therefore recognize gain or loss equal to the difference between the cash received and such stockholder's tax basis in the fractional share. If such RGene Capital Stock was held as a capital asset, the gain or loss will be capital gain or loss if the payment is considered substantially disproportionate or not essentially equivalent to a dividend under Section 302(b) of the Code.

     A dissenting RGene stockholder who receives cash pursuant to the exercise of dissenters' rights will be treated as having had the RGene Capital Stock redeemed in exchange for cash. Generally, such dissenting stockholder will recognize gain or loss measured by the difference between the amount of cash received and the tax basis of the shares of RGene Capital Stock redeemed. If such RGene Capital Stock was held as a capital asset, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such stock was held for more than one year as of the Effective Time. However, any such dissenting stockholder that constructively owns shares of RGene Capital Stock that are exchanged for Company Common Stock in the Merger or actually or constructively owns Company Common Stock after the Merger may, in unusual circumstances, be required to treat the cash received as dividend income if the receipt of cash by such dissenting stockholder has the effect of a dividend distribution. Whether the receipt of cash has the effect of a dividend distribution would depend upon the dissenting stockholder's particular circumstances. The IRS has indicated in published rulings that a distribution that results in any actual reduction in interest of a small, minority stockholder in a publicly held corporation will not constitute a dividend if the stockholder exercises no control with respect to corporate affairs.


     If any of the assumptions described above as a basis for the conclusion that the Merger will constitute a reorganization under the Code proves to be incorrect (e.g., RGene stockholders owning more than 20% of the shares exercise their dissenters' rights), the Merger could be taxable to all the RGene stockholders as if they had sold their stock to Targeted Genetics for cash. The Merger could be taxable to RGene only if the Merger is treated as a taxable transaction to the RGene stockholders and the Merger is treated as an acquisition of the assets of RGene (because, for example, contrary to representations by Targeted Genetics, Targeted Genetics liquidates RGene after the Merger pursuant to a plan in existence at the Effective Time of the Merger). In that event, Targeted Genetics could have liability as a result of assuming the obligations of RGene.


     THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL THE FOREGOING ARE SUBJECT TO CHANGE, AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO THE TAX CONSEQUENCES, IF ANY, OF THE MERGER UNDER APPLICABLE FOREIGN, STATE AND LOCAL LAWS.


LEVEL OF INTEGRATION



     Targeted Genetics Board. Promptly following the Closing, the Targeted Genetics Board will be increased from five to seven members, and Austin M. Long, III and Martin P. Sutter, currently members of RGene's Board of Directors, will be appointed to fill the resulting vacancies. No other individuals will be added to the Targeted Genetics Board as a result of the Merger, and the structure of the Targeted Genetics Board will remain unchanged. Targeted Genetics will have no commitment to renominate either Mr. Long or Mr. Sutter to serve as a member of the Targeted Genetics Board beyond the initial term for which either individual may be elected by the shareholders of Targeted Genetics. As nonemployee directors of Targeted Genetics, Messrs. Long and Sutter will each receive, under the Company's Stock Option Plan for Nonemployee Directors, an option to purchase 15,000 shares of Company Common Stock. Such options shall vest in three annual installments beginning on the first anniversary of the date of grant. In addition, each continuing nonemployee director receives an annual grant of options to purchase 5,000 shares of Company Common Stock for each year following the year such director is initially elected or appointed to the Targeted Genetics Board.



     RGene Employees. Following the Merger, the operations of RGene will be consolidated with those of Targeted Genetics in Seattle, Washington. Any RGene employees continuing with the combined company will relocate accordingly. Currently, RGene has seven employees. Each officer and other employee of RGene will be given the opportunity to continue his or her employment for a minimum transition period of three months following the Effective Date. Upon the expiration of the transition period any such employee who is not offered continuing employment will receive severance payments equal to six months' base salary at the rate in effect for such terminated employee as of the Effective Date.



     It is a condition to the Closing that the Employment Agreement, dated February 24, 1994, between RGene and Martin Lindenberg shall have terminated. Such termination will trigger severance provisions pursuant to which RGene will be required to pay Dr. Lindenberg one year's base salary and to continue Dr. Lindenberg's employee benefits for one year following termination.

     All potential severance obligations to Dr. Lindenberg and other RGene employees will be funded from $550,000 to be contributed to RGene prior to the Closing by certain holders of RGene Preferred Stock, which contribution is a condition to the Closing. See "-- Conditions to Closing -- Conditions to the Obligations of Targeted Genetics and the Subsidiary."



     Consulting Agreements; Advisory Boards. Upon the Closing, Targeted Genetics will enter into consulting and scientific advisory board agreements with each of Drs. Leaf Huang and Mien-Chie Hung, currently members of RGene's Scientific Advisory Board. Pursuant to such agreements, Drs. Huang and Hung will provide consulting services to the Company and will serve on the Company's Scientific Advisory Board for a term of five years, unless the Company chooses to terminate either of the agreements following the fourth anniversary of the Effective Date.



     In addition, Dr. Gabriel Lopez-Berestein, currently a member of RGene's Scientific Advisory Board, has agreed to serve on a Clinical Advisory Board to be established by the Company by December 31, 1996.



INDEMNIFICATION OF DIRECTORS AND OFFICERS PURSUANT TO THE MERGER AGREEMENT


     To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification now existing in favor of RGene's employees, agents, directors or officers with respect to their activities as such prior to the Effective Time, as provided in RGene's Certificate of Incorporation, Bylaws or any agreement in effect with respect to RGene, will survive the Merger and continue in full force and effect in accordance with the terms of any such arrangement.

ACCOUNTING TREATMENT

     For financial reporting purposes, it is expected that the Merger will be accounted for by the purchase method of accounting in accordance with generally accepted accounting principles.

EXPENSES AND FEES

     Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses; provided, however, that should any action be brought under the Merger Agreement, the attorneys' fees and expenses of the prevailing party will be paid by the other party to such action.


DISSENTERS' RIGHTS



     Under the Washington Business Corporation Act (the "WBCA"), a shareholder is entitled to dissent from the consummation of a plan of merger to which a corporation is a party if shareholder approval of the merger is required under the WBCA. Although Targeted Genetics shareholders are required to approve the issuance of the shares in the Merger under the applicable provisions of Schedule D to the NASD Bylaws, such shareholders are not required to approve the Merger under the WBCA. Accordingly, the shareholders of the Company do not have dissenters' rights with respect to the Merger.


EFFECT OF MERGER ON RIGHTS OF TARGETED GENETICS SHAREHOLDERS


     The Merger will not affect the substantive rights of holders of currently outstanding Company Common Stock. However, following the Merger (assuming the issuance of 3,636,364 shares of Company Common Stock pursuant to the Merger Agreement), approximately 23% of the shares of Company Common Stock will consist of the unregistered shares issued in exchange for RGene Capital Stock, and the percentage ownership interests of current Targeted Genetics shareholders will decline accordingly. Such percentage may increase if Additional Consideration is issued upon achievement of the Milestones. See "-- Terms of the Merger -- Additional Consideration."

                    PRINCIPAL TARGETED GENETICS SHAREHOLDERS

     The following table sets forth, as of March 31, 1996, certain information with respect to the beneficial ownership of shares of Company Common Stock by
(i) each person known by Targeted Genetics to own beneficially more than 5% of the shares of Company Common Stock, (ii) each director of Targeted Genetics,
(iii) each of the principal executive officers of Targeted Genetics, and (iv) all directors and executive officers of Targeted Genetics as a group. Except as otherwise noted, Targeted Genetics believes that the beneficial owners of the shares of Company Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

                                                                                       PERCENT
                                                                                    BENEFICIALLY
                                                                 NUMBER OF              OWNED
                                                                   SHARES         -----------------
                                                                BENEFICIALLY      BEFORE     AFTER
             NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNED          MERGER     MERGER
- --------------------------------------------------------------  ------------      ------     ------
5% OWNERS:
  Immunex Corporation.........................................     2,613,122       21.1%      16.3%
     51 University Street
     Seattle, WA 98101
  International Biotechnology Trust plc.......................     1,500,000(1)    11.8%       9.2%
     c/o Rothschild Asset Management Limited
     Five Arrows House
     St. Swithin's Lane
     London EC4N 8NR, England
  State of Wisconsin Investment Board.........................     1,112,500(2)     8.9%       6.9%
     121 East Wilson Street
     P.O. Box 7842
     Madison, WI 53707
  T. Rowe Price Associates, Inc. .............................       670,000(3)     5.3%       4.1%
     100 East Pratt Street
     Baltimore, MD 21202
  Oracle Partners, L.P. and affiliates........................       651,000(4)     5.2%       4.0%
     712 Fifth Avenue, 45th Floor
     New York, NY 10019
DIRECTORS AND EXECUTIVE OFFICERS:
  H. Stewart Parker...........................................       178,502(5)     1.4%       1.1%
  Barrie J. Carter, Ph.D. ....................................       140,061(6)     1.1%       *
  Richard Daifuku, M.D., Ph.D. ...............................         8,000(7)     *          *
  James A. Johnson............................................        28,008(8)     *          *
  Jeremy Curnock Cook.........................................     1,500,000(1)    11.8%       9.2%
  Stephen A. Duzan............................................        16,130(9)     *          *
  James D. Grant..............................................        10,200(7)     *          *
  Donald E. O'Neill...........................................        20,200(10)    *          *
  All directors and executive officers
     as a group (8 persons)...................................     1,901,101(11)   14.8%      11.6%

- ---------------
  *  Less than 1%.

 (1) Represents 1,200,000 shares of Company Common Stock and warrants to purchase 300,000 shares of Company Common Stock owned by International Biotechnology Trust plc ("IBT"), an investment trust the shares of which are traded on the London Stock Exchange. Mr. Cook is a managing director of Rothschild Asset Management Limited, the investment manager and secretary of IBT. Mr. Cook disclaims beneficial ownership of the securities owned by IBT.

 (2) Includes warrants to purchase 100,000 shares of Company Common Stock.

 (3) Represents 535,000 shares of Company Common Stock and warrants to purchase 135,000 shares of Company Common Stock owned by T. Rowe Price New Horizons Fund, Inc. T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. Although for purposes of the Exchange Act Price Associates is deemed to be a beneficial owner of such securities, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

 (4) Represents 551,000 shares of Company Common Stock and warrants to purchase 100,000 shares of Company Common Stock owned by Oracle Partners, L.P. and affiliated investment limited partnerships, of which Mr. Larry N. Feinberg is the managing general partner and over which Mr. Feinberg has investment discretion. Mr. Feinberg has the power to vote, direct the vote, dispose of or direct the disposition of all such securities.

 (5) Includes warrants to purchase 3,333 shares of Company Common Stock and 41,837 shares subject to options that may be exercised within 60 days.

 (6) Includes warrants to purchase 1,333 shares of Company Common Stock and 13,396 shares subject to options that may be exercised within 60 days.

 (7) Represents shares subject to options that may be exercised within 60 days.

 (8) Includes warrants to purchase 600 shares of Company Common Stock and 25,008 shares subject to options that may be exercised within 60 days.

 (9) Includes warrants to purchase 1,666 shares of Company Common Stock and 7,800 shares subject to options that may be exercised within 60 days.

(10) Includes warrants to purchase 2,000 shares of Company Common Stock and 10,200 shares subject to options that may be exercised within 60 days.

(11) Includes 1,200,000 shares of Company Common Stock and warrants to purchase 300,000 shares of Company Common Stock owned by IBT; also includes additional warrants to purchase 8,932 shares of Company Common Stock and 116,441 shares subject to options that may be exercised within 60 days.

                                 LEGAL OPINION

     The legality of the shares of Company Common Stock to be issued in connection with the Merger is being passed upon for Targeted Genetics by Perkins Coie, Seattle, Washington.

                                  TAX OPINION

     The material federal income tax consequences of the Merger to Targeted Genetics and the Subsidiary will be passed upon at the Closing, as a condition to the Merger, by Perkins Coie, counsel to Targeted Genetics. See "The
Merger -- Certain Federal Income Tax Consequences of the Merger."

                              INDEPENDENT AUDITORS

     Representatives of Ernst & Young LLP are expected to attend the Special Meeting and will have an opportunity to make a statement and to respond to appropriate questions from shareholders.

                  PROPOSALS BY TARGETED GENETICS SHAREHOLDERS

     Shareholder proposals intended to be presented at Targeted Genetics' 1997 Annual Meeting of Shareholders must be received by Targeted Genetics not later than November 25, 1996 for inclusion in the proxy materials for such meeting.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                       PAGE
                                                                                       -----
TARGETED GENETICS CORPORATION
Report of Ernst & Young LLP, Independent Auditors....................................  F-2
Balance Sheets.......................................................................  F-3
Statements of Operations.............................................................  F-4
Statements of Shareholders' Equity...................................................  F-5
Statements of Cash Flows.............................................................  F-6
Notes to Financial Statements........................................................  F-7

RGENE THERAPEUTICS, INC.
Report of Independent Public Accountants.............................................  F-13
Balance Sheets.......................................................................  F-14
Statements of Operations.............................................................  F-15
Statements of Stockholders' Equity...................................................  F-16
Statements of Cash Flows.............................................................  F-17
Notes to Financial Statements........................................................  F-18

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Targeted Genetics Corporation

     We have audited the accompanying balance sheets of Targeted Genetics Corporation (a development stage company) as of December 31, 1994 and 1995, and the related statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995 and the period from March 9, 1989 (date of inception) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Targeted Genetics Corporation (a development stage company) at December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 and the period from March 9, 1989 (date of inception) through December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Seattle, Washington
February 9, 1996, except for Note 9
as to which the date is April 16, 1996

                         TARGETED GENETICS CORPORATION

                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS



                                      ASSETS
                                                               DECEMBER 31,
                                                        ---------------------------    MARCH 31,
                                                            1994           1995           1996
                                                        ------------   ------------   ------------
                                                                                      (UNAUDITED)
Current assets:
  Cash and cash equivalents...........................  $  2,306,979   $  2,154,814   $  1,526,073
  Securities available for sale.......................     9,167,808     12,287,748     10,352,493
  Deposits, prepaid expenses and other................       254,225        196,150        157,800
                                                        ------------   ------------   ------------
     Total current assets.............................    11,729,012     14,638,712     12,036,366
Property, plant and equipment, net....................     5,038,812      4,959,502      4,990,602
Other assets..........................................       278,057        362,246        354,176
                                                        ------------   ------------   ------------
                                                        $ 17,045,881   $ 19,960,460   $ 17,381,144
                                                        ============   ============   ============

                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................  $    704,804   $    564,403   $    402,510
  Accrued payroll and other liabilities...............       261,562        336,713        229,447
  Current portion of long-term obligations............       584,371        881,210        995,919
                                                        ------------   ------------   ------------
     Total current liabilities........................     1,550,737      1,782,326      1,627,876
Long-term obligations.................................     2,252,999      2,405,298      2,633,765
Commitments
Shareholders' equity:
  Preferred stock, $.01 par value, 6,000,000 shares
     authorized, none outstanding.....................            --             --             --
  Common stock, $.01 par value, 40,000,000 shares
     authorized, 8,958,831, 12,317,183 and 12,397,484
     outstanding at December 31, 1994 and 1995, and
     March 31, 1996, respectively.....................    31,024,884     43,295,436     43,605,225
  Unrealized gains (losses) on securities available
     for sale.........................................      (116,104)        66,319         (5,064)
  Deficit accumulated during development stage........   (17,666,635)   (27,588,919)   (30,480,658)
                                                        ------------   ------------    -----------
     Total shareholders' equity.......................    13,242,145     15,772,836     13,119,503
                                                        ------------   ------------    -----------
                                                        $ 17,045,881   $ 19,960,460   $ 17,381,144
                                                        ============   ============   ============

                See accompanying notes to financial statements.

                         TARGETED GENETICS CORPORATION

                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                    PERIOD FROM                                      PERIOD FROM
                                                                      MARCH 9,                                         MARCH 9,
                                                                        1989                                             1989
                                                                      (DATE OF                                         (DATE OF
                                                                     INCEPTION)          THREE MONTHS ENDED           INCEPTION)
                              YEAR ENDED DECEMBER 31,                 THROUGH                 MARCH 31,                THROUGH
                    -------------------------------------------     DECEMBER 31,     ---------------------------      MARCH 31,
                       1993            1994            1995             1995            1995            1996             1996
                    -----------     -----------     -----------     ------------     -----------     -----------     ------------
                                                                                     (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
Revenues:
  Investment
    income........  $   412,076     $   448,822     $   667,835     $  2,077,282     $   132,537     $   183,536     $  2,260,818
  Other...........           --              --         174,625          174,625              --              --          174,625
                    -----------     -----------     -----------     ------------     -----------     -----------     ------------
    Total
      revenues....      412,076         448,822         842,460        2,251,907         132,537         183,536        2,435,443
                    -----------     -----------     -----------     ------------     -----------     -----------     ------------
Expenses:
  Research and
    development...    4,261,154       6,763,549       8,194,913       22,771,120       1,978,316       2,366,032       25,137,152
  General and
    administrative    1,216,434       1,891,947       2,267,516        6,574,720         701,013         616,862        7,191,582
  Interest........           --         192,671         302,315          494,986          74,840          92,381          587,367
                    -----------     -----------     -----------     ------------     -----------     -----------     ------------
    Total
      expenses....    5,477,588       8,848,167      10,764,744       29,840,826       2,754,169       3,075,275       32,916,101
                    -----------     -----------     -----------     ------------     -----------     -----------     ------------
Net loss..........  $(5,065,512)    $(8,399,345)    $(9,922,284)    $(27,588,919)    $(2,621,632)    $(2,891,739)    $(30,480,658)
                     ==========      ==========      ==========      ===========      ==========      ==========      ===========
Net loss per
  share...........  $     (3.73)    $     (1.40)    $     (0.94)                     $     (0.29)    $     (0.23)
                     ==========      ==========      ==========                       ==========      ==========
Shares used in
  computation of
  net loss per
  share...........    1,359,840       6,005,141      10,532,950                        8,966,194      12,342,748
                     ==========      ==========      ==========                       ==========      ==========
Pro forma,
  assuming
  conversion of
  preferred stock
  to common stock:
  Net loss per
    share.........  $     (0.73)    $     (1.03)    $     (0.94)
                     ==========      ==========      ==========
  Shares used in
    computation of
    net loss per
    share.........    6,955,826       8,151,547      10,532,950
                     ==========      ==========      ==========

                See accompanying notes to financial statements.

                         TARGETED GENETICS CORPORATION

                         (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF SHAREHOLDERS' EQUITY
      PERIOD FROM MARCH 9, 1989 (DATE OF INCEPTION) THROUGH MARCH 31, 1996

                                                                                     UNREALIZED
                                                                                        GAINS         DEFICIT
                                                                                     (LOSSES) ON    ACCUMULATED
                                                                       ADVANCES      SECURITIES        DURING         TOTAL
                                          PREFERRED       COMMON         FROM       AVAILABLE FOR   DEVELOPMENT    SHAREHOLDERS'
                                            STOCK          STOCK        IMMUNEX         SALE           STAGE          EQUITY
                                         ------------   -----------   -----------   -------------   ------------   ------------
Net loss from March 9, 1989
  (date of inception) through December
  31, 1991.............................  $         --   $        --   $ 2,807,316     $      --      $(2,807,316)  $        --
  Sale of 1,080,000 shares of common
    stock..............................            --        27,600            --            --              --         27,600
  Issuance of 1,920,000 shares of
    Series A convertible preferred
    stock to Immunex in repayment of
    advances...........................     2,807,316            --    (2,807,316)           --              --             --
  Sale of 3,675,986 shares of Series B
    preferred stock, net of issuance
    costs of $772,415..................    16,597,399            --            --            --              --     16,597,399
  Issuance of 120,000 shares of common
    stock as compensation..............            --        66,000            --            --              --         66,000
  Net loss -- 1992.....................            --            --            --            --       (1,394,462)   (1,394,462)
                                         ------------   -----------   -----------     ---------     ------------   -----------
Balance at December 31, 1992...........    19,404,715        93,600            --            --       (4,201,778)   15,296,537
  Net loss -- 1993.....................            --            --            --            --       (5,065,512)   (5,065,512)
                                         ------------   -----------   -----------     ---------     ------------   -----------
Balance at December 31, 1993...........    19,404,715        93,600            --            --       (9,267,290)   10,231,025
  Sale of 2,154,345 shares of common
    stock in initial public offering,
    net of issuance costs of
    $1,404,056.........................            --    11,522,014            --            --              --     11,522,014
  Conversion of Series A and B
    preferred stock to 5,595,986 shares
    of common stock....................   (19,404,715)   19,404,715            --            --              --             --
  Exercise of stock options............            --         4,555            --            --              --          4,555
  Unrealized losses on securities
    available for sale.................            --            --            --      (116,104)             --       (116,104)
  Net loss -- 1994.....................            --            --            --            --       (8,399,345)   (8,399,345)
                                         ------------   -----------   -----------     ---------     ------------   -----------
Balance at December 31, 1994...........            --    31,024,884            --      (116,104)     (17,666,635)   13,242,145
  Sale of 3,322,392 shares of common
    stock and 830,598 warrants, net of
    issuance costs of $214,509.........            --    12,244,461            --            --              --     12,244,461
  Exercise of stock options............            --        26,091            --            --              --         26,091
  Unrealized gains on securities
    available for sale.................            --            --            --       182,423              --        182,423
  Net loss -- 1995.....................            --            --            --            --       (9,922,284)   (9,922,284)
                                         ------------   -----------   -----------     ---------     ------------   -----------
Balance at December 31, 1995...........            --    43,295,436            --        66,319      (27,588,919)   15,772,836
  Exercise of stock options
    (unaudited)........................            --        11,809            --            --              --         11,809
  Exercise of 61,000 warrants
    (unaudited)........................            --       285,480            --            --              --        285,480
  Expenses paid with 2,461 shares of
    common stock (unaudited)...........            --        12,500            --            --              --         12,500
  Unrealized loss on securities
    available for sale (unaudited).....            --            --            --       (71,383)             --        (71,383)
  Net loss -- 1996 (unaudited).........            --            --            --            --       (2,891,739)   (2,891,739)
                                         ------------   -----------   -----------     ---------     ------------   -----------
Balance at March 31, 1996
  (unaudited)..........................  $         --   $43,605,225   $        --     $  (5,064)    $(30,480,658)  $13,119,503
                                         ============   ===========   ===========     =========     ============   ===========

                See accompanying notes to financial statements.

                         TARGETED GENETICS CORPORATION

                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS



                                                                         PERIOD FROM                                 PERIOD FROM
                                                                        MARCH 9, 1989                               MARCH 9, 1989
                                                                          (DATE OF                                     (DATE OF
                                                                         INCEPTION)        THREE MONTHS ENDED        INCEPTION)
                                     YEAR ENDED DECEMBER 31,               THROUGH              MARCH 31,              THROUGH
                            -----------------------------------------   DECEMBER 31,    -------------------------     MARCH 31,
                               1993           1994           1995           1995           1995          1996           1996
                            -----------   ------------   ------------   -------------   -----------   -----------   -------------
                                                                                        (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
Operating activities:
  Net loss................  $(5,065,512)  $ (8,399,345)  $ (9,922,284)  $(27,588,919)   $(2,621,632)  $(2,891,739)  $(30,480,658)
  Adjustments to reconcile
    net loss to net cash
    used in operating
    activities:
    Expenses paid with
      common stock........           --             --             --         66,000             --        12,500         78,500
    Depreciation and
      amortization........      411,652      1,264,848      1,484,549      3,162,881        340,023       446,855      3,609,736
    (Increase) decrease in
      deposits, prepaid
      expenses and
      other...............       (8,610)      (161,827)       (49,865)      (295,290)       (26,850)        3,350       (291,940)
    (Increase) decrease in
      accrued interest on
      securities available
      for sale............      124,180        (29,750)        (9,287)       (82,928)       (14,931)       11,038        (71,890)
    Increase (decrease) in
      current
      liabilities.........      133,735         88,493        (17,955)       769,991       (114,941)     (184,562)       585,429
                            -----------   ------------   ------------   ------------    ------------  ------------  ------------
        Net cash used in
          operating
          activities......   (4,404,555)    (7,237,581)    (8,514,842)   (23,968,265)    (2,438,331)   (2,602,558)   (26,570,823)
Investing activities:
  Purchases of property,
    plant and equipment...   (4,546,933)      (885,604)    (1,335,876)    (7,170,597)      (272,764)     (519,482)    (7,690,079)
  Purchases of securities
    available for sale....   (8,770,199)   (12,990,428)   (13,047,852)   (55,090,522)    (1,972,886)   (1,513,869)   (56,604,391)
  Sales of securities
    available for sale....   14,049,110      9,369,127     10,119,622     42,952,020      2,838,299     3,366,703     46,318,723
  Increase in other
    assets................     (199,749)      (177,500)       (76,500)      (574,179)       (30,000)           --       (574,179)
                            -----------   ------------   ------------   ------------    ------------  ------------  ------------
        Net cash provided
          by (used in)
          investing
          activities......      532,229     (4,684,405)    (4,340,606)   (19,883,278)       562,649     1,333,352    (18,549,926)
Financing activities:
  Advances from Immunex...           --             --             --      2,807,316             --            --      2,807,316
  Net proceeds from sale
    of capital stock......           --     11,526,569     12,270,552     40,422,120          8,295       297,289     40,719,409
  Proceeds from equipment
    financing.............      806,114      1,950,391      1,089,789      3,846,294        237,459       554,063      4,400,357
  Payments under capital
    leases and installment
    loans.................           --       (412,315)      (657,058)    (1,069,373)      (140,826)     (210,887)    (1,280,260)
                            -----------   ------------   ------------   ------------    ------------  ------------  ------------
        Net cash provided
          by financing
          activities......      806,114     13,064,645     12,703,283     46,006,357        104,928       640,465     46,646,822
                            -----------   ------------   ------------   ------------    ------------  ------------  ------------
Net increase (decrease) in
  cash and cash
  equivalents.............   (3,066,212)     1,142,659       (152,165)     2,154,814     (1,770,754)     (628,741)     1,526,073
Cash and cash equivalents,
  beginning of period.....    4,230,532      1,164,320      2,306,979             --      2,306,979     2,154,814             --
                            -----------   ------------   ------------   ------------    ------------  ------------  ------------
Cash and cash equivalents,
  end of period...........  $ 1,164,320   $  2,306,979   $  2,154,814   $  2,154,814    $   536,225   $ 1,526,073   $  1,526,073
                            ===========   ============   ============   ============    ============  ============  ============
Supplemental disclosures
  of noncash investing and
  financing activities:
  Deferred sales tax on
    leasehold improvements
    and equipment.........  $   363,933   $    114,589   $     16,407   $    509,588    $     9,256   $        --   $    509,588
                            ===========   ============   ============   ============    ============  ============  ============
  Preferred stock issued
    to Immunex in payment
    of advances...........  $        --   $         --   $         --   $  2,807,316    $        --   $        --   $  2,807,316
                            ===========   ============   ============   ============    ============  ============  ============

                See accompanying notes to financial statements.

                         TARGETED GENETICS CORPORATION

                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 IS UNAUDITED)

1.  ORGANIZATION

     Targeted Genetics Corporation (the "Company") is developing gene therapy products for the treatment of certain acquired and inherited diseases. As a development stage company, the Company has devoted substantially all of its efforts to date to conducting research and development activities, recruiting personnel and raising capital.

     The Company was incorporated in the state of Washington in March 1989 as a wholly owned subsidiary of Immunex Corporation ("Immunex"). In February 1992, the Company issued 1,920,000 shares of Series A convertible preferred stock to Immunex in exchange for the grant of a license to certain technology, settlement of advances from Immunex and cancellation of 40,000 shares of common stock issued by the Company to Immunex on March 28, 1989. At December 31, 1995, Immunex held 21% of the outstanding stock of the Company.

     The Company estimates that, at its current rate of expenditures, its existing cash, cash equivalents and securities available for sale will be sufficient to meet operating requirements through the end of 1996. Accordingly, the Company is pursuing one or more collaborative arrangements with corporate partners, with the intent of generating both research and development funding and equity capital. The Company may also elect to seek additional equity capital via the public or private markets, depending on market conditions.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Interim Financial Information

     The financial information at March 31, 1996 and for the three months ended March 31, 1995 and 1996 is unaudited, but includes all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of the financial position at such date and the operating results and cash flows for those periods. Operating results for the March 31, 1996 period are not necessarily indicative of the results that may be expected for the entire year.

     Cash Equivalents

     The Company considers all short-term investments with a purchased maturity of three months or less to be cash equivalents. Cash equivalents, valued at cost which approximates market, consist principally of money market accounts and short-term government obligations.

     Securities Available for Sale

     Securities available for sale consist primarily of corporate debt securities and U.S. Government notes, all of which mature within two years. Management currently classifies the Company's entire investment portfolio, other than cash equivalents, as securities available for sale. Such securities are stated at market value, with the unrealized gains and losses included in shareholders' equity. The cost of debt securities in this category is adjusted for amortization of premiums and accretion of discounts to maturity, which are included in investment income. Realized gains and losses and declines in value judged to be other than temporary on securities available for sale are also included in investment income. The cost of securities sold is calculated using the specific identification method.

     Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Depreciation of furniture and equipment is provided using the straight-line method over the assets' estimated useful lives, ranging from five to seven years. Furniture and

                         TARGETED GENETICS CORPORATION

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 IS UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) equipment under capitalized leases are amortized over the life of the lease. Leasehold improvements are amortized over the life of the improvements or the term of the lease, whichever is shorter.

     Net Loss Per Share

     Net loss per share is computed based upon the weighted average number of common shares outstanding during the period. Common equivalent shares are not included in the computation because the effect of their inclusion would be antidilutive, except that, in accordance with Securities and Exchange Commission requirements, common equivalent shares issued during the twelve months prior to the Company's initial public offering have been included in the calculation as if they were outstanding for all periods through March 31, 1994.

     Upon completion of the Company's initial public offering, all 5,595,986 shares of preferred stock converted to common stock. Unaudited pro forma net loss per share reflects the assumption that all such shares had converted to common stock as of the beginning of the periods reported.

     Stock-Based Compensation

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Statement No. 123 is effective for fiscal years beginning after December 15, 1995. Under Statement No. 123, stock-based compensation expense is measured using either the intrinsic value method, as prescribed by Accounting Principles Board Opinion No. 25, or the fair value method described in Statement No. 123. Companies choosing the intrinsic value method will be required to disclose the pro forma impact of the fair value method on net income and earnings per share. The Company plans to implement Statement No. 123 in 1996 using the intrinsic value method.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

                         TARGETED GENETICS CORPORATION

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 IS UNAUDITED)

3.  SECURITIES AVAILABLE FOR SALE

     Securities available for sale consist of the following:

                                                               GROSS         GROSS
                                               AMORTIZED     UNREALIZED    UNREALIZED      MARKET
                                                 COST          GAINS         LOSSES         VALUE
                                              -----------    ----------    ----------    -----------
    December 31, 1994:
      U.S. corporate securities.............  $ 3,349,999      $ 2,961       $ 34,653    $ 3,318,307
      U.S. Government obligations...........    5,933,913           --         84,412      5,849,501
                                              -----------      -------       --------    -----------
                                              $ 9,283,912      $ 2,961       $119,065    $ 9,167,808
                                              ===========      =======       ========    ===========
    December 31, 1995:
      U.S. corporate securities.............  $ 2,473,549      $ 8,803       $     --    $ 2,482,352
      U.S. Government obligations...........    9,747,880       57,516             --      9,805,396
                                              -----------      -------       --------    -----------
                                              $12,221,429      $66,319       $     --    $12,287,748
                                              ===========      =======       ========    ===========
    March 31, 1996:
      U.S. corporate securities.............  $ 2,398,777      $ 3,584       $    191    $ 2,402,170
      U.S. Government obligations...........    7,958,780        7,714         16,171      7,950,323
                                              -----------      -------       --------    -----------
                                              $10,357,557      $11,298       $ 16,362    $10,352,493
                                              ===========      =======       ========    ===========

     The gross realized gains on sales of securities available for sale totaled $15,901 and $25,047, and the gross realized losses totaled $55,576 and $48,013 in 1994 and 1995, respectively. For the three months ended March 31, 1995, the gross realized gains on sales of securities available for sale totaled $18,158 and there were no gross realized losses.

4.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following:

                                                              DECEMBER 31,
                                                         -----------------------   MARCH 31,
                                                            1994         1995         1996
                                                         ----------   ----------   ----------
                                                                                   (UNAUDITED)
    Furniture and equipment............................  $2,835,223   $3,862,632   $4,241,598
    Leasehold improvements.............................   3,608,599    3,948,678    4,004,597
                                                         ----------   ----------   ----------
                                                          6,443,822    7,811,310    8,246,195
    Less accumulated depreciation and amortization.....   1,405,010    2,851,808    3,255,593
                                                         ----------   ----------   ----------
                                                         $5,038,812   $4,959,502   $4,990,602
                                                         ==========   ==========   ==========

     The Company has leased furniture and equipment, primarily laboratory equipment, under three capital leases. The total cost of furniture and equipment leased at December 31, 1994 and 1995 was $2,009,604 and $2,655,998,
respectively, with related accumulated depreciation of $489,541 and $1,076,712 at December 31, 1994 and 1995, respectively. At March 31, 1996, the total cost of furniture and equipment leased was $3,298,545, and the related accumulated depreciation was $1,238,622.

     At December 31, 1994 and 1995, the Company had pledged furniture and equipment, having a total cost of $616,441 and $853,900, respectively, as collateral under an installment loan agreement. Accumulated depreciation related to these assets was $63,911 and $221,410 at December 31, 1994 and 1995, respectively. At March 31, 1996, the total cost of pledged furniture and equipment was $853,900, and the related accumulated depreciation was $260,924.

                         TARGETED GENETICS CORPORATION

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 IS UNAUDITED)

5.  LONG-TERM OBLIGATIONS

     Long-term obligations consist of the following:

                                                              DECEMBER 31,
                                                        ------------------------    MARCH 31,
                                                           1994          1995         1996
                                                        ----------    ----------   -----------
                                                                                   (UNAUDITED)
    Deferred state sales tax..........................  $  493,181    $  509,588   $   509,588
    Installment note payable, effective rate of 16.73%
      due in monthly installments through 1999........     741,004       822,214       778,190
    Capitalized lease obligations (see note 7)........   1,603,185     1,954,706     2,341,906
                                                        ----------    ----------    ----------
                                                         2,837,370     3,286,508     3,629,684
    Less current portion..............................     584,371       881,210       995,919
                                                        ----------    ----------    ----------
                                                        $2,252,999    $2,405,298   $ 2,633,765
                                                        ==========    ==========    ==========

     The state of Washington granted the Company a deferral of state sales tax on new construction and equipment used in research and development activities. The related obligation is payable over six years beginning in 1996.

     Principal payments related to long-term obligations for each of the five years ending December 31, 2000 are $881,210, $1,024,238, $658,800, $430,932 and
$162,539, respectively.

6.  SHAREHOLDERS' EQUITY

     Common Stock

     The Company sold 1,200,000 shares of common stock to its scientific advisors and founders in February and November 1992. The Company has the right to repurchase certain of these shares in the event the holder's relationship with the Company terminates. The repurchase rights expire in annual increments ending in 1996. The shares were sold at prices ranging from $0.03 to $0.55 per share. At December 31, 1995, 216,000 shares were subject to repurchase at the original sales price. At March 31, 1996, 24,000 shares were subject to repurchase at the original sales price.

     Stock Options

     The Company has adopted two stock option plans under which 1,520,000 shares of common stock were reserved for issuance. Generally, options vest in annual increments over a three- or five-year period. All options expire ten years from date of grant. Options have been granted at market value or, prior to the Company's initial public offering, at fair value at the date of grant as established by the Company's Board of Directors and, accordingly, no compensation expense has been recorded. As of December 31, 1995, options on 268,620 shares were exercisable and 443,123 shares were available for future grant. As of March 31, 1996, options on 312,126 shares were exercisable and 281,686 shares were available for future grant.

                         TARGETED GENETICS CORPORATION

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 IS UNAUDITED)

6.  SHAREHOLDERS' EQUITY (CONTINUED)
     A summary of activity related to the Company's stock option plans follows:

                                                                 SHARES UNDER
                                                                    OPTION       OPTION PRICE
                                                                 ------------    ------------
    Balance, January 1, 1995...................................      838,000     $0.50 - 6.25
      Cancelled................................................      (22,860)     0.55 - 6.25
      Granted..................................................      253,237      4.00 - 5.13
      Exercised................................................      (35,960)     0.50 - 5.00
                                                                   ---------       ----------
    Balance, December 31, 1995.................................    1,032,417      0.50 - 6.25
      Cancelled................................................       (6,920)     0.55 - 5.00
      Granted..................................................      168,357             5.00
      Exercised................................................      (16,840)     0.50 - 5.00
                                                                 ------------    ------------
    Balance, March 31, 1996....................................    1,117,014     $0.50 - 6.25
                                                                  ==========      ===========

     Warrants

     In July 1995, the Company issued warrants to purchase 830,598 shares of common stock in conjunction with an offering of its common stock. The warrants are immediately exercisable at a price of $4.68 per share, expiring July 1997. The Company has issued a total of 62,016 warrants related to equipment financing agreements. The warrants have a weighted average exercise price of $6.00 per share and expire from May 1999 to December 2003. At December 31, 1995 and March 31, 1996, 892,614 shares and 831,614 shares, respectively, of common stock were reserved for these warrants.

7.  LEASE COMMITMENTS

     The Company leases its research and office facility under a noncancellable operating lease that expires April 1, 1999. The lease may be extended under three five-year renewal options at the then prevailing fair market value rental rate.

     Future minimum rental payments under noncancellable leases at December 31, 1995 are as follows:

                                                                   OPERATING      CAPITAL
                                                                   ----------    ----------
    Year ending December 31:
      1996.......................................................  $  433,880    $  873,814
      1997.......................................................     457,446       873,814
      1998.......................................................     474,233       303,740
      1999.......................................................     119,607       358,866
      2000.......................................................          --            --
                                                                   ----------    ----------
    Total minimum lease payments.................................  $1,485,166     2,410,234
                                                                   ==========
    Less amount representing interest............................                   455,528
                                                                                 ----------
    Present value of minimum capitalized lease payments..........                $1,954,706
                                                                                 ==========

     Rent expense under operating leases for the years ended December 31, 1993, 1994 and 1995 and the three months ended March 31, 1996 was $256,354, $321,307, $396,220 and $101,923, respectively.

                         TARGETED GENETICS CORPORATION

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 IS UNAUDITED)

8.  INCOME TAXES

     At December 31, 1995, the Company had net operating loss carryforwards of approximately $24.2 million and research and experimental credit carryforwards of approximately $817,000. The carryforwards are available to offset future federal income taxes and begin to expire in 2007. At December 31, 1994 and 1995, the Company recognized a valuation allowance to offset deferred tax assets due to the uncertainty of realizing the related benefits.

     Significant components of the Company's deferred tax assets are as follows:

                                                                         DECEMBER 31,
                                                                   ------------------------
                                                                      1994          1995
                                                                   ----------    ----------
    Deferred tax assets:
      Net operating loss carryforwards...........................  $5,162,000    $8,223,000
      Research and experimental credit carryforwards.............     654,000       817,000
      Depreciation...............................................      29,000       156,000
      Other......................................................      55,000        54,000
                                                                   ----------    ----------
    Total deferred tax assets....................................  $5,900,000    $9,250,000
                                                                   ==========    ==========
    Valuation allowance for deferred tax assets..................  $5,900,000    $9,250,000
                                                                   ==========    ==========

9.  SUBSEQUENT EVENTS

     On April 16, 1996, the Company entered into a definitive merger agreement with RGene Therapeutics, Inc. ("RGene") to acquire 100% of the outstanding stock of RGene. The Company will issue to the RGene stockholders 3,636,364 shares of its common stock. The RGene stockholders will have the right to receive an additional $5 million of the Company's common stock if certain milestones relating to RGene's potential products are achieved prior to December 31, 1998. Completion of the RGene acquisition is subject to customary conditions, including the approval of the shareholders of both companies.

     On April 16, 1996, the Board of Directors authorized management of the Company to file a registration statement with the Securities and Exchange Commission permitting the Company to sell up to 4,025,000 shares of common stock in a public offering.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To RGene Therapeutics, Inc.:

     We have audited the accompanying balance sheets of RGene Therapeutics, Inc. (a Delaware corporation in the development stage), as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1994 and 1995, and the period from inception (August 27, 1993) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RGene Therapeutics, Inc., as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1994 and 1995, and the period from inception (August 27, 1993) through December 31, 1995, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has operated as a development stage enterprise since its inception, devoting substantially all of its efforts to financial planning, raising capital and performing research and development. Consequently, as shown in the accompanying financial statements, the Company has not realized any revenues from product sales and has a cumulative loss of $5,075,183 since its inception, all of which raises substantial doubt about its ability to continue as a going concern. Accordingly, the Company's continued existence is dependent upon its ability to obtain additional financing to develop, manufacture and market its products and to attain successful future operations. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts of other current assets and property and equipment or the amount of liabilities that might result should the Company be unable to continue as a going concern.

                                          ARTHUR ANDERSEN LLP

The Woodlands, Texas
April 10, 1996

                            RGENE THERAPEUTICS, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                     ASSETS

                                                              DECEMBER 31,
                                                       ---------------------------
                                                          1994            1995
                                                       -----------     -----------      MARCH 31,
                                                                                          1996
                                                                                       -----------
                                                                                       (UNAUDITED)
Current assets:
  Cash and cash equivalents..........................  $ 2,300,235     $   239,361     $ 1,677,083
  Other current assets...............................       83,473          84,700         146,235
                                                       -----------     -----------     -----------
     Total current assets............................    2,383,708         324,061       1,823,318
Furniture, equipment and leasehold improvements, net
  of accumulated depreciation of $10,839, $56,828 and
  $70,263, respectively..............................      174,332         176,370         176,179
                                                       -----------     -----------     -----------
     Total assets....................................  $ 2,558,040     $   500,431     $ 1,999,497
                                                       ===========     ===========     ===========
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities...........  $    36,458     $   152,138     $   149,028
  Payable to contract manufacturer...................       74,057         154,997         115,131
  Payable to related parties.........................           --          65,000       1,500,000
  Notes payable to related parties...................           --       1,000,000       1,000,000
                                                       -----------     -----------     -----------
     Total current liabilities.......................      110,515       1,372,135       2,764,159
Deferred revenue.....................................           --              --       2,500,000
Commitments and contingencies (Note 9)
Stockholders' equity:
  Undesignated serial preferred stock, $.001 par
     value; 4,196,428 shares authorized; none issued
     and outstanding at December 31, 1994 and 1995
     and March 31, 1996..............................           --              --              --
  Series A convertible preferred stock, $.001 par
     value; 5,803,572 shares authorized; 3,571,430
     issued and outstanding at December 31, 1994 and
     1995 and March 31, 1996.........................        3,571           3,571           3,571
  Common stock, $.001 par value; 15,000,000 shares
     authorized; 3,264,176, 3,394,176 and 3,394,176
     issued and outstanding at December 31, 1994 and
     1995 and March 31, 1996, respectively...........        3,264           3,394           3,394
  Additional paid-in capital.........................    4,020,884       4,196,514       4,353,314
  Deficit accumulated during the development stage...   (1,580,194)     (5,075,183)     (7,624,941)
                                                       -----------     -----------     -----------
     Total stockholders' equity (deficit)............    2,447,525        (871,704)     (3,264,662)
                                                       -----------     -----------     -----------
          Total liabilities and stockholders'
            equity...................................  $ 2,558,040     $   500,431     $ 1,999,497
                                                       ===========     ===========     ===========


   The accompanying notes are an integral part of these financial statements.

                            RGENE THERAPEUTICS, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                         FOR THE PERIOD                                  FOR THE PERIOD
                                                         FROM INCEPTION                                  FROM INCEPTION
                                                        (AUGUST 27, 1993)         THREE MONTHS          (AUGUST 27, 1993)
                             YEAR ENDED DECEMBER 31,         THROUGH             ENDED MARCH 31,             THROUGH
                            -------------------------     DECEMBER 31,      -------------------------       MARCH 31,
                               1994          1995             1995             1995          1996             1996
                            -----------   -----------   -----------------   -----------   -----------   -----------------
                                                                            (UNAUDITED)   (UNAUDITED)      (UNAUDITED)
Revenues:
  License and other
     fees.................  $        --   $   300,000      $   300,000      $        --   $        --      $   300,000
  Interest income.........       56,266        53,277          109,543           26,092        23,048          132,591
                            -----------   -----------      -----------      -----------   -----------      -----------
          Total
            revenues......       56,266       353,277          409,543           26,092        23,048          432,591
Expenses:
  Research and
     development..........      976,786     3,073,268        4,050,054          447,902     2,269,934        6,319,988
  General and
     administrative.......      659,674       752,943        1,412,617          194,708       270,772        1,683,389
  Interest expense........           --        22,055           22,055               --        32,100           54,155
                            -----------   -----------      -----------      -----------   -----------      -----------
          Total
            expenses......    1,636,460     3,848,266        5,484,726          642,610     2,572,806        8,057,532
                            -----------   -----------      -----------      -----------   -----------      -----------
Net loss..................  $(1,580,194)  $(3,494,989)     $(5,075,183)     $  (616,518)  $(2,549,758)     $(7,624,941)
                            ===========   ===========      ===========      ===========   ===========      ===========
Loss per share............  $     (0.61)  $     (1.06)                      $     (0.19)  $     (0.75)
                            ===========   ===========                       ===========   ===========
Weighted average shares
  used in computing loss
  per share...............    2,598,449     3,289,820                         3,264,176     3,394,176
                            ===========   ===========                       ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                            RGENE THERAPEUTICS, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF STOCKHOLDERS' EQUITY

     FOR THE PERIOD FROM INCEPTION (AUGUST 27, 1993) THROUGH MARCH 31, 1996

                                                                                                       DEFICIT
                                                   SERIES A                                          ACCUMULATED
                                               PREFERRED STOCK        COMMON STOCK      ADDITIONAL     DURING          TOTAL
                                              ------------------   ------------------    PAID-IN     DEVELOPMENT   STOCKHOLDERS'
                                               SHARES     VALUE     SHARES     VALUE     CAPITAL        STAGE         EQUITY
                                              ---------   ------   ---------   ------   ----------   -----------   -------------
Balance at inception, August 27, 1993.......         --   $   --          --   $   --   $       --   $       --     $        --
Warrants issued to purchase shares of common
  stock in conjunction with bridge loan on
  September 27, 1993........................         --       --          --       --           --           --              --
Issuance of common stock for cash, February
  14, 1994, through April 4, 1994 ($.001 per
  share)....................................         --       --   1,763,462    1,763           --           --           1,763
Issuance of common stock for cash, February
  24, 1994 ($.01 per share).................         --       --     215,000      215        1,935           --           2,150
Issuance of common stock for license
  agreement rights, April 6, 1994, through
  April 8, 1994 ($.001 per share)...........         --       --   1,284,614    1,285           --           --           1,285
Issuance of Series A preferred stock for
  cash, April 8, 1994, through September 22,
  1994 ($1.12 per share)....................  3,571,430    3,571          --       --    3,996,429           --       4,000,000
Issuance of common stock for services,
  August 17, 1994 ($.11 per share)..........         --       --       1,100        1          120           --             121
Compensation expense related to stock
  purchase agreements.......................         --       --          --       --       22,400           --          22,400
Net loss....................................         --       --          --       --           --    (1,580,194)    (1,580,194)
                                              ---------   -------  ---------   -------   ---------   -----------     ----------
Balance, December 31, 1994..................  3,571,430    3,571   3,264,176    3,264    4,020,884    (1,580,194)     2,447,525
Warrants issued to purchase shares of common
  stock in conjunction with bridge loan on
  September 29, 1995........................         --       --          --       --           --           --              --
Issuance of common stock for license
  agreement rights, October 20, 1995 ($.11
  per share)................................         --       --     130,000      130       14,170           --          14,300
Compensation expense related to stock
  purchase agreements and stock options.....         --       --          --       --      161,460           --         161,460
Net loss....................................         --       --          --       --           --    (3,494,989)    (3,494,989)
                                              ---------   -------  ---------   -------   ---------   -----------     ----------
Balance, December 31, 1995..................  3,571,430    3,571   3,394,176    3,394    4,196,514    (5,075,183)      (871,704)
Compensation expense related to stock
  purchase agreements and stock options
  (unaudited)...............................         --       --          --       --      156,800           --         156,800
Net loss (unaudited)........................         --       --          --       --           --    (2,549,758)    (2,549,758)
                                              ---------   -------  ---------   -------  ----------   -----------     ----------
Balance, March 31, 1996.....................  3,571,430   $3,571   3,394,176   $3,394   $4,353,314   $(7,624,941)   $(3,264,662)
                                              =========   =======  =========   =======  ==========   ===========     ==========

   The accompanying notes are an integral part of these financial statements.

                            RGENE THERAPEUTICS, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS



                                                               FOR THE PERIOD                                 FOR THE PERIOD
                                                               FROM INCEPTION                                 FROM INCEPTION
                                                              (AUGUST 27, 1993)         THREE MONTHS         (AUGUST 27, 1993)
                                        DECEMBER 31,               THROUGH            ENDED MARCH 31,             THROUGH
                                  -------------------------     DECEMBER 31,       ------------------------       MARCH 31,
                                     1994          1995             1995             1995         1996             1996
                                  -----------   -----------   -----------------   ----------   -----------   -----------------
                                                                                  (UNAUDITED)  (UNAUDITED)   (UNAUDITED)
Cash flows from operating
  activities:
  Net loss......................  $(1,580,194)  $(3,494,989)     $(5,075,183)     $ (616,518)  $(2,549,758)     $(7,624,941)
  Adjustments to reconcile net
     loss to net cash used in
     operating activities --
     Depreciation...............       10,839        45,989           56,828          10,063        13,435           70,263
     Issuance of common stock
       for license agreement
       rights...................        1,285        14,300           15,585              --            --           15,585
     Compensation expense
       related to stock purchase
       agreements and stock
       options..................       22,400       161,460          183,860              --       156,800          340,660
     Changes in assets and
       liabilities --
       (Increase) decrease in
          other current
          assets................      (83,473)       (1,227)         (84,700)         54,983       (61,536)        (146,236)
       Increase (decrease) in
          accounts payable,
          accrued liabilities
          and payable to
          contract
          manufacturer..........      110,515       196,620          307,135            (776)      (42,975)         264,161
       Increase in payable to
          related parties.......           --        65,000           65,000              --     1,435,000        1,500,000
       Increase in deferred
          revenue...............           --            --               --              --     2,500,000        2,500,000
                                  -----------   -----------      -----------      -----------  -----------      -----------
          Net cash used in
            operating
            activities..........   (1,518,628)   (3,012,847)      (4,531,475)       (552,248)    1,450,966       (3,080,508)
                                  -----------   -----------      -----------      -----------  -----------      -----------
Cash flows from investing
  activities:
  Purchase of fixed assets......     (185,171)      (48,027)        (233,198)        (18,347)      (13,244)        (246,443)
                                  -----------   -----------      -----------      -----------  -----------      -----------
          Net cash used in
            investing
            activities..........     (185,171)      (48,027)        (233,198)        (18,347)      (13,244)        (246,443)
                                  -----------   -----------      -----------      -----------  -----------      -----------
Cash flows from financing
  activities:
  Issuance of common stock......        4,034            --            4,034              --            --            4,034
  Issuance of Series A preferred
     stock......................    4,000,000            --        4,000,000              --            --        4,000,000
  Proceeds from notes payable...           --     1,000,000        1,000,000              --            --        1,000,000
                                  -----------   -----------      -----------      -----------  -----------      -----------
          Net cash provided by
            financing
            activities..........    4,004,034     1,000,000        5,004,034              --            --        5,004,034
                                  -----------   -----------      -----------      -----------  -----------      -----------
Net increase (decrease) in
  cash..........................    2,300,235    (2,060,874)         239,361        (570,595)    1,437,722        1,677,083
Cash and cash equivalents,
  beginning of period...........           --     2,300,235               --       2,300,235       239,361               --
                                  -----------   -----------      -----------      -----------  -----------      -----------
Cash and cash equivalents, end
  of period.....................  $ 2,300,235   $   239,361      $   239,361      $1,729,640   $ 1,677,083      $ 1,677,083
                                  ===========   ===========      ===========      ===========  ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                            RGENE THERAPEUTICS, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 IS UNAUDITED.)

1.  ORGANIZATION AND BUSINESS

     RGene Therapeutics, Inc. (the Company), a Delaware corporation in the development stage, was incorporated on August 27, 1993, and effectively commenced operations in 1994. The Company is developing gene therapy products to deliver genes that may provide unique clinical benefits in the treatment of a number of human diseases. The Company's initial research and drug discovery programs are based on inventions by leading scientists at The University of Texas M. D. Anderson Cancer Center (MDACC) and the University of Pittsburgh
(UP).

     The Company is a development stage company and has not yet generated revenue from product sales or other sources, nor is there any assurance that the Company will generate significant revenue in the future. The research and development activities engaged in by the Company involve a high degree of risk and uncertainty. The ability of the Company to successfully develop, manufacture and market its proprietary products is dependent upon many factors. These factors include, but are not limited to, the need for additional financing, attracting and retaining key personnel and consultants, dependence on licenses, patents and know-how, and successfully developing manufacturing, sales and marketing operations. The Company's ability to develop these operations may be immensely impacted by uncertainties related to patents and proprietary technologies, technological change and obsolescence, product development, competition, government regulations and approvals, healthcare reform and product liability exposure. As a result of the aforementioned factors and the related uncertainties, there can be no assurance of the Company's future success.

     The Company believes that its current cash balance will be sufficient to satisfy its funding needs through mid-1996. The Company must raise additional funds during the next 12 months to maintain its research and development activities. The Company's future funding requirements will depend on many factors, including the progress of the Company's research and development and the establishment of other collaborative relationships. Accordingly, the Company is considering all of its financing alternatives, including corporate partnering relationships with pharmaceutical companies to license some of its technology and/or jointly develop products or the combination of the Company with another entity (see Note 10). As a result of the aforementioned factors and the related uncertainties, there is substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts of other current assets and furniture, equipment and leasehold improvements or the amount and classification of liabilities that might result from the outcome of this uncertainty.

2.  SIGNIFICANT ACCOUNTING POLICIES

     Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Interim financial statements

     The interim financial statements as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 are unaudited, and certain information and footnote disclosures, normally included in such financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows for the interim periods then ended, have been

                            RGENE THERAPEUTICS, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 IS UNAUDITED.)

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

included. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the entire year.

     Cash and cash equivalents

     All highly liquid investments purchased with a remaining maturity of three months or less are considered to be cash equivalents.

     Furniture, equipment and leasehold improvements

     Furniture, equipment and leasehold improvements are carried at cost and depreciated on a straight-line basis over the estimated useful economic lives of the assets involved. The estimated useful lives employed in computing depreciation are three to seven years. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income. Maintenance and repairs that do not extend the life of assets are charged to expense when incurred.

     Revenue recognition

     Option, license and milestone payments under collaborative agreements are recorded as earned based on the provisions of each agreement. Payments received which have not met the appropriate criteria are recorded as deferred revenue.

     Research and development costs

     Costs incurred in connection with research and development activities are expensed as incurred. These costs consist of direct and indirect costs associated with specific projects as well as fees paid to various entities that perform certain research on behalf of the Company. Payments related to the acquisition and patenting of technology rights, for which development work is in process, are expensed and considered a component of research and development costs.

     Loss per share

     Loss per share has been computed by dividing net loss by the weighted average number of shares of common stock outstanding during the periods. During the noted periods, all common stock equivalents were antidilutive.

3.  FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Furniture, equipment and leasehold improvements consist of the following:

                                                             DECEMBER 31,
                                                         ---------------------
                                                           1994         1995
                                                         --------     --------      MARCH 31,
                                                                                      1996
                                                                                   -----------
                                                                                   (UNAUDITED)
    Furniture and equipment............................  $ 31,094     $ 72,087      $  85,331
    Lab equipment......................................   146,985      146,706        146,706
    Leasehold improvements.............................     7,092       14,405         14,405
                                                         --------     --------       --------
                                                          185,171      233,198        246,442
    Less -- Accumulated depreciation and
      amortization.....................................    10,839       56,828         70,263
                                                         --------     --------       --------
                                                         $174,332     $176,370      $ 176,179
                                                         ========     ========       ========

                            RGENE THERAPEUTICS, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 IS UNAUDITED.)

4.  NOTES PAYABLE

     On September 29, 1995, the Company executed $1,000,000 in promissory notes from certain stockholders of the Company. The promissory notes bear interest at prime (8.5 percent at December 31, 1995) and are secured by the Company's patents. The notes matured on December 31, 1995; the principal amount of $1,000,000 and accrued interest of $22,055 and $54,155 are included in current liabilities in the accompanying financial statements as of December 31, 1995 and March 31, 1996, respectively. Management believes that the principal and accrued interest on the notes will be converted into the Company's common stock in conjunction with the contemplated merger (see Note 10).

5.  STOCKHOLDERS' EQUITY

     Series A convertible preferred stock

     For the period from April 1994 through September 1994, the Company issued 3,571,430 shares of Series A convertible preferred stock, at a price of $1.12 per share, for cash proceeds of $4,000,000.

     Series A convertible preferred shares are convertible at the option of the holder into common stock as determined by dividing $1.12 by the conversion price ($1.12 at December 31, 1995) in effect at the time of conversion. At December 31, 1995, the Company reserved 3,571,430 shares of common stock for the conversion of Series A convertible preferred stock. Series A convertible preferred stock shall automatically be converted into common stock upon the closing of a public offering with total proceeds of at least $7,500,000. The holders of Series A convertible preferred stock have the right to vote on all stockholder matters on an as-if-converted basis.

     Series A convertible preferred stockholders may receive dividends at the discretion of the Company's board of directors. To date, no dividends have been declared.

     In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A convertible preferred stock are entitled to receive preference over any distribution to the holders of common stock in the amount of $1.12 per share. The holders of Series A convertible preferred stock have registration rights as defined in the stock purchase agreement.

     Warrants

     In connection with the bridge loans provided by two stockholders of the Company, the Company issued each of the two stockholders warrants to purchase 50,000 shares of common stock at a price of $.10 per share. In April 1994, the bridge loans were converted to Series A preferred stock. At the date of issuance, the warrants were estimated to have a de minimis value and, accordingly, the warrants were recorded at zero in the financial statements. The warrants expire if not exercised before September 27, 1998.

     During 1995, the Company issued warrants to purchase $250,000 of common stock in conjunction with the $1,000,000 bridge loans provided by certain stockholders of the Company. The number of shares of common stock to be issued upon exercise of the warrants is to be determined by dividing $250,000 by the price of the next equity financing. The warrants are exercisable at a price per share equal to the price of the next equity financing. In connection with the contemplated merger (see Note 10), the Company and the warrant holders have agreed that the warrants to purchase $250,000 of common stock shall be exercised at a price of $1.40 per share (unaudited) in exchange for 178,571 shares of the Company's common stock. The warrants expire on September 28, 2000. At the date of issuance, the warrants were estimated to have a de minimis value and, accordingly, the warrants have been recorded at zero in the financial statements.

                            RGENE THERAPEUTICS, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 IS UNAUDITED.)

5.  STOCKHOLDERS' EQUITY (CONTINUED)
     Options

     During 1995, the board of directors approved the expansion of the incentive stock option pool to a total of the greater of (a) 750,000 shares of common stock or (b) 10 percent of the total common stock issued of the Company. The options under the 1994 Stock Option Plan (the Plan) have a term of 10 years. Options to purchase 388,000 shares of common stock vest upon the achievement of specific milestones. Options to purchase 168,000 shares of common stock vest over a period of five years for each year of employment with the Company. At December 31, 1995 and March 31, 1996, 144,216 and 152,566 options, respectively were exercisable. The Company has recorded $74,100 and $156,800 of compensation expense for the difference between the grant price and the deemed fair value, as of December 31, 1995 and March 31, 1996, respectively, for financial statement presentation purposes related to options which vest based upon the successful completion of milestones.

     A summary of stock option activity for the Plan follows:

                                                                    OPTIONS          PRICE
                                                                  OUTSTANDING      PER SHARE
                                                                  -----------     -----------
    Balance at inception (August 27, 1993)......................         --       $        --
      Granted...................................................     52,000       $       .10
                                                                    -------
    Balance at December 31, 1994................................     52,000       $       .10
      Granted...................................................    505,000       $.10 to .11
      Forfeited.................................................     (1,000)      $       .11
                                                                    -------
    Balance at December 31, 1995................................    556,000       $.10 to .11
      Granted (unaudited).......................................         --       $        --
      Forfeited (unaudited).....................................         --       $        --
                                                                    -------
    Balance at March 31, 1996 (unaudited).......................    556,000       $.10 to .11
                                                                    =======

6.  FEDERAL INCOME TAXES

     The Company has had losses since inception and, therefore, has not been subject to federal income taxes. As of December 31, 1995, the Company has generated net operating loss (NOL) carryforwards of approximately $3.2 million and approximately $70,000 of research and development credits available to reduce future income taxes. These carryforwards begin to expire in 2008.

     The Tax Reform Act of 1986 provides for an annual limitation following certain ownership changes on the use of NOL and credit carryforwards that could significantly limit the Company's ability to utilize its carryforwards. The Company's ability to utilize its current and future NOLs to reduce future taxable income and tax liabilities may be limited. Additionally, because United States tax laws limit the time during which these carryforwards may be applied against future taxes, the Company may not be able to take full advantage of these attributes for federal income tax purposes.

     Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109), requires an asset and liability approach for financial accounting and reporting for income taxes. Under SFAS 109, an NOL requires the recognition of a deferred tax asset. As the Company has had cumulative losses and there is no assurance of future taxable income, a valuation allowance has been established to fully offset the deferred tax

                            RGENE THERAPEUTICS, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 IS UNAUDITED.)

6.  FEDERAL INCOME TAXES (CONTINUED)
assets at December 31, 1994 and 1995. The components of the Company's deferred tax assets are as follows at December 31, 1994 and 1995:

                                                                    1994           1995
                                                                  ---------     -----------
    Net operating loss carryforwards............................  $ 306,000     $ 1,088,000
    Research and development tax credits........................     27,000          70,000
                                                                  ---------      ----------
              Total deferred tax assets.........................    333,000       1,158,000
    Less -- Valuation allowance.................................   (333,000)     (1,158,000)
                                                                  ---------      ----------
              Net deferred tax assets...........................  $      --     $        --
                                                                  =========      ==========

7.  LICENSE AND RESEARCH AGREEMENTS

     In March 1994, the Company entered into a license agreement with the Board of Regents of The University of Texas System (the System) and MDACC, a component institution of the System, whereby the Company has an exclusive noncancelable worldwide license to certain technology rights. In exchange for the grant of this exclusive license, the Company issued 642,307 shares of its common stock pursuant to the stockholder agreement entered into in April 1994. The Company will pay MDACC for 15 years, beginning with the first commercial sale of a product incorporating the licensed technologies, a royalty based on net sales by the Company or its affiliates or by sublicense agreement of products incorporating any of such technologies. The Company is obligated by the agreement to reimburse any of MDACC's costs that may be incurred in connection with obtaining necessary patents. Failure by the Company to make all commercially reasonable efforts to commercialize a licensed product could result in termination of the license agreement rights.

     In April 1994, the Company entered into an assignment agreement and development agreement with Aronex Pharmaceuticals, Inc. (Aronex), formerly Argus Pharmaceuticals, Inc. The assignment agreement transfers to the Company all rights and obligations with respect to certain technology rights and related patent applications invented by a research scientist licensed under an exclusive license agreement between Aronex and the System. The development agreement provides that the Company bear all costs in funding the research and development of the technology and patent rights assigned above that is performed by Aronex. The development agreement has an initial term of three years. In connection with the above agreements and the sublicense agreement mentioned below, the Company issued 321,154 shares of its common stock at a price of $.001 per share to the research scientist referred to above. In addition, in exchange for the sublicense agreement and assignment agreement described below, the Company issued to Aronex 642,307 shares of its common stock pursuant to a stock purchase agreement.

     In April 1994, the Company entered into a sublicense agreement with Aronex, whereby the Company has an exclusive worldwide sublicense to the technology licensed under Aronex's license agreement with the University of Tennessee Research Corporation (UTRC) dated May 25, 1992. Under the original license agreement between Aronex and UTRC, any sales of licensed products by a sublicensee are subject to royalties based on net sales.

     In October 1995, the Company entered into a license agreement with UTRC. In consideration for the license granted, the Company paid a license fee of $250,000 to UTRC. As additional consideration, the Company issued 130,000 shares of its common stock at a price of $.11 per share to UTRC, three research scientists and McMaster University. The Company has committed to pay royalties to UTRC in an amount based on net sales of the

                            RGENE THERAPEUTICS, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 IS UNAUDITED.)

7.  LICENSE AND RESEARCH AGREEMENTS (CONTINUED)

licensed technology and on any sublicense of the licensed technology. As of December 31, 1995, royalties of $65,000 are payable to UTRC. In addition, pursuant to the agreement, the Company has commitments to UTRC for annual license maintenance fees as follows: $30,000 per year for 1996 through 1999; $40,000 per year for 2000 through 2004; and $50,000 per year for 2005 and each year thereafter during the term of the agreement. As of March 31, 1996, the Company paid $30,000 pertaining to this annual license maintenance fee.

     In October 1994, the Company entered into a license agreement with UP whereby the Company has an exclusive worldwide license to certain technology rights. Upon execution of the agreement, the Company paid UP an initial license fee of $15,000. The Company has committed to pay an additional $35,000 immediately upon the filing of the first patent application with respect to the licensed technology. The Company has committed to pay royalties to UP in an amount based on net sales of the licensed technology.

     In August 1995, the Company entered into a nonexclusive license agreement with QIAGEN GmbH (Qiagen). Under the license agreement, the Company has the right to produce or sell a product made with Qiagen technology. As consideration for the license agreement, the Company is committed to pay a royalty on net sales.

     In December 1995, the Company entered into a license agreement with Pasteur Merieux Serums & Vaccins S.A. (PMSV). Under the terms of the agreement, the Company is to receive license and milestone fees upon the completion of certain performance milestones. In 1995, the Company received $300,000 in license and other fees in accordance with the agreement. In addition, as consideration of the license granted, the Company will receive royalties on net sales from PMSV.

     The Company has sponsored research agreements with MDACC and UP to fund research and clinical studies. During fiscal 1994 and 1995 and the three months ended March 31, 1996, the Company paid $375,741, $771,214 and $193,164, respectively, pursuant to those agreements and has committed to pay a minimum of approximately $900,000 through 1998 to continue funding research and clinical activities. The payments are recorded as research and development expense.

8.  CONSULTING AND RELATED AGREEMENTS

     The Company has consulting agreements with research scientists associated with the System and UP, to provide technical know-how, expertise and other assistance. Pursuant to these agreements, the Company has commitments through 1998 with remaining payments through that date totaling $153,000. In connection with these two consulting agreements, the Company issued 1,121,154 shares of common stock for a purchase price of $.001 per share. Pursuant to these stockholder agreements, the Company has certain repurchase rights.

     The Company has stock purchase agreements with an officer of the Company. Under the stock purchase agreements, the Company issued 321,154 shares of common stock at a price of $.001 per share. In the event the officer is terminated, the Company can elect to repurchase a specified number of shares at a price of $.001 per share, based on the length of employment prior to termination. The Company also issued 215,000 shares of common stock at a price of $.01 per share, of which, 200,000 shares are subject to repurchase by the Company if certain performance milestones are not met by the officer. The Company recorded compensation expense of $20,000, $78,000, and $80,000 for fiscal 1994 and 1995 and for the three months ended March 31, 1996, respectively, in connection with these agreements. In addition, if the Company terminates the officer before the term of the employment agreement has expired, the officer shall have the option to require the Company to repurchase 24,000 shares at a price per share based on the fair value at the date of termination. The Company

                            RGENE THERAPEUTICS, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 IS UNAUDITED.)

8.  CONSULTING AND RELATED AGREEMENTS (CONTINUED)

recorded compensation expense of $2,400, $9,360, and $9,600 in 1994, 1995 and the three months ended March 31, 1996, respectively, in connection with this aspect of the officer's employment agreement.

9.  COMMITMENTS AND CONTINGENCIES

     The Company leases its principal office under a lease which expires on December 31, 1996. Monthly rental under the lease is $2,331. Lease expense totaled $4,662, $27,972 and $5,439 for 1994 and 1995 and the three months ended March 31, 1996, respectively.

10.  SUBSEQUENT EVENTS

     License, research and marketing agreement

     On December 28, 1995, the Company granted a pharmaceutical company an exclusive option to enter into a license agreement. In connection with the execution of the option agreement, in January 1996 the pharmaceutical company paid the Company $2,000,000 to maintain the option until February 16, 1996. On February 22, 1996, the Company agreed to an outline of principal terms in contemplation of a license agreement with the pharmaceutical company. In consideration for the outline of principal terms, the pharmaceutical company paid $500,000 to the Company in March 1996. The $2.5 million received from the pharmaceutical company has been recorded as deferred revenue as of March 31, 1996. The pharmaceutical company agreed to make an additional nonrefundable payment to the Company for $2.5 million on or before April 30, 1996, if a definitive agreement had not been executed by both parties on or before such date. In the event a definitive agreement is entered into on or before April 30, 1996, all of the nonrefundable payments would be credited toward a license fee contemplated in the outline of principal terms. In the event the $2.5 million payment has not been paid or the definitive agreement has not been executed on or before April 30, 1996, the Company may terminate the outline of principal terms. On April 30, 1996, the option was extended to May 17, 1996. Although the extension period has expired, the Company is continuing to negotiate with the pharmaceutical company. The Company may be required to pay certain sums to certain related parties in the event that a definitive agreement is consummated with the pharmaceutical company. As of March 31, 1996, $1.5 million has been recorded as a payable to related parties.

     Merger (unaudited)

       On April 16, 1996, the Company entered into a definitive merger agreement (the Merger Agreement) with Targeted Genetics Corporation (Targeted). Pursuant to the Merger Agreement, Targeted will acquire the Company by merging the Company with and into TGC Acquisition Corporation (TGC), a wholly owned subsidiary of Targeted. Under the Merger Agreement, Targeted will issue 3,636,364 shares of common stock in exchange for 100 percent of the outstanding stock of the Company. The Company stockholders will have the right to receive up to an additional $5 million of Targeted's common stock if certain milestones are achieved. Pursuant to the Merger Agreement and prior to the merger, an additional $550,000 shall be advanced under the promissory notes from certain stockholders of the Company (see Note 4). Such advances, together with the $1,000,000 in promissory notes from certain stockholders of the Company, shall be converted at or prior to the merger into common stock of the Company at a conversion price of $1.40 per share.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                         TARGETED GENETICS CORPORATION,

                          TGC ACQUISITION CORPORATION

                                      AND

                            RGENE THERAPEUTICS, INC.

                           DATED AS OF APRIL 16, 1996

                                    CONTENTS

                                                                                          PAGE
                                                                                          ----
ARTICLE I -- THE MERGER...............................................................    A-1
     1.1    The Merger................................................................    A-1
     1.2    The Closing...............................................................    A-1
     1.3    Effective Date and Time...................................................    A-1
     1.4    Certificate of Incorporation of the Surviving Corporation.................    A-2
     1.5    Bylaws of the Surviving Corporation.......................................    A-2
     1.6    Directors and Officers of the Surviving Corporation.......................    A-2
     1.7    Conversion of Shares......................................................    A-2
     1.8    Dissenting Shares.........................................................    A-2
     1.9    Exchange of Certificates..................................................    A-3
     1.10   No Fractional Shares......................................................    A-3
     1.11   No Further Transfers......................................................    A-3
     1.12   Merger Consideration......................................................    A-3
ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................    A-5
     2.1    Organization..............................................................    A-5
     2.2    Enforceability............................................................    A-5
     2.3    Capitalization............................................................    A-5
     2.4    Subsidiaries and Affiliates...............................................    A-6
     2.5    No Approvals; No Conflicts................................................    A-6
     2.6    Financial Statements......................................................    A-6
     2.7    Absence of Certain Changes or Events......................................    A-7
     2.8    Taxes.....................................................................    A-9
     2.9    Property..................................................................    A-9
     2.10   Contracts.................................................................    A-10
     2.11   Claims and Legal Proceedings..............................................    A-10
     2.12   Labor and Employment Matters..............................................    A-10
     2.13   Employee Benefit Plans....................................................    A-11
     2.14   Patents, Trademarks, etc..................................................    A-12
     2.15   Corporate Books and Records...............................................    A-14
     2.16   Licenses, Permits, Authorizations, etc....................................    A-14
     2.17   Compliance With Laws......................................................    A-14
     2.18   Insurance.................................................................    A-14
     2.19   Brokers or Finders........................................................    A-15
     2.20   Absence of Questionable Payments..........................................    A-15
     2.21   Bank Accounts.............................................................    A-15
     2.22   Insider Interests.........................................................    A-15
     2.23   Full Disclosure...........................................................    A-15
     2.24   Exemption from HSR Act....................................................    A-16
ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF TARGETED
                 AND ACQUISITION......................................................    A-16
     3.1    Organization..............................................................    A-16
     3.2    Enforceability............................................................    A-16
     3.3    Targeted Common Stock.....................................................    A-16
     3.4    No Approvals; No Conflicts................................................    A-16
     3.5    Capitalization............................................................    A-17
     3.6    SEC Documents.............................................................    A-17
     3.7    Exemption from HSR Act....................................................    A-17
     3.8    Subsidiaries and Affiliates...............................................    A-18
     3.9    Absence of Certain Changes or Events......................................    A-18

                                                                                          PAGE
                                                                                          ----
     3.10   Taxes.....................................................................    A-19
     3.11   Property..................................................................    A-20
     3.12   Contracts.................................................................    A-20
     3.13   Claims and Legal Proceedings..............................................    A-21
     3.14   Labor and Employment Matters..............................................    A-21
     3.15   Employee Benefit Plans....................................................    A-21
     3.16   Patents, Trademarks, etc..................................................    A-22
     3.17   Licenses, Permits, Authorizations, etc....................................    A-24
     3.18   Compliance With Laws......................................................    A-24
     3.19   Insurance.................................................................    A-24
     3.20   Brokers or Finders........................................................    A-24
     3.21   Absence of Questionable Payments..........................................    A-24
     3.22   Full Disclosure...........................................................    A-25
ARTICLE IV -- COVENANTS...............................................................    A-25
     4.1    Conduct of Business by the Company Pending the Merger.....................    A-25
     4.2    Conduct of Business by Targeted Pending the Merger........................    A-26
     4.3    Access to Information; Confidentiality....................................    A-26
     4.4    No Alternative Transactions...............................................    A-27
     4.5    Notification of Certain Matters...........................................    A-27
     4.6    Further Action; Reasonable Best Efforts...................................    A-27
     4.7    Publicity.................................................................    A-27
     4.8    Registration Statement....................................................    A-28
     4.9    Board of Directors........................................................    A-28
            Consulting Agreements; Scientific Advisory Board; Clinical Advisory
     4.10   Board.....................................................................    A-28
     4.11   Severance Agreements......................................................    A-28
     4.12   Conversion of Outstanding Bridge Loan.....................................    A-29
     4.13   Development of Technology.................................................    A-29
     4.14   Survival of Indemnification...............................................    A-29
     4.15   Company Stockholders' Meeting; Targeted Shareholders' Meeting.............    A-29
     4.16   Private Placement Memorandum..............................................    A-30
     4.17   Lock Up Agreements........................................................    A-30
     4.18   Investor Questionnaire....................................................    A-30
ARTICLE V -- CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUISITION
                AND TARGETED..........................................................    A-30
     5.1    Accuracy of Representations and Warranties................................    A-30
     5.2    Performance of Agreements.................................................    A-30
     5.3    Opinions of Counsel for the Company.......................................    A-30
     5.4    Company Stockholder Approval..............................................    A-31
     5.5    Targeted Shareholder Approval.............................................    A-31
     5.6    Resignations..............................................................    A-31
     5.7    Termination of Agreements.................................................    A-31
     5.8    Compliance Certificate....................................................    A-31
     5.9    Approvals and Consents....................................................    A-31
     5.10   Proceedings and Documents; Secretary's Certificate........................    A-31
     5.11   Compliance With Laws......................................................    A-31
     5.12   Legal Proceedings.........................................................    A-32
     5.13   Tax-Free Reorganization...................................................    A-32
     5.14   Delivery of Audited Financial Statements..................................    A-32
     5.15   Exercise or Cancellation of Options and Warrants..........................    A-32
     5.16   Consulting Agreements; Advisory Boards....................................    A-32

                                                                                          PAGE
                                                                                          ----
     5.17   Bridge Loans..............................................................    A-32
     5.18   University of Tennessee License Agreement.................................    A-32
ARTICLE VI -- CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY......................    A-32
     6.1    Accuracy of Representations and Warranties................................    A-33
     6.2    Performance of Agreements.................................................    A-33
     6.3    Opinion of Counsel........................................................    A-33
     6.4    Compliance Certificate....................................................    A-33
     6.5    Legal Proceedings.........................................................    A-33
     6.6    Approvals and Consents....................................................    A-33
     6.7    Compliance With Laws......................................................    A-33
     6.8    Tax-Free Reorganization...................................................    A-33
     6.9    Targeted Shareholder Approval.............................................    A-33
     6.10   Proceedings and Documents; Secretary's Certificate........................    A-34
ARTICLE VII -- TERMINATION, AMENDMENT AND WAIVER......................................    A-34
     7.1    Termination...............................................................    A-34
     7.2    Effect of Termination.....................................................    A-34
     7.3    Amendment.................................................................    A-34
     7.4    Waiver....................................................................    A-35
ARTICLE VIII -- SURVIVAL AND INDEMNIFICATION..........................................    A-35
     8.1    Survival..................................................................    A-35
     8.2    Indemnification...........................................................    A-35
     8.3    Threshold and Limitations.................................................    A-35
     8.4    Procedure for Indemnification.............................................    A-36
     8.5    Escrow....................................................................    A-37
            8.5.1  Escrowed Shares....................................................    A-37
            8.5.2  Pledge.............................................................    A-37
            8.5.3  Release of Escrowed Shares.........................................    A-37
            8.5.4  Claims Procedure...................................................    A-38
            8.5.5  Voting.............................................................    A-38
            8.5.6  Merger or Recapitalization.........................................    A-38
            8.5.7  Taxation of Dividends..............................................    A-39
            8.5.8  Disposition of Escrowed Shares.....................................    A-39
     8.6    Remedies..................................................................    A-39
ARTICLE IX -- GENERAL.................................................................    A-39
     9.1    Expenses..................................................................    A-39
     9.2    Notices...................................................................    A-39
     9.3    Severability..............................................................    A-40
     9.4    Entire Agreement..........................................................    A-40
     9.5    Assignment................................................................    A-40
     9.6    Parties in Interest.......................................................    A-41
     9.7    Headings..................................................................    A-41
     9.8    Counterparts..............................................................    A-41
     9.9    Governing Law.............................................................    A-41
     9.10   Knowledge.................................................................    A-41

EXHIBITS
- --------
  1.4       -- Certificate of Incorporation of the Surviving Corporation
  4.10      -- Form of Consulting and Scientific Advisory Board Agreement
  4.18      -- Investor Questionnaire
  5.3       -- Form of Opinion of Counsel for the Company
  5.7       -- Agreements to Be Terminated
  6.3       -- Form of Opinion of Counsel for Targeted and Acquisition

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of April 16, 1996, by and among TARGETED GENETICS CORPORATION, a Washington corporation ("Targeted"), TGC ACQUISITION CORPORATION, a Delaware corporation and wholly owned subsidiary of Targeted ("Acquisition"), and RGENE THERAPEUTICS, INC., a Delaware corporation (the "Company").

                                    RECITALS

     A. The Company, Targeted and Acquisition believe it advisable and in the best interests of their respective shareholders and stockholders to effect a merger of the Company and Acquisition pursuant to this Agreement (the "Merger").

     B. The Board of Directors of the Company has approved the Merger as required by applicable law.

     C. The Board of Directors of Targeted and the Board of Directors and the sole shareholder of Acquisition have approved the Merger as required by applicable law.

     D. For federal income tax purposes, the parties hereto intend to treat the Merger as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   AGREEMENT

     In consideration of the terms hereof, the parties hereto agree as follows:

                            ARTICLE I -- THE MERGER

1.1  THE MERGER

     Upon the terms and subject to the conditions hereof, (a) at the Effective Time (as defined in Section 1.3 hereof) the separate existence of Acquisition shall cease and Acquisition shall be merged with and into the Company (the Company is sometimes referred to herein as the "Surviving Corporation") and (b) from and after the Effective Time, the Merger shall have all the effects of a merger under the laws of the state of Delaware and other applicable law.

1.2  THE CLOSING

     The closing of the Merger pursuant to this Agreement (the "Closing") shall take place on the earliest practicable business day after the conditions to the Closing of the Merger set forth in Articles V and VI hereof are satisfied or waived (the "Closing Date") at 10:00 a.m. local time at the offices of Perkins Coie, 1201 Third Avenue, 46th Floor, Seattle, Washington, or such other time or location as Targeted and the Company shall agree. At the Closing, each of the parties hereto shall deliver all such documents, instruments, certificates and other items as may be required under this Agreement or otherwise.

1.3  EFFECTIVE DATE AND TIME

     On the Closing Date and subject to the terms and conditions hereof, a certificate of merger (the "Certificate of Merger") complying with the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), in such form and executed in such manner as required by Delaware Law, shall be delivered for filing to the Secretary of State of the State of Delaware (the "Delaware Secretary of State"). The Merger shall become effective on the date (the "Effective Date") and at the time (the "Effective Time") of filing of the Certificate of Merger or at such other time as may be specified in the Certificate of Merger as filed. If the Delaware Secretary of State requires any changes in the Certificate of Merger as a condition to its filing or to issuing its certificate to the effect that the Merger is effective, Targeted, Acquisition and the Company shall execute any necessary revisions incorporating such changes; provided, however, that such changes are not inconsistent with and do not result in any substantial change in the terms of this Agreement.

1.4  CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

     At the Effective Time, the Certificate of Incorporation of Acquisition shall be in the form attached hereto as Exhibit 1.4 and shall be the Certificate of Incorporation of the Surviving Corporation. Thereafter, the Certificate of Incorporation of the Surviving Corporation may be amended in accordance its terms and as provided by law.

1.5  BYLAWS OF THE SURVIVING CORPORATION

     At the Effective Time, the Bylaws of Acquisition shall be the Bylaws of the Surviving Corporation. Thereafter, the Bylaws may be amended or repealed in accordance with their terms, the Certificate of Incorporation of the Surviving Corporation and as provided by law.

1.6  DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

     At the Effective Time, the directors and officers of Acquisition shall become the directors and officers, with equivalent titles, of the Surviving Corporation.

1.7  CONVERSION OF SHARES

     As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

          (a) All shares of any class of capital stock of the Company held by the Company as treasury shares shall be canceled.

          (b) Each share of Common Stock of the Company, $.001 par value per share ("Company Common Stock"), and each share of Preferred Stock of the Company, $.001 par value per share, convertible into Company Common Stock (the "Preferred Stock," and together with the Company Common Stock, the "Company Capital Stock") that is issued and outstanding as of the Effective Time other than the Dissenting Shares (as defined in Section 1.8 hereof), shall be converted into the right to receive from Targeted the Merger Consideration (as defined in Section 1.12 hereof) in accordance with the terms of Section 1.12 hereof. All shares of Company Common Stock and Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable in respect of such shares upon the surrender of such certificate. The holders of such shares of Company Common Stock and Preferred Stock are collectively referred to herein as the "Stockholders" and individually as a "Stockholder."

          (c) Each issued and outstanding share of capital stock of Acquisition shall be converted into one share of common stock of the Surviving Corporation.

          (d) Each issued and outstanding Option (as defined in Section 2.3(c) hereof), Warrant (as defined in Section 2.3(c) hereof), performance share agreement or other right to purchase or subscribe for any capital stock or other securities of the Company, including, but not limited to any shares of Company Common Stock, not exercised in writing on or before the second business day before the Effective Date shall be canceled to the extent the Company has the power or ability to cancel such Option, Warrant or other right. To the extent that the Company does not have such power or ability, the Company shall use its commercially reasonable best efforts to have such instruments so canceled.

1.8  DISSENTING SHARES

     Shares of Company Common Stock or Preferred Stock held by any Stockholder entitled to and seeking relief as a dissenting shareholder under Delaware Law ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration but shall be converted in such consideration as may be due with respect to such shares pursuant to applicable provisions of Delaware Law, unless and until the right of such holder to receive the fair cash value for such Dissenting Shares terminates in accordance with Delaware Law. If such right is terminated otherwise than by the purchase of such shares by the Company, then such shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration.

1.9  EXCHANGE OF CERTIFICATES

     As soon as practicable after the Effective Date, Targeted shall make available, and each Stockholder will be entitled to receive, upon surrender to Targeted of one or more certificates representing Company Common Stock or Preferred Stock for cancellation, and delivery to Targeted of (i) an executed Lock Up Agreement (as defined in Section 4.17 hereof) and (ii) a properly completed and executed investor questionnaire in the form of Exhibit 4.18 hereto, certificates representing the number of shares of Targeted Common Stock that such Stockholder is entitled to receive at the Closing pursuant to Section
1.9 hereof. The shares of Targeted Common Stock that each Stockholder shall be entitled to receive pursuant to the Merger shall be deemed to have been issued at the Effective Time, the date the First Milestone (as defined in Section 1.12 hereof) is achieved, or the date the Second Milestone (as defined in Section
1.12 hereof) is achieved, as the case may be. No interest shall accrue on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing shares of Company Common Stock or Preferred Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange shall pay to Targeted any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate or certificates so surrendered, or shall establish to the satisfaction of Targeted that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither Targeted nor any other party hereto shall be liable to a holder of shares of Company Common Stock or Preferred Stock for any Merger Consideration delivered to a public official pursuant to, and in accordance with the mandatory terms of, applicable abandoned property, escheat and similar laws.

1.10  NO FRACTIONAL SHARES

     No certificates or scrip representing fractional shares of Targeted Common Stock shall be issued pursuant to the Merger, and no dividend, stock split or other distribution with respect to Targeted Common Stock shall relate to any such fractional interest, and any such fractional interest shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of each such fractional share, Targeted shall pay to the holder thereof, as soon as practicable after the Effective Date or the date Additional Consideration (as defined in Section 1.12 hereof) shall become issuable, an amount in cash equal to such fraction multiplied by the closing price of Targeted Common Stock on the Nasdaq National Market on the trading day immediately preceding the Effective Date or the date Additional Consideration (as defined in Section 1.12 hereof) shall become issuable.

1.11  NO FURTHER TRANSFERS

     After the Effective Time, there shall be no transfers of any shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates formerly representing shares of Company Common Stock or Preferred Stock are presented to the Surviving Corporation, they shall be canceled and exchanged in accordance with this
Article I.

1.12  MERGER CONSIDERATION

     The merger consideration (the "Merger Consideration") shall consist of and be payable as follows:

          (a) With respect to each share of Preferred Stock (other than Dissenting Shares), a preference (the "Preference") equal to that number of shares of Common Stock of Targeted, $.01 par value per share ("Targeted Common Stock") determined by dividing (i) Seven Hundred Twenty-Seven Thousand Two Hundred Seventy-Three (727,273) by (ii) the number of shares of Preferred Stock outstanding as of the Effective Time, shall be payable with respect to each such share. The Preference shall be issuable at the Closing.

          (b) With respect to each share of Company Common Stock and Preferred Stock (other than Dissenting Shares), that number of shares of Targeted Common Stock (the "Common Equivalent Closing Consideration") determined by dividing (i) Two Million Nine Hundred Nine Thousand Ninety-One (2,909,091), by (ii) the number of shares of Company Capital Stock outstanding as of the Effective Time shall be payable with respect to each such share; provided, however, that an aggregate of Three Hundred Sixty-Three

     Thousand Six Hundred Thirty-Six (363,636) shares of the Common Equivalent Closing Consideration shall be held by, and pledged by the Stockholders on a pro rata basis to, Targeted pursuant to Section 8.5 hereof. The Common Equivalent Closing Consideration shall be issuable at the Closing.

          (c) With respect to each share of Company Common Stock and Preferred Stock (other than Dissenting Shares), additional consideration (the "Additional Consideration") shall be issued in accordance with this Section 1.12(c):

             (i) Additional Consideration shall be issued upon the achievement of the First Milestone as set forth below. The "First Milestone" shall mean, as it pertains to the United States, the enrollment of at least one patient in a Phase II clinical trial for the Company's E1A product and, as it pertains to Europe, the enrollment of at least one patient in a clinical trial for such product meeting substantially the same standards as are established for Phase II clinical trials in the United States. "Europe" shall mean any member country of the European Economic Union. Additional Consideration in the amount of up to Three Million Dollars ($3,000,000) of Targeted Common Stock shall be issuable as follows if the First Milestone is achieved in the following areas on or before the following dates:

                     AREA                        DATE               TARGETED COMMON STOCK
        ------------------------------------------------------------------------------------
        ------------------------------------------------------------------------------------
          United States only             December 31, 1997             $2,000,000
        ------------------------------------------------------------------------------------
          Europe only                    December 31, 1997             $        0
        ------------------------------------------------------------------------------------
          United States and Europe       December 31, 1997             $3,000,000
        ------------------------------------------------------------------------------------
          United States only             December 31, 1998             $1,000,000
        ------------------------------------------------------------------------------------
          Europe only                    December 31, 1998             $1,000,000(1)
        ------------------------------------------------------------------------------------
          United States and Europe       December 31, 1998             $2,000,000(2)
        ------------------------------------------------------------------------------------

        (1) To be issued only if the First Milestone is achieved in the United States after December 31, 1997. If the First Milestone is achieved in the United States prior to January 1, 1998, or if it is not achieved at all in the United States, then no Targeted Common Stock will be issued for achieving the First Milestone in Europe during 1998.

        (2) The maximum amount of Targeted Common Stock issuable in the event that the First Milestone is not achieved in the United States prior to January 1, 1998 is $2,000,000.

             As promptly as practicable, but in no event later than twenty (20) days, after achievement of the First Milestone, each Stockholder shall be issued for each share of Company Capital Stock held as of the Effective Time that number of shares of Targeted Common Stock determined by dividing (A) the quotient of the dollar amount set forth above by the First Milestone Average Trading Price by (B) the number of shares of Company Capital Stock outstanding as of the Effective Time. The "First Milestone Average Trading Price" shall equal the average of the closing sale prices for Targeted Common Stock as reported on the Nasdaq National Market for the thirty (30) trading days ending on the last trading day immediately preceding the date the First Milestone shall have been achieved.

             (ii) As promptly as practicable, but in no event later than twenty
        (20) days, after achievement of the Second Milestone, provided that such milestone is achieved on or before December 31, 1997, each Stockholder shall be issued for each share of Company Capital Stock held as of the Effective Time that number of shares of Targeted Common Stock determined by dividing (A) the quotient of Two Million Dollars ($2,000,000) divided by the Second Milestone Average Trading Price by (B) the number of shares of Company Capital Stock outstanding as of the Effective Time. The "Second Milestone Average Trading Price" shall equal the average of the closing sale prices for Targeted Common Stock as reported on the Nasdaq National Market for the thirty (30) trading days ending on the last trading day immediately preceding the date the Second Milestone shall have been achieved. The "Second Milestone" shall mean the execution of a definitive collaboration agreement with a third party, which agreement shall provide for (x) the development of genetic vaccines using the Company's technology and (y) minimum revenue to Targeted of at least Two Million Dollars ($2,000,000) during the first year following execution of the agreement, of which a minimum of One Million Five Hundred Thousand Dollars ($1,500,000) shall not be subject to any prior commitment under any license or research agreement.

                  ARTICLE II -- REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     To induce Targeted and Acquisition to enter into and perform this Agreement and except as is otherwise set forth in the Disclosure Memorandum of the Company, delivered to Targeted on the date hereof (the "Company Disclosure Memorandum"), which shall specifically identify or cross-reference the paragraph or paragraphs of this Article II to which the exceptions therein relate, and which shall constitute in its entirety a representation and warranty under this
Article II, the Company represents and warrants to Targeted and Acquisition as of the date of this Agreement and as of the Closing as follows in this Article II.

2.1  ORGANIZATION

     The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Company has all requisite corporate power and authority to own, operate and lease its properties and assets, to carry on its business as now conducted and as proposed to be conducted, to enter into and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The Company is duly qualified and licensed as a foreign corporation to do business and is in good standing in each jurisdiction listed on Schedule 2.1 to the Company Disclosure Memorandum, which jurisdictions constitute all jurisdictions where the character of the Company's properties occupied, owned or held under lease or the nature of the business conducted by the Company makes such qualification necessary, except
(a) as set forth on Schedule 2.1 to the Company Disclosure Memorandum or (b) where such failure to qualify or be licensed would not result in a Material Adverse Effect (as defined in Section 2.7 hereof).

2.2  ENFORCEABILITY

     All corporate action on the part of the Company and its officers, directors and Stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the consummation of the Merger and the performance of all of the Company's obligations under this Agreement has been taken or will be taken as of or prior to the Effective Time. This Agreement has been duly executed and delivered by the Company, and this Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.3  CAPITALIZATION

     (a) The authorized capital stock of the Company consists of 15,000,000 shares of Company Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.001 per share.

     (b) The issued and outstanding capital stock of the Company consists solely of 3,394,176 shares of Company Common Stock and 3,571,430 shares of Preferred Stock (the "Outstanding Shares"), which are and as of the Closing will be held of record by the Stockholders as set forth on Schedule 2.3(b) to the Company Disclosure Memorandum. The Outstanding Shares are, and immediately prior to the Closing will be, duly authorized and validly issued, fully paid and nonassessable, and issued in compliance with all applicable federal, state and foreign securities laws. True and correct copies of the stock records of the Company, showing all issuances and transfers of shares of capital stock of the Company since inception, have been provided to Targeted.

     (c) Except for the (i) issued and outstanding options to purchase up to 608,000 shares of Company Common Stock listed on Schedule 2.3(c) to the Company Disclosure Memorandum, all of which options were duly and validly granted, and the rights of the University of Texas M.D. Anderson Cancer Center to acquire shares of

Company Common Stock, as listed on Schedule 2.3(c) to the Company Disclosure Memorandum (collectively, the "Options"), (ii) issued and outstanding warrants to purchase up to 1,207,143 shares of Company Common Stock listed on Schedule 2.3(c)(ii) to the Company Disclosure Memorandum, all of which warrants were duly and validly granted (the "Warrants"), and (iii) the bridge loans listed on
Schedule 2.3(c)(ii) to the Company Disclosure Memorandum, which are to be converted into shares of Company Common Stock as described in Section 5.18 hereof, there are no outstanding rights of first refusal, preemptive rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company of any shares of the Company's capital stock. Such Schedule 2.3(c) sets forth the name of each holder of an Option or a Warrant and the exercise prices, vesting schedules and termination dates thereof. The Company will take all necessary action, to the extent the Company has the power or ability to do so, to ensure that all Options and Warrants that have not been exercised to acquire Company Common Stock on or before the second business day before the Closing shall have been canceled prior to the Closing without liability to the Company.

     (d) Except as set forth in Schedule 2.3 to the Company Disclosure Memorandum, (i) no Stockholder or any affiliate thereof is indebted to the Company, (ii) the Company is not indebted to any Stockholder or any affiliate thereof, and (iii) the Company is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

2.4  SUBSIDIARIES AND AFFILIATES

     Except as set forth on Schedule 2.4 to the Company Disclosure Memorandum, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in, or otherwise control, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

2.5  NO APPROVALS; NO CONFLICTS

     Except as set forth on Schedule 2.5 to the Company Disclosure Memorandum, the execution, delivery and performance of its obligations pursuant to this Agreement by the Company and the consummation of the transactions contemplated hereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of (i) any judgment, decree, or order of any court or other governmental authority or (ii) in any material respect, any law, rule or regulation applicable to the Company, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority (a "Person"), except compliance with applicable securities laws, the approval of the Stockholders and the filing of all documents necessary to consummate the Merger with the Delaware Secretary of State (the consent of all such Persons to be duly obtained by the Company at or prior to the Closing), (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any material agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject, (d) result in the creation of any lien or encumbrance upon the assets of the Company or upon any Outstanding Shares or other securities of the Company, (e) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation or Bylaws of the Company, or (f) invalidate or adversely affect any material permit, license, authorization or status used in the conduct of the business of the Company.

2.6  FINANCIAL STATEMENTS

     The Company has delivered to Targeted (a) balance sheets, statements of income and expenses, statements of cash flow, and statements of stockholders' equity of the Company as of or for the fiscal year ended December 31, 1994, as audited by and together with the report thereon of Arthur Andersen & Co., independent certified public accountants, (b) an unaudited balance sheet and statement of income and expenses of the Company as of or for the fiscal year ended December 31, 1995, and (c) a balance sheet and statement of income and expenses of the Company as of and for the two (2) month period ended February 29, 1996. All of the foregoing financial statements, including any notes thereto, are herein referred to as the "Financial Statements." The unaudited balance sheet of the Company as of February 29, 1996 is herein referred to as the "Company

Balance Sheet." The Financial Statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP"), consistently applied throughout the periods covered thereby, and fairly present the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated, subject, in the case of unaudited statements, to normal recurring period-end audit adjustments which will not exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate. Except as set forth in Schedule 2.6 of the Company Disclosure Memorandum, the Company has no liabilities or obligations of any type required to be set forth on a balance sheet, or required to be disclosed in the footnotes to financial statements, in accordance with GAAP, which are not fully reflected or reserved against in the Company Balance Sheet or disclosed in the Financial Statements, except liabilities or obligations incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with the Company's operating budget for 1996. The Company maintains standard systems of accounting which are adequate for its business. Except as set forth on Schedule 2.6 to the Company Disclosure Memorandum, the Company has not agreed to be a guarantor, indemnitor, surety or other obligor of any indebtedness of any other Person.

2.7  ABSENCE OF CERTAIN CHANGES OR EVENTS

     Except as specifically set forth on Schedule 2.7 to the Company Disclosure Memorandum and except for transactions specifically contemplated in this Agreement, since December 31, 1995, neither the Company nor any of its officers or directors in their representative capacities on behalf of the Company has:

          (a) taken any action or entered into or agreed to enter into any material transaction, agreement or commitment other than in the ordinary course of business;

          (b) forgiven or canceled any indebtedness or waived any claims or rights of material value (including, without limitation, any indebtedness owing by any Stockholder or any officer, director, employee or affiliate of the Company);

          (c) granted, other than in the ordinary course of business and consistent with past practice, any increase in the compensation of directors, officers, employees or consultants (including any such increase pursuant to any employment agreement or bonus, pension, profit-sharing, lease payment or other plan or commitment) or any increase in the compensation payable or to become payable to any director, officer, employee or consultant;

          (d) suffered any Material Adverse Effect. "Material Adverse Effect" means any change or effect that, when taken together with all other adverse changes and effects (including, without limitation, such changes and effects that are within the scope of the representations and warranties made by a party in this Agreement but which are not individually or in the aggregate deemed to constitute a Material Adverse Effect), is or is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of a party taken as a whole; provided, however, that the term Material Adverse Effect shall not include (i) the results of any matter affecting the party's industry in general, or general economic conditions or (ii) net cash expenditures consistent with the party's annual operating budget or a monthly cash flow forecast that has been disclosed to the other party hereto. Notwithstanding the foregoing, a Material Adverse Effect shall include any termination of the strategic relationship currently under negotiation with respect to the development of the E1A product in Europe, or any announcement by the Company's proposed licensee of revised terms of its proposed license that are materially adverse to the Company with regard to the proposed license agreement;

          (e) borrowed or agreed to borrow any money, incurred or become subject to, whether directly or by way of assumption or guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) in excess of Twenty-Five Thousand Dollars ($25,000), except liabilities and obligations incurred in the ordinary course of business and consistent with past practice, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

          (f) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Company's balance sheet as of December 31, 1995 or incurred or which became payable in the ordinary course of business and consistent with past practice since December 31, 1995, or prepaid any obligation having a fixed maturity of more than ninety (90) days from the date such obligation was issued or incurred;

          (g) permitted or allowed any of its material properties or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge, except (i) assessments for current taxes not yet due and payable,
     (ii) landlord's liens for rental payments not yet due and payable, and
     (iii) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that was incurred in the ordinary course of business and is not yet due and payable;

          (h) sold, transferred or otherwise disposed of any of its material properties or assets (real, personal or mixed, tangible or intangible);

          (i) disposed of or permitted to lapse any rights to the use of any trademark, trade name, patent or copyright, or disposed of or disclosed to any Person, other than representatives of Targeted or other persons subject to confidentiality agreements set forth on Schedule 2.14 to the Company Disclosure Memorandum, any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

          (j) made any single capital expenditure or commitment in excess of Twenty-Five Thousand Dollars ($25,000) for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures in excess of Twenty-Five Thousand Dollars ($25,000) for additions to property, plant, equipment or intangible capital assets;

          (k) made any material change in any method of accounting or accounting practice or internal control procedure;

          (l) issued any capital stock or other securities, or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company, or otherwise permitted the withdrawal by any of the holders of capital stock of the Company of any cash or other assets (real, personal or mixed, tangible or intangible), in compensation, indebtedness or otherwise, other than payments of compensation in the ordinary course of business and consistent with past practice;

          (m) paid, loaned or advanced any material amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any Stockholder or any of the Company's officers, directors or employees or any affiliate of any Stockholder or any of the Company's officers, directors or employees, except compensation paid to officers and employees at rates not exceeding the rates of compensation paid during the fiscal year last ended, and except for compensation increased in the ordinary course of business and consistent with past practice;

          (n) received notice of, or otherwise obtained knowledge of: (i) any claim, action, suit, arbitration, proceeding or investigation involving, pending against or threatened against the Company or any employee of the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person; (ii) any outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company or any employee of the Company is a party and where such items in subparagraphs (i) and (ii) above relate directly to the transactions contemplated herein;

          (o) entered into or agreed to any sale, assignment, transfer or license of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company or any amendment or change to any existing license or other agreement relating to intellectual property, other than in the ordinary course of business; or

          (p) agreed, whether in writing or otherwise, to take any action described in this Section 2.7.

2.8  TAXES

     Except as described on Schedule 2.8 to the Company Disclosure Memorandum,
(a) the Company has duly and timely filed, including valid extensions, with the appropriate governmental agencies (domestic and foreign) all tax returns, information returns and reports ("Returns") for all Taxes (as defined below) required to have been filed with respect to the Company and its business, (b) the deductions giving rise to net operating loss carryovers showing on the Returns will be upheld by the applicable taxing authority in the amount so reported, and (c) except as set forth on Schedule 2.9 to the Company Disclosure Memorandum, the Company has paid in full or provided for all Taxes that are due or claimed to be due by any governmental agency (whether or not shown as due on the Returns). "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, but not limited to, income, excise, gross receipts, property, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, severance, stamp, occupation, windfall profits, social security and unemployment or other taxes imposed by the United States or any agency or instrumentality thereof, any state, county, local or foreign government, or any agency or instrumentality thereof, and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or other assessments. Except as described on Schedule 2.8 to the Company Disclosure Memorandum, (i) the reserves and provisions for Taxes reflected in the Financial Statements are adequate, in all material respects, for the payment of Taxes not yet due and payable or not yet assessed for the period covered by such Financial Statements; (ii) no unresolved claim for assessment or collection of Taxes has been asserted or threatened against the Company, and no audit or investigation by any governmental authority is under way with respect to Taxes, interest or other governmental charges; (iii) the Company has not filed or entered into any election, consent or extension agreement or any waiver that extends any applicable statute of limitations; and
(iv) the Company has not filed any consent to the application of Section 341(f)(2) of the Code to any assets held, acquired or to be acquired by it. The Company has furnished Targeted with complete and correct copies of all Returns. There are no tax liens on any property or assets of the Company other than liens for current taxes not yet payable. To the Company's knowledge, no claim has been made by an authority in any jurisdiction where the Company does not file Returns that the Company is or may be subject to taxation by that jurisdiction. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code.

2.9  PROPERTY

     (a) The Company owns no real property and leases no real property other than as set forth in Schedule 2.9(a) to the Company Disclosure Memorandum, which contains a complete and accurate list, in all material respects, of all real property of the Company which is leased, rented or used by the Company (the "Company Real Property"). The Company has delivered to Targeted true and complete copies of all written leases, subleases, rental agreements, contracts of sale, tenancies or licenses relating to the Company Real Property and written summaries of the terms of any oral leases, subleases, rental agreements, contracts of sale, tenancies or licenses relating to the Company Real Property.

     (b) The Company's leasehold interest in each parcel of the Company Real Property is free and clear of all material liens, mortgages, pledges, deeds of trust, security interests, charges, encumbrances and other adverse claims or interests of any kind. Each material lease of the Company Real Property, or any part thereof, is valid, binding and enforceable in accordance with its terms against the parties thereto and any other Person with an interest in such Company Real Property, the Company has performed in all material respects all obligations imposed upon it thereunder, and neither the Company nor any other party thereto is in default thereunder nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder. Except as set forth on Schedule 2.5 to the Company Disclosure Memorandum, no consent is required from any Person under any lease or other agreement or instrument relating to the Company Real Property in connection with the consummation of the transactions contemplated by this Agreement and the Company has not received notice that any party to any such lease or other agreement or instrument intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. The Company has not granted any lease, sublease, tenancy or license of, or entered into any rental agreement or contract of sale with respect to, any portion of the Company Real Property.

     (c) Except as described on Schedule 2.9(c) to the Company Disclosure Memorandum, the offices, laboratories and laboratory equipment owned by, or used under the control and supervision of, the Company are of quality consistent with industry standards, are in good operating condition and repair, normal wear and tear excepted, are adequate for the uses to which they are being put, and comply in all material respects with applicable safety, health, environmental, Food and Drug Administration ("FDA"), and other laws, regulations, and guidelines.

     (d) Except as set forth on Schedule 2.9(d) to the Company Disclosure Memorandum, and except for (i) assessments for current taxes not yet due and payable, (ii) lessor's liens for rental payments incurred in the ordinary course of business and not yet due and payable, and (iii) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that was incurred in the ordinary course of business and is not yet due and payable, the Company's personal property is free and clear of all material liens.

     (e) Except as set forth on Schedule 2.9(e) to the Company Disclosure Memorandum, the Company has not granted any lease, sublease, tenancy or license of any portion of its personal property.

     (f) Neither the whole nor any portion of the leaseholds or any other assets or property of the Company is subject to any currently outstanding governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Company's Knowledge (as defined in Section 9.10 hereof), has any such condemnation, expropriation or taking been proposed.

2.10  CONTRACTS

     Schedule 2.10 to the Company Disclosure Memorandum contains a complete and accurate list (other than the Company Intellectual Property Licenses (as defined in Section 2.14 hereof)) of all material contracts, agreements and understandings, oral or written, to which the Company is currently a party or by which the Company is currently bound, including, without limitation, security agreements, license agreements, joint venture agreements, credit agreements, instruments relating to the borrowing of money, research contracts and scientific collaboration or cooperation agreements. Except as set forth on
Schedule 2.10 to the Company Disclosure Memorandum, all contracts set forth in such Schedule are valid, binding and enforceable in accordance with their terms against each party thereto, are in full force and effect, the Company has performed in all material respects all obligations imposed upon it thereunder, and neither the Company nor, to the best of the Company's Knowledge, any other party thereto is in default thereunder, nor has any event occurred which with notice or lapse of time, or both, would constitute a default by the Company or, to the best of the Company's Knowledge, any other party thereunder. To the extent requested by Targeted, true and complete copies of each such written contract (or written summaries of the terms of any such oral contract) have been heretofore delivered to Targeted. The Company has not received notice, nor does the Company otherwise have Knowledge, that any party to any such contract intends to cancel, terminate or refuse to renew such contract or to exercise or decline to exercise any option or right thereunder.

2.11  CLAIMS AND LEGAL PROCEEDINGS

     Except as set forth on Schedules 2.11 and 2.14 to the Company Disclosure Memorandum, there are no claims, actions, suits, arbitrations, investigations or proceedings pending against or involving or, to the Company's best knowledge, threatened against the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party which involve the transactions contemplated herein. Schedule 2.11 to the Company Disclosure Memorandum sets forth a description of any material disputes which have been settled or resolved by litigation or arbitration since inception.

2.12  LABOR AND EMPLOYMENT MATTERS

     (a) Except as set forth on Schedule 2.12 to the Company Disclosure Memorandum, the Company is in compliance, in all material respects, with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not, and is not, engaged in any unfair labor practice;

     (b) No unfair labor practice complaint against the Company is pending before the National Labor Relations Board;

     (c) There is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Company; and

     (d) Except as provided on Schedule 2.12 of the Company Disclosure Memorandum, no claim in respect of the Company's obligations arising in connection with the employment of any employee is pending or, to the knowledge of the Company, threatened, against the Company.

2.13  EMPLOYEE BENEFIT PLANS

     (a) Employee Benefit Plans. Schedule 2.13(a) to the Company Disclosure Memorandum sets forth an accurate and complete list of each employee benefit plan, policy, program, contract or material arrangement, whether formal or informal, written or unwritten and whether legally binding or not, covering or benefiting any officer, employee, former employee, director or former director of the Company or any dependents or beneficiaries of any such person, or with respect to which the Company has (or could have) any obligation or liability, including, but not limited to, each "employee benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and specifically including, but not limited to, all retirement, pension, profit sharing, stock bonus, savings, bonus, cafeteria, medical, dental, vision, life insurance, disability, accident insurance, medical expense reimbursement, dependent care expense reimbursement, or tuition reimbursement plan, policy or program, each sick pay, holiday and vacation policy or program, each executive or deferred compensation plan or contract, each stock purchase, stock option or stock appreciation rights plan or arrangement, each severance agreement or plan and each employment, consulting or personal services contract with any officer, director or employee (or any person who prior to entering into such contract was an officer, director or employee) (such items are hereinafter referred to collectively as "Employee Benefit Plans" and each individually as an "Employee Benefit Plan") of the Company.

     (b) Documents Provided. The Company has delivered to Targeted true, correct and complete copies of all of its Employee Benefit Plans (including all amendments thereto), along with, to the extent applicable to the particular Employee Benefit Plan, the following information: (i) copies of the annual reports (Form 5500 series) filed with respect to the Employee Benefit Plan for the last three (3) years; (ii) copies of the most recent summary plan descriptions, summary annual reports, summaries of material modifications and all material employee manuals or communications filed or distributed with respect to the Employee Benefit Plan; (iii) copies of any insurance contracts or trust agreements through which the Employee Benefit Plan is funded; (iv) copies of all contracts relating to the Employee Benefit Plan, including, but not limited to, service provider agreements, insurance contracts, investment management agreements, subscription and prescription agreements and record keeping agreements; (v) a copy of the most recent Internal Revenue Service ("IRS") determination letter issued with respect to the Employee Benefit Plan; and (vi) notice of any material adverse change occurring with respect to the Employee Benefit Plan since the date of the most recently completed and filed annual report.

     (c) Compliance With Laws. Except as provided in Schedule 2.13 to the Company Disclosure Memorandum, with respect to each Employee Benefit Plan of the
Company:

          (i) the Company is, and at all times has been, in compliance in all material respects with, and such Employee Benefit Plan is, and at all times has been, maintained and operated in all material respects in compliance with, the terms of such Employee Benefit Plan and all applicable laws, rules and regulations, including, but not limited to, ERISA and the Code;
     (ii) neither the Company nor any other fiduciary of such Employee Benefit Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of Section 404 of ERISA with respect to such Employee Benefit Plan; and (iii) no event has occurred or, to the best knowledge of the Company, is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA or under Section 4975 of the Code.

     (d) Pension Plans. Neither the Company nor any ERISA Affiliate (as defined below) has ever maintained or contributed to, or had an obligation to contribute to, (i) any multiemployer plan within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA or (ii) any employee benefit plan, fund program, contract or arrangement that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA or (iii) any plan that is intended to be qualified under
Section 401(a) of the Code. "ERISA Affiliate," as used in Article II hereof, means any entity, whether or not incorporated, that is part of a group that includes the Company and that is treated as a single employer under Section 414(b), (c), (m), or (o) of the Code with the Company.

     (e) Welfare Plans. Each Employee Benefit Plan of the Company that constitutes a "group health plan," within the meaning of Section 4980B(g)(2) of the Code or Section 607(1) of ERISA, has been operated at all times in all material respects in compliance with the requirements of Section 4980B of the Code and Part 6 of Title I of ERISA. No Employee Benefit Plan of the Company that is an "employee welfare benefit plan," within the meaning of Section 3(1) of ERISA, provides or has any obligation to provide benefits with respect to current or former employees of the Company or any other entity beyond their retirement or other termination of service, including, without limitation, post-retirement (or post-termination) medical, dental, life insurance, severance or any other similar benefit, whether provided on an insured or self-insured basis, other than benefits mandated by applicable law, including, but not limited to, continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA.

     (f) Contributions. All contributions and other payments required to have been made by the Company (including any pre-tax or post-tax contributions or payments by employees or their dependents) to any Employee Benefit Plan of the Company (or to any person pursuant to the terms thereof) have been so made or, if not yet due, the amount of any such payment or contribution obligation has been properly reflected in the Financial Statements (except for obligations accrued in the ordinary course of business after the date of such Financial Statements).

     (g) Other Claims and Investigations. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the best knowledge of the Company, threatened with respect to any Employee Benefit Plan of the Company or against the assets of any such Employee Benefit Plan. None of the Employee Benefit Plans of the Company is currently under investigation, audit or review, directly or indirectly, by the IRS or the Department of Labor (the "DOL"), and, to the best knowledge of the Company, no such action is contemplated or under consideration by the IRS or DOL.

     (h) Other Binding Commitments. The Company has no agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten, and whether legally binding or not, to create any plan, policy, program, contract or arrangement not identified in Schedule 2.13 to the Company Disclosure Memorandum or to modify or amend any of its existing Employee Benefit Plans.

     (i) ERISA Affiliates. The Company has no liability or potential liability to participants, beneficiaries or any other person or entity under any employee benefit plan, policy, program, practice, contract or arrangement currently (or previously) maintained or contributed to by any ERISA Affiliate.

     (j) Payments Resulting From Transactions.  Except as set forth in Schedule
2.13 to the Company Disclosure Memorandum, the consummation of any transaction contemplated by this Agreement will not result in any (i) payment (whether of severance pay or otherwise) becoming due from the Company to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement; (ii) benefit under any Employee Benefit Plan of the Company being established or becoming accelerated, vested or payable; or
(iii) payment or series of payments by the Company, directly or indirectly, to any person that would constitute a "parachute payment" within the meaning of
Section 280G of the Code.

2.14  PATENTS, TRADEMARKS, ETC.

     Set forth on Schedule 2.14 to the Company Disclosure Memorandum is a true and complete list of all patents, trademarks, service marks, trade names, brand names, and registered copyrights, and any applications for any of the foregoing (collectively, the "Company Intellectual Property") of any kind used now or within the two (2) year period immediately preceding the date of this Agreement in the business of the Company. Such

Schedule 2.14 contains a complete and accurate list of all licenses or agreements that in any way affect the rights of the Company to any of the Company Intellectual Property or any trade secret material to the Company (the "Company Intellectual Property Licenses"). No claim with respect to the Company Intellectual Property, any trade secret material to the Company, or any Company Intellectual Property License is currently pending or, to the best knowledge of the Company, overtly threatened by any Person, nor does the Company know of any valid grounds for any bona fide claim, except as set forth on such Schedule 2.14, (a) to the effect that any Company operation, Company Intellectual Property, trade secret material to the Company, or Company Intellectual Property License infringes or misappropriates any copyright, patent, trademark, service mark or trade secret; (b) to the effect that any other Person infringes on the Company Intellectual Property or misappropriates any trade secret material to the Company; (c) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property or trade secret material to the Company; or
(d) challenging the Company's license under, or other legally enforceable right under, any Company Intellectual Property License. The consummation of the transactions contemplated hereby will not alter or impair the Company's rights to any of the Company Intellectual Property, any trade secret material to the Company or under any Company Intellectual Property License. With respect to any Company Intellectual Property or trade secret material to the Company, the Company owns or has the right to use such Company Intellectual Property or trade secret in its business. Except as set forth on such Schedule 2.14 in respect of the Company Intellectual Property Licenses or otherwise, and except where the failure to so own or be licensed would not have a Material Adverse Effect upon the Company, the Company is the sole and exclusive owner or the exclusive licensee pursuant to the Company Intellectual Property Licenses of the Company Intellectual Property.

     Except as set forth on such Schedule 2.14, each of the Company Intellectual Property Licenses is valid, binding and enforceable in accordance with its terms against the parties thereto; the Company has performed all obligations imposed upon it under each of the Company Intellectual Property Licenses; and neither the Company nor any other party thereto is in default thereunder, nor, to the Company's best knowledge, is there any event that with notice or lapse of time, or both, would constitute a default thereunder. Except as set forth on such
Schedule 2.14, the Company has not received notice that any party to any of the Company Intellectual Property Licenses intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. Except as set forth on such Schedule 2.14, no licenses, sublicenses, covenants or agreements have been granted or entered into by the Company in respect of any of the Company Intellectual Property or any trade secret material to the Company except the Company Intellectual Property Licenses. No director, officer, Stockholder or employee of the Company owns, directly or indirectly, in whole or in part, any of the Company Intellectual Property or any trade secret material to the Company. To the Company's best knowledge, none of the Company's officers, employees, consultants, distributors, agents, representatives or advisors have entered into any agreement relating to the Company's business regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than the Company.

     Except as set forth on such Schedule 2.14, to the Company's best knowledge, no Person has asserted any claim of infringement or other interference with third-party rights with respect to the Company Intellectual Property or any trade secret material to the Company. Except as set forth on such Schedule 2.14,
(a) during the two (2) year period immediately preceding the date of this Agreement, the Company has not disclosed other than in the ordinary course consistent with past practice any proprietary information relating to the Company Intellectual Property, any trade secret material to the Company or the Company Intellectual Property Licenses to any person other than to Targeted or Acquisition; (b) the Company has at all times maintained reasonable procedures to protect and have enforced all trade secrets of the Company; (c) the Company has disclosed trade secrets to other Persons solely as required for the conduct of the Company's business and solely under nondisclosure agreements that are enforceable by the Company and, upon the Closing, will be enforceable by Acquisition or Targeted in accordance with their terms; and (d) the Company is not under any contractual or other obligation to disclose any proprietary information relating to the Company Intellectual Property, any trade secret material to the Company or the Company Intellectual Property Licenses except pursuant to the nondisclosure agreements listed on such Schedule 2.14, nor, to the best knowledge of the Company, is any other party to the Company Intellectual Property Licenses under any such obligation to disclose proprietary information included in or relating to Company Intellectual Property, any trade secret material to the Company or the Company Intellectual Property Licenses to any person or entity, and no event has taken place, including the execution of this Agreement or any related change in the Company's business activities, that would give rise to such obligation.

2.15  CORPORATE BOOKS AND RECORDS

     The Company has furnished to Targeted or its representatives for their examination true and complete copies of (a) the Certificate of Incorporation and Bylaws of the Company as currently in effect, including all amendments thereto,
(b) the minute books of the Company, and (c) the stock transfer books of the Company. Such minutes reflect all meetings of the Company's Stockholders, Board of Directors and any committees thereof since the Company's inception, and such minutes accurately reflect in all material respects the events of and actions taken at such meetings. Such stock transfer books accurately reflect all issuances and transfers of shares of capital stock of the Company since its inception.

2.16  LICENSES, PERMITS, AUTHORIZATIONS, ETC.

     Except as identified in Schedules 2.1 and 2.5 to the Company Disclosure Memorandum and except where the failure to have any of the following would not result in a Material Adverse Effect, the Company has received all governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign that are currently required in order for the Company to conduct its business as it is currently conducted. The Company has not received any notifications of any asserted present failure by it to have obtained any such governmental approval, authorization, consent, license, order, registration or permit, or past and unremedied failure to obtain such items.

2.17  COMPLIANCE WITH LAWS

     Except as described on Schedule 2.17 to the Company Disclosure Memorandum and except where the failure to have any of the following would not result in a Material Adverse Effect, the Company has at all times complied, and is in compliance, with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to it, to its employees, or to the Company Real Property and the Company's personal property, including, without limitation, all such laws, rules, ordinances, decrees and orders relating to intellectual property protection, antitrust matters, consumer protection, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters, and trading-with-the-enemy matters. The Company has not received any notification of any asserted present or past unremedied failure by the Company to comply with any of such laws, rules, ordinances, decrees or orders.

2.18  INSURANCE

     The Company maintains (a) insurance on all of its property that insures against loss or damage by fire or other casualty and (b) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in its industry for companies of similar size and financial condition. All insurance policies of the Company are in full force and effect, all premiums with respect thereto covering all periods up to and including the date this representation is made have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law currently applicable to the Company and of all agreements to which the Company is a party, will remain in full force and effect through the respective expiration dates of such policies without the payment of additional premiums, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

2.19  BROKERS OR FINDERS

     Except as set forth on Schedule 2.19 to the Company Disclosure Memorandum, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby.

2.20  ABSENCE OF QUESTIONABLE PAYMENTS

     Neither the Company, nor, to the Company's knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company, has used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. The Company has adequate financial controls to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures. Neither the Company nor, to the Company's Knowledge, any current director, officer, agent, employee or other Person acting on behalf of the Company, has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. The Company has at all times complied, and is in compliance, in all material respects with the Foreign Corrupt Practices Act and, to its Knowledge, in all material respects with all foreign laws and regulations relating to prevention of corrupt practices.

2.21  BANK ACCOUNTS

     Schedule 2.21 to the Company Disclosure Memorandum sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

2.22  INSIDER INTERESTS

     Except as set forth on Schedule 2.22 to the Company Disclosure Memorandum, no Stockholder or officer or director or other representative of the Company has any interest (other than as a Stockholder) (a) in any property, real or personal, tangible or intangible, used in or directly pertaining to the business of the Company, including, without limitation, inventions, patents, trademarks or trade names, or (b) in any agreement, contract, arrangement or obligation relating to the Company, its present or prospective business or its operations. Except as set forth on Schedule 2.22 to the Company Disclosure Memorandum, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, holders, affiliates or any affiliate thereof. The Company and its officers and directors have no interest, either directly or indirectly, in any entity, including, without limitation, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services, produces or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business in which the Company is now engaged or proposes to engage; (ii) is a supplier, customer or creditor, or has an existing contractual relationship with any of the Company's employees (or persons performing similar functions); or (iii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary or desirable for the present or anticipated future conduct of the Company's business.

2.23  FULL DISCLOSURE

     No information furnished by the Company to Targeted or its representatives in this Agreement (including, but not limited to, all information in the Company Disclosure Memorandum and the other Exhibits hereto) or by the Company to the Stockholders in connection with their approval of the Merger and execution and delivery of this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading.

2.24  EXEMPTION FROM HSR ACT

     The Company is not a "person," nor does it "control," nor is it "controlled by" or "under common control with" or otherwise part of any "ultimate parent entity" that has total assets or net sales of One Hundred Million Dollars ($100,000,000) or more (in each case as such terms are defined and amounts calculated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the regulations thereunder (collectively, the "HSR Act")); and, assuming the accuracy of Targeted's representation set forth in
Section 3.7 hereof, the consummation of the transactions contemplated hereby will not give rise to any requirement on the part of any party to file any notification or other report pursuant to the HSR Act.

                 ARTICLE III -- REPRESENTATIONS AND WARRANTIES
                          OF TARGETED AND ACQUISITION

     To induce the Company to enter into and perform this Agreement, Targeted and Acquisition jointly and severally represent and warrant to the Company, as of the date of this Agreement and as of the Closing as follows in this Article
III:

3.1  ORGANIZATION

     Targeted is a corporation organized, validly existing and in good standing under the laws of the state of Washington. Acquisition is a corporation duly organized and validly existing under the laws of the state of Delaware. Each of Targeted and Acquisition has full corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, and to carry out the transactions contemplated hereby. Targeted is duly qualified and licensed as a foreign corporation to do business and is in good standing in each jurisdiction where the character of Targeted's properties occupied, owned or held under lease or the nature of the business conducted by Targeted makes such qualification necessary, except where such failure to qualify or be licensed would not result in a Material Adverse Effect.

3.2  ENFORCEABILITY

     All corporate action on the part of Targeted and Acquisition and their respective officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement the consummation of the Merger and the performance of all of their respective obligations under this Agreement have been taken or will be taken prior to the Effective Time. This Agreement has been duly executed and delivered by Targeted, and this Agreement is a legal, valid and binding obligation of Targeted, enforceable against Targeted in accordance with its terms. This Agreement has been duly executed and delivered by Acquisition and this Agreement is a legal, valid and binding obligation of Acquisition, enforceable against Acquisition in accordance with its terms.

3.3  TARGETED COMMON STOCK

     The Targeted Common Stock to be issued pursuant to this Agreement has been duly authorized for issuance, and such Targeted Common Stock, when issued and delivered to the Stockholders in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

3.4  NO APPROVALS; NO CONFLICTS

     The execution, delivery and performance of this Agreement by Acquisition and Targeted and the consummation by them of the transactions contemplated hereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of (i) any judgment, decree or order of any court or other governmental authority or (ii) in any material respect, any law, rule or regulation applicable to Targeted or Acquisition, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, except compliance with applicable securities laws, the approval of Targeted's shareholders and the filing of all documents necessary to consummate the Merger with the Delaware Secretary of State (the consent of all

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such Persons to be duly obtained at or prior to the Closing), (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which Targeted or Acquisition is a party or by which either of them is bound or to which any of their assets are subject, (d) result in the creation of any lien or encumbrance upon the assets of Targeted or upon any outstanding shares of Targeted Common Stock or other securities of Targeted, (e) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of Targeted or the Certificate of Incorporation or Bylaws of Acquisition, or (f) invalidate or adversely affect any material permit, license, authorization or status used in the conduct of the business of Targeted.

3.5  CAPITALIZATION

     The authorized capital stock of Targeted consists of Forty Million (40,000,000) shares of common stock, $.01 par value per share, of which 12,317,183 shares were issued and outstanding as of December 31, 1995, and Six Million (6,000,000) shares of preferred stock, $.01 par value per share, none of which are issued and outstanding. Such issued and outstanding shares of Targeted Common Stock are duly authorized, validly issued, fully paid and nonassessable and issued in compliance with all applicable securities laws. The total number of outstanding options and warrants to purchase Targeted Common Stock, as of December 31, 1995, were 1,032,417 and 892,614, respectively.

3.6  SEC DOCUMENTS

     (a) Targeted has furnished the Company with true and complete copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1995, its Proxy Statement relating to its 1996 Annual Meeting of shareholders on May 2, 1996, its Annual Report to Shareholders for the fiscal year ended December 31, 1995, the prospectus relating to its initial public offering and the prospectus relating to its public offering of units completed in July 1995 (collectively, the "SEC Documents"). As of their respective filing dates, (i) each of the SEC Documents complied in all material respects with the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained in the SEC Documents not misleading.

     (b) Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Documents was prepared in conformity with GAAP, consistently applied throughout the periods covered thereby, and fairly presents the financial position, results of operations and changes in financial position of Targeted as of the dates and for the periods indicated, subject, in the case of unaudited statements, to normal recurring period-end audit adjustments which will not exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Except as set forth on Schedule 3.6(b) to the Targeted Disclosure Memorandum, Targeted has no liabilities or obligations of any type required to be set forth on a balance sheet, or disclosed in the footnotes thereto, in accordance with GAAP as of the date of such balance sheet, which are not fully reflected or reserved against in Targeted's balance sheet dated as of December 31, 1995 or the notes thereto, except liabilities or obligations incurred since December 31, 1995 in the ordinary course of business and consistent with Targeted's operating budget for 1996. Targeted maintains standard systems of accounting which are adequate for its business. Except as set forth on Schedule 3.6(b) to the Disclosure Memorandum of Targeted, delivered to the Company on the date hereof (the "Targeted Disclosure Memorandum"), Targeted has not agreed to be a guarantor, indemnitor, surety or other obligor of any indebtedness of any other Person.

     (c) Except as disclosed in the SEC Documents, Targeted has not been a party to, nor has there otherwise been, any transaction of a type required to be reported pursuant to Item 404 of Regulation S-K (Certain Relationships and Related Transactions).

3.7  EXEMPTION FROM HSR ACT

     Targeted is not a "person," nor does it "control," nor is it "controlled by" or "under common control with" or otherwise part of any "ultimate parent entity" that has total assets or net sales of One Hundred Million

Dollars ($100,000,000) or more (in each case as such terms are defined and amounts calculated under the HSR Act); and, assuming the accuracy of the Company's representation set forth in Section 2.24 hereof, the consummation of the transactions contemplated hereby will not give rise to any requirement on the part of any party to file any notification or other report pursuant to the HSR Act.

3.8  SUBSIDIARIES AND AFFILIATES

     Except for Acquisition, Targeted does not own, directly or indirectly, any ownership, equity, profits or voting interest in, or otherwise control, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

3.9  ABSENCE OF CERTAIN CHANGES OR EVENTS

     Except as specifically set forth on Schedule 3.9 to the Targeted Disclosure Memorandum, or as disclosed in the SEC Documents, and except for transactions specifically contemplated in this Agreement, since December 31, 1995, neither Targeted nor any of its officers or directors in their representative capacities on behalf of Targeted has:

          (a) taken any action or entered into or agreed to enter into any material transaction, agreement or commitment other than in the ordinary course of business;

          (b) forgiven or canceled any indebtedness or waived any claims or rights of material value (including, without limitation, any indebtedness owing by any shareholder, officer, director, employee or affiliate of Targeted);

          (c) granted, other than in the ordinary course of business and consistent with past practice, any increase in the compensation of directors, officers, employees or consultants (including any such increase pursuant to any employment agreement or bonus, pension, profit-sharing, lease payment or other plan or commitment) or any increase in the compensation payable or to become payable to any director, officer, employee or consultant;

          (d) suffered any Material Adverse Effect;

          (e) borrowed or agreed to borrow any money, incurred or become subject to, whether directly or by way of assumption or guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) in excess of One Hundred Thousand Dollars ($100,000), except liabilities and obligations incurred in the ordinary course of business and consistent with past practice, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

          (f) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the financial statements contained in the SEC Documents or incurred or which became payable in the ordinary course of business and consistent with past practice since December 31, 1995, or prepaid any obligation having a fixed maturity of more than ninety (90) days from the date such obligation was issued or incurred;

          (g) permitted or allowed any of its material property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge, except
     (i) assessments for current taxes not yet due and payable, (ii) landlord's liens for rental payments not yet due and payable, and (iii) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that was incurred in the ordinary course of business and is not yet due and payable;

          (h) sold, transferred or otherwise disposed of any of its material properties or assets (real, personal or mixed, tangible or intangible);

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

          (i) disposed of or permitted to lapse any rights to the use of any trademark, trade name, patent or copyright, or disposed of or disclosed to any Person, other than representatives of the Company or other persons subject to confidentiality agreements with Targeted, any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

          (j) except for capital expenditures reflected in Targeted's 1996 capital expenditure budget (a copy of which has been provided to the Company), made any single capital expenditure or commitment in excess of One Hundred Thousand Dollars ($100,000) for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures in excess of One Hundred Thousand Dollars ($100,000) for additions to property, plant, equipment or intangible capital assets;

          (k) made any material change in any method of accounting or accounting practice or internal control procedure;

          (l) issued any capital stock or other securities, or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock (except for (i) grants of options to purchase Targeted Common Stock under the 1992 Restated Stock Option Plan or the 1994 Stock Option Plan for Nonemployee Directors (together, the "Targeted Stock Option Plans") or (ii) the issuance of Targeted Common Stock upon the exercise of options granted under the Targeted Stock Option Plans), or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of Targeted, or otherwise permitted the withdrawal by any of the holders of capital stock of Targeted of any cash or other assets (real, personal or mixed, tangible or intangible), in compensation, indebtedness or otherwise, other than payments of compensation in the ordinary course of business and consistent with past practice;

          (m) paid, loaned or advanced any material amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any Targeted shareholder or any of Targeted's officers, directors or employees or any affiliate of any Targeted shareholder or any of Targeted's officers, directors or employees, except compensation paid to officers and employees at rates not exceeding the rates of compensation paid during the fiscal year last ended, and except for compensation increased in the ordinary course of business and consistent with past practice;

          (n) received notice of, or otherwise obtained knowledge of: (i) any claim, action, suit, arbitration, proceeding or investigation involving, pending against or threatened against Targeted or any employee of Targeted before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person;
     (ii) any outstanding or unsatisfied judgments, orders, decrees or stipulations to which Targeted or any employee of Targeted is a party and where such items in subparagraphs (i) and (ii) above relate directly to the transactions contemplated herein;

          (o) entered into or agreed to any sale, assignment, transfer or license of any patents, trademarks, copyrights, trade secrets or other intangible assets of Targeted or any amendment or change to any existing license or other agreement relating to intellectual property, other than in the ordinary course of business; or

          (p) agreed, whether in writing or otherwise, to take any action described in this Section 3.9.

3.10  TAXES

     Except as described on Schedule 3.10 to the Targeted Disclosure Memorandum,
(a) Targeted has duly and timely filed, including valid extensions, with the appropriate governmental agencies (domestic and foreign) all Returns for all Taxes required to have been filed with respect to Targeted and its business, (b) the deductions giving rise to net operating loss carryovers showing on the Returns will be upheld by the applicable taxing authority in the amount so reported, and (c) except as set forth on Schedule 3.10 to the Targeted Disclosure Memorandum, Targeted has paid in full or provided for all Taxes that are due or claimed to be due by any governmental agency (whether or not shown as due on the Returns). Except as described on Schedule 3.10 to the Targeted Disclosure Memorandum, (i) the reserves and provisions for Taxes reflected in the financial statements included in the SEC Documents are adequate, in all material respects, for the payment of Taxes not yet due and payable or not yet assessed for the period covered by such financial statements; (ii) no unresolved claim for

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

assessment or collection of Taxes has been asserted or threatened against Targeted, and no audit or investigation by any governmental authority is under way with respect to Taxes, interest or other governmental charges; (iii) Targeted has not filed or entered into any election, consent or extension agreement or any waiver that extends any applicable statute of limitations; and
(iv) Targeted has not filed any consent to the application of Section 341(f)(2) of the Code to any assets held, acquired or to be acquired by it. There are no tax liens on any property or assets of Targeted other than liens for current taxes not yet payable. To Targeted's knowledge, no claim has been made by an authority in any jurisdiction where Targeted does not file Returns that Targeted is or may be subject to taxation by that jurisdiction. Targeted has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code.

3.11  PROPERTY

     (a) Targeted owns no real property and leases no real property other than as set forth in the SEC Documents, which contain a complete and accurate description, in all material respects, of all real property of Targeted which is leased, rented or used by Targeted (the "Targeted Real Property").

     (b) Except as set forth on Schedule 3.11(b) of the Targeted Disclosure Memorandum, Targeted's leasehold interest in each parcel of the Targeted Real Property is free and clear of all material liens, mortgages, pledges, deeds of trust, security interests, charges, encumbrances and other adverse claims or interests of any kind. Each material lease of the Targeted Real Property, or any part thereof, is valid, binding and enforceable in accordance with its terms against the parties thereto and any other Person with an interest in such Targeted Real Property, Targeted has performed in all material respects all obligations imposed upon it thereunder, and neither Targeted nor any other party thereto is in default thereunder nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder. Except as set forth on Schedule 3.4 to the Targeted Disclosure Memorandum, no consent is required from any Person under any lease or other agreement or instrument relating to the Targeted Real Property in connection with the consummation of the transactions contemplated by this Agreement and Targeted has not received notice that any party to any such lease or other agreement or instrument intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. Targeted has not granted any lease, sublease, tenancy or license of, or entered into any rental agreement or contract of sale with respect to, any portion of the Targeted Real Property.

     (c) Except as described on Schedule 3.11(c) to the Targeted Disclosure Memorandum, Targeted's offices, laboratories and laboratory equipment are of quality consistent with industry standards, are in good operating condition and repair, normal wear and tear excepted, are adequate for the uses to which they are being put, and comply in all material respects with applicable safety, health, environmental, Food and Drug Administration ("FDA"), and other laws, regulations, and guidelines.

     (d) Except as set forth on Schedule 3.11(d) to the Targeted Disclosure Memorandum or as disclosed in the SEC Documents, and except for (i) assessments for current taxes not yet due and payable, (ii) lessor's liens for rental payments incurred in the ordinary course of business and not yet due and payable, and (iii) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that was incurred in the ordinary course of business and is not yet due and payable, Targeted's personal property is free and clear of all material liens.

     (e) Targeted has not granted any lease, sublease, tenancy or license of any portion of its personal property.

     (f) Neither the whole nor any portion of the leaseholds or any other assets or property of Targeted is subject to any currently outstanding governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to Targeted's knowledge, has any such condemnation, expropriation or taking been proposed.

3.12  CONTRACTS

     The SEC Documents contain a complete and accurate list of all material contracts, agreements and understandings, oral or written, to which Targeted is currently a party or by which Targeted is currently bound,

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

including, without limitation, security agreements, license agreements, joint venture agreements, credit agreements, instruments relating to the borrowing of money, research contracts and scientific collaboration or cooperation agreements. Except as listed in the SEC Documents and except as set forth on
Schedule 3.12 to the Targeted Disclosure Memorandum, all contracts set forth in the SEC Documents are valid, binding and enforceable in accordance with their terms against each party thereto, are in full force and effect, Targeted has performed in all material respects all obligations imposed upon it thereunder, and neither Targeted nor, to the best of Targeted's Knowledge, any other party thereto is in default thereunder, nor has any event occurred which with notice or lapse of time, or both, would constitute a default by Targeted or, to the best of Targeted's Knowledge, any other party thereunder. To the extent requested by the Company, true and complete copies of each such written contract (or written summaries of the terms of any such oral contract) have been heretofore delivered to the Company. Targeted has not received notice, nor does Targeted otherwise have Knowledge, that any party to any such contract intends to cancel, terminate or refuse to renew such contract or to exercise or decline to exercise any option or right thereunder.

3.13  CLAIMS AND LEGAL PROCEEDINGS

     Except as disclosed in the SEC Documents, there are no claims, actions, suits, arbitrations, investigations or proceedings pending against or involving or, to Targeted's best knowledge, threatened against Targeted before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which Targeted is a party which involve the transactions contemplated herein. Schedule 3.13 to the Targeted Disclosure Memorandum sets forth a description of any material disputes which have been settled or resolved by litigation or arbitration within the last five (5) years.

3.14  LABOR AND EMPLOYMENT MATTERS

     (a) Except as set forth on Schedule 3.14 to the Targeted Disclosure Memorandum, Targeted is in compliance, in all material respects, with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not, and is not, engaged in any unfair labor practice;

     (b) No unfair labor practice complaint against Targeted is pending before the National Labor Relations Board;

     (c) There is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving Targeted; and

     (d) Except as provided on Schedule 3.14 of the Targeted Disclosure Memorandum, no claim in respect of the Company's obligations arising in connection with the employment of any employee is pending or, to the knowledge of Targeted, threatened, against Targeted.

3.15  EMPLOYEE BENEFIT PLANS

     (a) Employee Benefit Plans. Schedule 3.15(a) to the Targeted Disclosure Memorandum sets forth an accurate and complete list of each of Targeted's Employee Benefits Plans.

     (b) Compliance With Laws. Except as provided in Schedule 3.15 to the Targeted Disclosure Memorandum, with respect to each Employee Benefit Plan of
Targeted:

          (i) Targeted is, and at all times has been, in compliance in all material respects with, and such Employee Benefit Plan is, and at all times has been, maintained and operated in all material respects in compliance with, the terms of such Employee Benefit Plan and all applicable laws, rules and regulations, including, but not limited to, ERISA and the Code;
     (ii) neither Targeted nor any other fiduciary of such Employee Benefit Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of Section 404 of ERISA with respect to such Employee Benefit Plan; and (iii) no event has occurred or, to the best knowledge of Targeted, is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA or under
     Section 4975 of the Code.

     (c) Pension Plans. Neither Targeted nor any ERISA Affiliate (as defined below) has ever maintained or contributed to, or had an obligation to contribute to, (i) any multiemployer plan within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA or (ii) any employee benefit plan, fund program, contract or arrangement that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA or (iii) any plan that is intended to be qualified under
Section 401(a) of the Code. "ERISA Affiliate," as used in Article III hereof, means any entity, whether or not incorporated, that is part of a group that includes Targeted and that is treated as a single employer under Section 414(b),
(c), (m), or (o) of the Code with Targeted.

     (d) Welfare Plans. Each Employee Benefit Plan of Targeted that constitutes a "group health plan," within the meaning of Section 4980B(g)(2) of the Code or
Section 607(1) of ERISA, has been operated at all times in all material respects in compliance with the requirements of Section 4980B of the Code and Part 6 of Title I of ERISA. No Employee Benefit Plan of Targeted that is an "employee welfare benefit plan," within the meaning of Section 3(1) of ERISA, provides or has any obligation to provide benefits with respect to current or former employees of Targeted or any other entity beyond their retirement or other termination of service, including, without limitation, post-retirement (or post-termination) medical, dental, life insurance, severance or any other similar benefit, whether provided on an insured or self-insured basis, other than benefits mandated by applicable law, including, but not limited to, continuation coverage required to be provided under Section 4980B of the Code or
Part 6 of Subtitle B of Title I of ERISA.

     (e) Contributions. All contributions and other payments required to have been made by Targeted (including any pre-tax or post-tax contributions or payments by employees or their dependents) to any Employee Benefit Plan (or to any person pursuant to the terms thereof) have been so made or, if not yet due, the amount of any such payment or contribution obligation has been properly reflected in Targeted's financial statements (except for obligations accrued in the ordinary course of business after December 31, 1995).

     (f) Other Claims and Investigations. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the best knowledge of Targeted, threatened with respect to any Employee Benefit Plan of Targeted or against the assets of any such Employee Benefit Plan. None of the Employee Benefit Plans of Targeted is currently under investigation, audit or review, directly or indirectly, by the IRS or the DOL, and, to the best knowledge of Targeted, no such action is contemplated or under consideration by the IRS or DOL.

     (g) Other Binding Commitments. Targeted has no agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten, and whether legally binding or not, to create any plan, policy, program, contract or arrangement not identified in Schedule 3.15 to the Targeted Disclosure Memorandum or to modify or amend any of its existing Employee Benefit Plans.

     (h) ERISA Affiliates. Targeted has no liability or potential liability to participants, beneficiaries or any other person or entity under any employee benefit plan, policy, program, practice, contract or arrangement currently (or previously) maintained or contributed to by any ERISA Affiliate.

     (i) Payments Resulting From Transactions. The consummation of any transaction contemplated by this Agreement will not result in any (i) payment (whether of severance pay or otherwise) becoming due from Targeted to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement; (ii) benefit under any Employee Benefit Plan of Targeted being established or becoming accelerated, vested or payable; or (iii) payment or series of payments by Targeted, directly or indirectly, to any person that would constitute a "parachute payment" within the meaning of Section 280G of the Code.

3.16  PATENTS, TRADEMARKS, ETC.

     Set forth on Schedule 3.16 to the Targeted Disclosure Memorandum is a true and complete list of all patents, trademarks, service marks, trade names, brand names, and registered copyrights, and any applications for any of the foregoing (collectively, the "Targeted Intellectual Property") of any kind used now or within the two (2) year period immediately preceding the date of this Agreement in the business of Targeted. Such Schedule 3.16 contains a complete and accurate list of all licenses or agreements that in any way affect the rights of Targeted to any of the Targeted Intellectual Property or any trade secret material to Targeted (the "Targeted Intellectual Property Licenses"). No claim with respect to the Targeted Intellectual Property, any trade secret material to

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

Targeted, or any Intellectual Property License is currently pending or, to the best knowledge of Targeted, overtly threatened by any Person, nor does Targeted know of any valid grounds for any bona fide claim, except as set forth on such
Schedule 3.16, (a) to the effect that any Targeted operation, Targeted Intellectual Property, trade secret material to Targeted, or Targeted Intellectual Property License infringes or misappropriates any copyright, patent, trademark, service mark or trade secret; (b) to the effect that any other Person infringes on the Targeted Intellectual Property or misappropriates any trade secret material to Targeted; (c) challenging the ownership, validity or effectiveness of any of the Targeted Intellectual Property or trade secret material to Targeted; or (d) challenging Targeted's license under, or other legally enforceable right under, any Targeted Intellectual Property License. The consummation of the transactions contemplated hereby will not alter or impair Targeted's rights to any of the Targeted Intellectual Property, any trade secret material to Targeted or under any Targeted Intellectual Property License. With respect to any Targeted Intellectual Property or trade secret material to Targeted, Targeted owns or has the right to use such Targeted Intellectual Property or trade secret in its business. Except as set forth on such Schedule
3.16 in respect of the Targeted Intellectual Property Licenses or otherwise, and except where the failure to so own or be licensed would not have a Material Adverse Effect upon Targeted, Targeted is the sole and exclusive owner or the exclusive licensee pursuant to the Targeted Intellectual Property Licenses of the Targeted Intellectual Property.

     Except as set forth on such Schedule 3.16, each of the Targeted Intellectual Property Licenses is valid, binding and enforceable in accordance with its terms against the parties thereto; Targeted has performed all obligations imposed upon it under each of the Targeted Intellectual Property Licenses; and neither Targeted nor any other party thereto is in default thereunder, nor, to Targeted's best knowledge, is there any event that with notice or lapse of time, or both, would constitute a default thereunder. Except as set forth on such Schedule 3.16, Targeted has not received notice that any party to any of the Targeted Intellectual Property Licenses intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. Except as set forth on such Schedule 3.16, no licenses, sublicenses, covenants or agreements have been granted or entered into by Targeted in respect of any of the Targeted Intellectual Property or any trade secret material to Targeted except the Targeted Intellectual Property Licenses. No director, officer, shareholder or employee of Targeted owns, directly or indirectly, in whole or in part, any of the Targeted Intellectual Property or any trade secret material to Targeted. To Targeted's best knowledge, none of its officers, employees, consultants, distributors, agents, representatives or advisors have entered into any agreement relating to Targeted's business regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than Targeted.

     Except as set forth on such Schedule 3.16, to Targeted's knowledge, no Person has asserted any claim of infringement or other interference with third-party rights with respect to the Targeted Intellectual Property or any trade secret material to Targeted. Except as set forth on such Schedule 3.16,
(a) during the two (2) year period immediately preceding the date of this Agreement, Targeted has not disclosed other than in the ordinary course consistent with past practice any proprietary information relating to the Targeted Intellectual Property, any trade secret material to Targeted or the Targeted Intellectual Property Licenses to any person other than to the Company;
(b) Targeted has at all times maintained reasonable procedures to protect and have enforced all trade secrets of Targeted; (c) Targeted has disclosed trade secrets to other Persons solely as required for the conduct of Targeted's business and solely under nondisclosure agreements that are enforceable by Targeted and, upon the Closing, will be enforceable by Acquisition or Targeted in accordance with their terms; and (d) Targeted is not under any contractual or other obligation to disclose any proprietary information relating to the Targeted Intellectual Property, any trade secret material to Targeted or the Targeted Intellectual Property Licenses except pursuant to the nondisclosure agreements listed on such Schedule 3.16, nor, to the best knowledge of Targeted, is any other party to the Targeted Intellectual Property Licenses under any such obligation to disclose proprietary information included in or relating to Targeted Intellectual Property, any trade secret material to Targeted or the Targeted Intellectual Property Licenses to any person or entity, and no event has taken place, including the execution of this Agreement or any related change in Targeted's business activities, that would give rise to such obligation.

3.17  LICENSES, PERMITS, AUTHORIZATIONS, ETC.

     Except as identified in Schedule 3.4 to the Targeted Disclosure Memorandum, and except where the failure to have any of the following would not result in a Material Adverse Effect, Targeted has received all governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign that are currently required in order for Targeted to conduct its business as it is currently conducted. Targeted has not received any notifications of any asserted present failure by it to have obtained any such governmental approval, authorization, consent, license, order, registration or permit, or past and unremedied failure to obtain such items.

3.18  COMPLIANCE WITH LAWS

     Except as described on Schedule 3.18 to the Targeted Disclosure Memorandum, and except where the failure to have any of the following would not result in a Material Adverse Effect, Targeted has at all times complied, and is in compliance, with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to it, to its employees, or to the Targeted Real Property and Targeted's personal property, including, without limitation, all such laws, rules, ordinances, decrees and orders relating to intellectual property protection, antitrust matters, consumer protection, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters, and trading-with-the-enemy matters. Targeted has not received any notification of any asserted present or past unremedied failure by Targeted to comply with any of such laws, rules, ordinances, decrees or orders.

3.19  INSURANCE

     Targeted maintains (a) insurance on all of its property that insures against loss or damage by fire or other casualty and (b) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in its industry for companies of similar size and financial condition. All insurance policies of Targeted are in full force and effect, all premiums with respect thereto covering all periods up to and including the date this representation is made have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law currently applicable to Targeted and of all agreements to which Targeted is a party, will remain in full force and effect through the respective expiration dates of such policies without the payment of additional premiums, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Targeted has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

3.20  BROKERS OR FINDERS

     Except as set forth on Schedule 3.20 to the Targeted Disclosure Memorandum, Targeted has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of Targeted, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby.

3.21  ABSENCE OF QUESTIONABLE PAYMENTS

     Neither Targeted nor, to Targeted's knowledge, any director, officer, agent, employee or other Person acting on behalf of Targeted, has used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. Targeted has adequate financial controls to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures. Neither Targeted nor, to Targeted's Knowledge, any current director, officer, agent, employee or other Person acting on behalf of Targeted, has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. Targeted has at all times complied, and is in compliance, in all material respects with the Foreign Corrupt Practices Act and, to its

Knowledge, in all material respects with all foreign laws and regulations relating to prevention of corrupt practices.

3.22  FULL DISCLOSURE

     No information furnished by Targeted to the Company or its representatives in this Agreement (including, but not limited to, all information in the Targeted Disclosure Memorandum and the other Exhibits hereto) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading. Targeted has provided to the Company all information requested by the Company or its representatives in the course of their due diligence investigation of Targeted.

                            ARTICLE IV -- COVENANTS

     The parties further covenant and agree as set forth in this Article IV.

4.1  CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER

     Except as set forth on Schedule 4.1 of the Company Disclosure Memorandum, unless Targeted shall otherwise agree in writing, the business of the Company shall be conducted in and only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in accordance with applicable law; and the Company shall use its commercially reasonable best efforts to preserve substantially intact the business organization of the Company, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with persons with which the Company has significant business relations. By way of amplification and not limitation, except as otherwise contemplated by this Agreement, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Targeted:

          (a) amend or otherwise change its Certificate of Incorporation or Bylaws or equivalent organizational documents;

          (b) issue, sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of capital stock of any class of the Company (except for issuances of Company Common Stock upon exercise of options or warrants outstanding on the date hereof), or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or (ii) any assets of the Company, except for sales in the ordinary course of business and in a manner consistent with past practice;

          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

          (d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (e)(i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, in each case except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iv) authorize any single capital expenditure which is in excess of Ten Thousand Dollars ($10,000) or capital expenditures which are, in the aggregate, in excess of Twenty-Five Thousand ($25,000) for the Company taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this paragraph (e);

          (f) enter into any employment, consulting or agency agreement, or increase the compensation payable or to become payable to its officers, employees or consultants, except as disclosed in Schedule 4.1(f) to the Company Disclosure Memorandum and except for increases in accordance with existing agreements or past practices for employees of the Company who are not officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

          (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

          (h) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

          (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company Balance Sheet or which subsequently become payable in the ordinary course of business and consistent with past practice;

          (j) take any action that would or is reasonably likely to result in any of the representations and warranties of the Company set forth in this Agreement being untrue, or in any covenant of the Company set forth in this Agreement being breached, or in any of the conditions to the Merger specified in Article V hereof not being satisfied; or

          (k) take or agree to take any action specified in Section 2.7 hereof, or enter into any other material transaction other than those specified above, or agree to do any of the foregoing.

4.2  CONDUCT OF BUSINESS BY TARGETED PENDING THE MERGER

     Except as set forth on Schedule 4.2 of the Targeted Disclosure Memorandum, unless the Company shall otherwise agree in writing, the business of Targeted shall be conducted in a manner consistent, in all material respects, with the description of such business in Targeted's Annual Report on Form 10-K for the year ended December 31, 1995.

4.3  ACCESS TO INFORMATION; CONFIDENTIALITY

     From the date hereof to the Effective Time, each party to this Agreement (for purposes of this Section 4.3, the "Disclosing Party") shall, and shall cause the officers, directors, employees, auditors and agents of the Disclosing Party to, afford the officers, employees and agents of any of the other parties to this Agreement (for purposes of this Section 4.3, the "Receiving Party") complete access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Disclosing Party and shall furnish the Receiving Party with all financial, operating and other data and information as the Receiving Party, through its officers, employees or agents, may reasonably request. From the date hereof until the Effective Time, upon request the Disclosing Party shall provide the Receiving Party with monthly and other financial statements of the Disclosing Party as they become available internally at the Disclosing Party, all of which financial statements shall fairly present the financial position and results of operations of the Disclosing Party as of the dates and for the periods therein specified. No investigation pursuant to this Section 4.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. The parties shall continue to comply with and to perform their respective obligations under the Mutual Confidential Disclosure Agreement between Targeted and the Company entered into as of January 22, 1996 (the

"Confidentiality Agreement"), which shall be deemed terminated without any further action by the parties hereto at the Effective Time.

4.4  NO ALTERNATIVE TRANSACTIONS

     Unless this Agreement shall have been terminated in accordance with its terms, the Company shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any acquisition or purchase of all or (other than in the ordinary course of business) any portion of the assets of, or any equity interest in, the Company or any business combination with the Company or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate or negotiate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Company immediately shall cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company shall notify Targeted promptly if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice to Targeted, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

4.5  NOTIFICATION OF CERTAIN MATTERS

     Each party to this Agreement shall give prompt notice to the other of (a) the occurrence or nonoccurrence of any event which would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate and (b) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 4.5 shall not limit or otherwise affect the remedies available to any party hereunder.

4.6  FURTHER ACTION; REASONABLE BEST EFFORTS

     Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its commercially reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using its commercially reasonable best efforts to obtain all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions to the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement shall use its commercially reasonable best efforts to take all such action. No party to this Agreement will take any action that would result in disqualification of the Merger as a tax-free reorganization under Section 368(a) of the Code. After the Closing Date, each party hereto, at the request of and without any further cost or expense to the other parties, will take any further action necessary or desirable to carry out the purposes of this Agreement to vest in the Surviving Corporation full title to all properties, assets and rights of the Company and to effect the issuance of the Targeted Common Stock to the Stockholders pursuant to the terms and conditions hereof.

4.7  PUBLICITY

     Targeted and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultations, except as may be required by law or any listing agreement with the Nasdaq Stock Market.

4.8  REGISTRATION STATEMENT

     (a) Targeted shall (i) prior to the first anniversary of the Effective Date, prepare and file with the SEC a registration statement (the "Registration Statement") covering the sale (subject to Section 4.17 hereof), on the Nasdaq National Market, of fifty percent (50%) of the shares of Targeted Common Stock issued as the Merger Consideration and (ii) use its commercially reasonable best efforts, subject to receipt of necessary information from the Stockholders, to cause the Registration Statement to become effective on or before the first anniversary of the Effective Date and to remain effective (subject to the provisions of Section 4.8(b) hereof) for a period ending twenty-four (24) months after the Effective Date. If for any reason the Registration Statement shall not become effective prior to the expiration of the two (2) week period beginning on the first anniversary of the Effective Date, Targeted shall pay as liquidated damages to the Stockholders an aggregate amount in cash of Two Hundred Fifty Thousand Dollars ($250,000). Notwithstanding any other provision in this Agreement, such payment shall be the Stockholders' exclusive remedy for any damages relating to any delay in the effective date of the Registration Statement.

     (b) Upon written notice given to the Stockholders, Targeted may elect to suspend the use of the prospectus forming part of the Registration Statement (i) by any Stockholder, upon the failure of such Stockholder to provide information necessary in order to make the prospectus true, complete and correct in all material respects as to sales by such Stockholder or (ii) for additional periods that do not in the aggregate exceed sixty (60) days during the course of the calendar year (each sixty (60) days is hereinafter referred to as a "Suspension Period") as a result of business developments or other transactions involving Targeted the existence of which would make the Registration Statement inaccurate or misleading in any material respect. Targeted agrees in good faith to seek to minimize any need to invoke the provisions of this Section 4.8(b). The Stockholders hereby covenant that they will not sell any Targeted Common Stock pursuant to such prospectus during the period commencing at the time at which Targeted gives the Stockholders written notice of such suspension and ending at the earliest to occur of any of the following: (i) seventy-two (72) hours after the time at which the aforementioned business developments or other transactions are disclosed by Targeted to the public generally, if the Stockholders first make written inquiry to Targeted, and Targeted does not respond within forty-eight (48) hours of such inquiry as to whether the matter disclosed was the reason for suspending the prospectus; (ii) the time Targeted gives the Stockholders written notice that the Stockholders may thereafter effect sales pursuant to such prospectus; or (iii) the completion of a Suspension Period.

4.9  BOARD OF DIRECTORS

     Promptly following the Closing, the Board of Directors of Targeted (the "Board") shall appoint Austin M. Long, III and Martin P. Sutter to the Board. Targeted shall have no commitment to maintain either such Board seat beyond the initial term for which either of such individuals may be elected by the shareholders of Targeted.

4.10  CONSULTING AGREEMENTS; SCIENTIFIC ADVISORY BOARD; CLINICAL ADVISORY BOARD

     Each of Targeted and the Company shall use its commercially reasonable best efforts to obtain (a) consulting agreements between Targeted and each of Drs. Leaf Huang and Mien-Chie Hung (the "Consulting and Scientific Advisory Board Agreements"), each such agreement to be substantially in the form attached hereto as Exhibit 4.10, and pursuant to which, among other things, such individuals shall agree to provide consulting services to Targeted, at their current compensation levels, for a term of five (5) years, subject to Targeted's right to terminate any such agreement after four (4) years, and to serve as members of Targeted's Scientific Advisory Board, and (b) the commitment of Dr. Gabriel Lopez-Berestein to serve as a member of a Clinical Advisory Board to be established by Targeted no later than December 31, 1996.

4.11  SEVERANCE AGREEMENTS

     (a) Except as may be agreed to by Targeted, the Company shall not enter into any agreement, plan or arrangement covering any director, officer or employee of the Company that provides for the making of any payments, the acceleration of vesting of any benefit or right or any other entitlement upon the termination of such individual's employment with the Company.

     (b) Neither Targeted nor the Surviving Corporation shall be under any obligation to employ any employee of the Company; provided, however, that each employee of the Company will be asked to continue employment for at least three
(3) months following the Effective Date (the "Transition Period"). Upon the expiration of the Transition Period, if such employee is not offered employment beyond the Transition Period, Targeted shall make severance payments to such employee equal to six (6) months' base salary at the rate in effect for such terminated employee as of the Effective Date.

4.12  CONVERSION OF OUTSTANDING BRIDGE LOAN

     The Company shall use its commercially reasonable best efforts to cause the loans described on Schedule 2.3(c)(ii) to the Company Disclosure Memorandum (the "Bridge Loans") attached hereto to be converted into shares of Company Common Stock on or before the Effective Date.

4.13  DEVELOPMENT OF TECHNOLOGY

     Targeted or its licensee shall use its commercially reasonable best efforts to develop (a) the E1A product consistent with the provisions of the Option Agreement, dated December 28, 1995, and the Outline of Principal Terms dated February 22, 1996, for development of the E1A product in Europe, (including continuing the current collaborative relationships, at current levels of funding, with Drs. Leaf Huang and Mien-Chie Hung for a period of not less than four (4) years; provided, however, that if either of such individuals shall terminate his Consultant and Scientific Advisory Board Agreement prior to the end of such four (4) year term, Targeted shall be entitled to discontinue all such funding) and (b) the nucleic acid-based CML product (including continuing the current collaborative relationship, at current levels of funding, with Dr. Gabriel Lopez-Berestein for a period of not less than four (4) years). Notwithstanding the foregoing, if Targeted shall decide after the Effective Time to discontinue commercial development of the CML product, it shall seek to negotiate a sublicensing agreement with a third party with respect thereto; provided however, that upon the first anniversary of the determination to discontinue such commercial development, if Targeted shall have failed to procure a sublicensing agreement, it shall negotiate a return of the rights to develop the CML product to the University of Texas.

4.14  SURVIVAL OF INDEMNIFICATION

     To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of the Company with respect to their activities as such prior to the Effective Time, as provided in the Company's Certificate of Incorporation or Bylaws, or any agreement in effect in respect of the Company, in each case as in effect on the date hereof, shall survive the Merger and shall continue in full force and effect in accordance with the terms of any such arrangement.

4.15  COMPANY STOCKHOLDERS' MEETING; TARGETED SHAREHOLDERS' MEETING

     (a) The Company, acting through its Board of Directors, shall, in accordance with applicable law and the Company's Certificate of Incorporation and Bylaws, (i) duly call, give notice of, convene and hold an annual or special meeting of its stockholders as soon as practicable for the purpose of considering and taking action on this Agreement (the "Company Stockholders' Meeting"), (ii) include in such notice the recommendation of the Board of Directors that the Stockholders approve and adopt this Agreement and the transactions contemplated hereby, and (iii) use its commercially reasonable best efforts to obtain such approval and adoption. Except as provided by applicable law, the Company shall not postpone, adjourn or otherwise reschedule the date of the Company Stockholders' Meeting without the prior written consent of Targeted.

     (b) Targeted, acting through its Board of Directors, shall, in accordance with applicable law and Targeted's Articles of Incorporation and Bylaws, (i) with the cooperation of the Company, prepare and file with the SEC a proxy statement in connection with the Merger, (ii) duly call, give notice of, convene and hold a special meeting of its shareholders as soon as practicable for the purpose of considering and taking action on this Agreement, (iii) include in such notice the recommendation of the Board of Directors that the shareholders approve and adopt this Agreement and the transactions contemplated hereby, and
(iv) use its commercially reasonable best efforts to obtain such approval and adoption.

4.16  PRIVATE PLACEMENT MEMORANDUM

     As promptly as practicable following the execution of this Agreement, Targeted shall prepare for delivery to each of the Stockholders, a private placement memorandum relating to the issuance of the Merger Consideration (the "Private Placement Memorandum"). The Private Placement Memorandum shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in the Private Placement Memorandum not misleading.

4.17  LOCK UP AGREEMENTS

     The Company shall use its commercially reasonable best efforts to cause each Stockholder to execute a Lock Up Agreement (the "Lock Up Agreement") pursuant to which such Stockholder shall agree not to sell or otherwise transfer or dispose of any Targeted Common Stock received in the Merger during the thirty
(30) month period beginning with the Effective Date; provided, however, that such shares of Targeted Common Stock shall be released from the restrictions of the Lock Up Agreement in increments of twenty percent (20%) for each full six
(6) month period following the Effective Date; provided further, that the last installment of twenty percent (20%) of the shares of Targeted Common Stock to be released from such Lock Up Agreement shall include all of the Escrowed Shares (as defined in Section 8.5.1 hereof). Upon issuance of any Additional Consideration after shares have been released from the restrictions of the Lock Up Agreements, twenty percent (20%) of the shares issued as Additional Consideration shall be immediately released from the restrictions of the Lock Up Agreements for each full six (6) month period which shall have elapsed since the Effective Date.

4.18  INVESTOR QUESTIONNAIRE

     The Company shall use its commercially reasonable best efforts to cause each Stockholder to execute and deliver to Targeted an investor questionnaire in the form of Exhibit 4.18 hereto.

              ARTICLE V -- CONDITIONS PRECEDENT TO OBLIGATIONS OF
                            ACQUISITION AND TARGETED

     The obligations of Acquisition and Targeted to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by Targeted:

5.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES

     The representations and warranties of the Company contained herein (including applicable Exhibits or Schedules to the Company Disclosure Memorandum) shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, as of the Closing Date as though made on that date.

5.2  PERFORMANCE OF AGREEMENTS

     The Company shall have performed, in all material respects, all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by the Company at or before the Closing.

5.3  OPINIONS OF COUNSEL FOR THE COMPANY

     Targeted shall have received (a) the opinion letter of Mayor, Day, Caldwell & Keeton, L.L.P., counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit 5.3 and (b) an opinion from Morgan & Finnegan, L.L.P., patent counsel for the Company, concerning the effect, if any, of this Agreement on the rights granted to the Company by the agreements listed in "Licensing and Related Agreements" of Schedule 2.10.

5.4  COMPANY STOCKHOLDER APPROVAL

     The holders of Company Common Stock and the holders of Company Preferred Stock shall have duly and validly approved the Merger by a vote in accordance with Delaware Law and all other applicable laws and regulations and the Company's Certificate of Incorporation and Bylaws.

5.5  TARGETED SHAREHOLDER APPROVAL

     The shareholders of Targeted shall have duly and validly approved the issuance of the Targeted Common Stock to be issued in connection with the Merger by a vote in accordance with all applicable laws and regulations.

5.6  RESIGNATIONS

     Targeted shall have received copies of resignations effective as of the Closing Date of all persons who are officers or directors of the Company immediately prior to the Effective Time.

5.7  TERMINATION OF AGREEMENTS

     (a) The Company shall have terminated that certain employment agreement between the Company and Martin H. Lindenberg dated as of February 24, 1994, without liability to the Company other than the payment of severance benefits pursuant to the terms of such agreement.

     (b) The Company shall have terminated each of the agreements set forth on
Exhibit 5.7 hereof without liability to the Company and, with respect to the Targeted Common Stock to be issued in the Merger, shall have received written waivers of any repurchase obligations, rights of first refusal or other similar provisions existing in favor of any of the Stockholders.

5.8  COMPLIANCE CERTIFICATE

     Targeted shall have received a certificate of the Company, executed by its President and the Treasurer, dated the Closing Date, in form and substance satisfactory to Targeted, certifying that the conditions to the obligations of Targeted and Acquisition have been fulfilled.

5.9  APPROVALS AND CONSENTS

     All transfers of permits or licenses, and all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby or for the continued operation of the Company, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices referred to in this Agreement shall have been obtained or delivered.

5.10  PROCEEDINGS AND DOCUMENTS; SECRETARY'S CERTIFICATE

     All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions, shall have been approved by Targeted's counsel (which approval shall not be unreasonably withheld), and Targeted shall have received a certificate of the Secretary of the Company, in form and substance satisfactory to Targeted, as to the authenticity and effectiveness of the actions of the Board of Directors and Stockholders of the Company authorizing the Merger and the transactions contemplated by this Agreement and such other documents as are specified by Targeted's counsel.

5.11  COMPLIANCE WITH LAWS

     The consummation of the transactions contemplated by this Agreement shall be legally permitted by all laws and regulations to which Targeted or the Company is subject.

5.12  LEGAL PROCEEDINGS

     No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement.

5.13  TAX-FREE REORGANIZATION

     Targeted shall have received an opinion of Perkins Coie that the Merger will constitute a reorganization under Section 368(a)(1) and (a)(2)(E) of the Code and that neither Targeted nor Acquisition will recognize any gain or loss with respect to the Merger. Such opinion will be based on certain representations and warranties contained in a certificate supplied by Targeted and the Company and certain significant Stockholders.

5.14  DELIVERY OF AUDITED FINANCIAL STATEMENTS

     The Company shall have delivered to Targeted balance sheets, statements of income and expense, statements of cash flow, and statements of stockholders' equity of the Company as of and for the fiscal year ended December 31, 1995, as audited by, and together with the report of, Arthur Andersen & Co., independent certified public accountants. Stockholders' equity and net working capital, as reflected in the unaudited balance sheet as of December 31, 1995, shall not be materially different from stockholders' equity and net working capital, reflected in the unaudited financial statements as of and for the fiscal year ended December 31, 1995.

5.15  EXERCISE OR CANCELLATION OF OPTIONS AND WARRANTS

     All Options and Warrants shall have been exercised in full or canceled without liability to the Company.

5.16  CONSULTING AGREEMENTS; ADVISORY BOARDS

     Targeted shall have received (a) executed Consulting and Scientific Advisory Agreements from Drs. Leaf Huang and Mien-Chie Hung, and (b) the commitment of Dr. Gabriel Lopez-Berestein to serve as a member of a Clinical Advisory Board to be established by Targeted by December 31, 1996.

5.17  BRIDGE LOANS

     (a) The Company shall have received from the holders of the Bridge Loans an aggregate amount in cash equal to Five Hundred Fifty Thousand Dollars ($550,000), which amount shall be added to the outstanding balance of the Bridge Loans prior to the conversion of such loans into shares of Company Common Stock.

     (b) The Bridge Loans (including the amount described in Section 5.17(a) hereof) shall have been converted into shares of Company Common Stock.

5.18  UNIVERSITY OF TENNESSEE LICENSE AGREEMENT

     The Company shall have obtained the written agreement, which shall be reasonably satisfactory to Targeted, of the University of Tennessee Research Corporation ("UTRC") that will resolve any and all outstanding contract issues between UTRC, the Company and Aronex Pharmaceuticals, Inc.

               ARTICLE VI -- CONDITIONS PRECEDENT TO OBLIGATIONS
                                 OF THE COMPANY

     The obligations of the Company to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by the Company.

6.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES

     The representations and warranties of Targeted and Acquisition contained herein shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, as of the Closing Date as though made on that date.

6.2  PERFORMANCE OF AGREEMENTS

     Targeted and Acquisition shall have performed, in all material respects, all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by them at or before the Closing.

6.3  OPINION OF COUNSEL

     The Stockholders shall have received the opinion letter of Perkins Coie, counsel for Targeted and Acquisition, dated the Closing Date, substantially in the form attached hereto as Exhibit 6.3.

6.4  COMPLIANCE CERTIFICATE

     The Company shall have received a certificate of Targeted, executed by an officer of Targeted, dated the Closing Date, substantially in form and substance satisfactory to the Company, certifying that the conditions to the obligations of the Company have been fulfilled.

6.5  LEGAL PROCEEDINGS

     No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement.

6.6  APPROVALS AND CONSENTS

     All transfers of permits or licenses, and all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby or for the continued operation of the Company, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices referred to in this Agreement shall have been obtained or delivered.

6.7  COMPLIANCE WITH LAWS

     The consummation of the transactions contemplated by this Agreement shall be legally permitted by all laws and regulations to which Targeted or the Company is subject.

6.8  TAX-FREE REORGANIZATION

     The Company shall have received an opinion of Mayor, Day, Caldwell & Keeton, L.L.P. that the Merger will constitute a reorganization under Section 368(a)(1) and (a)(2)(E) of the Code, that the Company will not recognize any gain or loss and that the Stockholders will recognize no gain or loss with respect to shares of Company Common Stock converted into the Merger Consideration, except with respect to cash received in lieu of fractional shares of Targeted Common Stock and a portion of the Additional Consideration representing imputed interest under the Code. Such opinion will be based on certain representations and warranties by Targeted and the Company, and certain significant Stockholders.

6.9  TARGETED SHAREHOLDER APPROVAL

     The shareholders of Targeted shall have duly and validly approved the issuance of the Targeted Common Stock to be issued in connection with the Merger by a vote in accordance with all applicable laws and regulations.

6.10  PROCEEDINGS AND DOCUMENTS; SECRETARY'S CERTIFICATE

     All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions, shall have been approved by the Company's counsel (which approval shall not be unreasonably withheld), and the Company shall have received a certificate of the Secretary of Targeted and a certificate of the Secretary of Acquisition, in form and substance satisfactory to the Company, as to the authenticity and effectiveness of the actions of the Board of Directors and shareholders of Targeted and the Board of Directors and stockholder of Acquisition authorizing the Merger and the transactions contemplated by this Agreement and such other documents as are specified by the Company's counsel.

                ARTICLE VII -- TERMINATION, AMENDMENT AND WAIVER

7.1  TERMINATION

     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Stockholders of the Company):

          (a) by mutual written consent duly authorized by the Boards of Directors of the Company and Targeted;

          (b) by either the Company or Targeted, if the Merger has not been consummated by June 30, 1996; provided, however, that the right to terminate this Agreement under this paragraph (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

          (c) by either the Company or Targeted, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Targeted, Acquisition or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this paragraph (c) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

          (d) by the Company, in the event of a material breach by Targeted of any representation, warranty or agreement contained herein which has not been cured or is not curable by the Effective Date;

          (e) by Targeted, in the event of a material breach by the Company of any representation, warranty or agreement contained herein which has not been cured or is not curable by the Effective Date;

          (f) by Targeted, in the event the Company's Stockholders fail to approve the Merger; or

          (g) by the Company, in the event Targeted's shareholders fail to approve the issuance of Targeted Common Stock pursuant to the Merger.

7.2  EFFECT OF TERMINATION

     (a) Except as specifically provided in this Section 7.2, in the event of the termination of this Agreement pursuant to Section 7.1 hereof, there shall be no further obligation on the part of any party hereto, except that nothing herein shall relieve any party from liability for any willful breach hereof.

     (b) If Targeted shall terminate this Agreement pursuant to Section 7.1(e) or 7.1(f) hereof, the Company shall pay a fee of Three Hundred Fifty Thousand Dollars ($350,000) to Targeted.

     (c) If the Company shall terminate this Agreement pursuant to Section 7.1(d) or 7.1(g) hereof, Targeted shall pay a fee of Three Hundred Fifty Thousand Dollars ($350,000) to the Company.

7.3  AMENDMENT

     This Agreement may be amended by Targeted and the Company at any time prior to the Effective Time; provided, however, that no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock and Preferred Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by Targeted, Acquisition and the Company.

7.4  WAIVER

     At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  ARTICLE VIII -- SURVIVAL AND INDEMNIFICATION

8.1  SURVIVAL

     All representations and warranties contained in this Agreement or in any certificate delivered pursuant hereto shall survive the Closing for a period of one (1) year, and, except as set forth in Section 8.3(e) hereof, shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto, or by any notice delivered pursuant to Section
6.4 hereof. The covenants and agreements contained in this Agreement shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

8.2  INDEMNIFICATION

     (a) Subject to Section 8.3 hereof, from and after the Closing Date, the Stockholders shall jointly and severally indemnify and hold Targeted and its officers, directors and affiliates (the "Targeted Indemnified Parties") harmless from and against, and shall reimburse the Targeted Indemnified Parties for, any and all losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties, taxes, costs or expenses (including, but not limited to, any legal or accounting fees or expenses) ("Losses") arising out of or in connection with:

          (i) any breach of any representation or warranty made by the Company in this Agreement or in any certificate delivered pursuant hereto or thereto; and

          (ii) any failure by the Company to perform or comply, in whole or in part, with any covenant or agreement in this Agreement, except as provided in Section 8.3(d) hereof.

     (b) Subject to Section 8.3 hereof, from and after the Closing Date, Targeted shall indemnify and hold the Stockholders and their affiliates (the "Stockholder Indemnified Parties," together with the Targeted Indemnified Parties, the "Indemnified Parties") harmless from and against, and shall reimburse the Stockholder Indemnified Parties for Losses arising out of or in connection with:

          (i) any breach of any representation or warranty made by Targeted in this Agreement or in any certificate delivered pursuant hereto or thereto; and

          (ii) any failure by Targeted to perform or comply, in whole or in part, with any covenant or agreement in this Agreement, except as provided in Section 8.3(d) hereof.

8.3  THRESHOLD AND LIMITATIONS

     (a) No Indemnified Party shall be entitled to receive any indemnification payment with respect to any Losses until the aggregate Losses for which such Indemnified Parties would be otherwise entitled to receive indemnification exceed One Hundred Fifty Thousand Dollars ($150,000) (the "Threshold"); provided, however, that once such aggregate Losses exceed the Threshold, such Indemnified Parties shall be entitled to indemnification for the aggregate amount of all Losses.

     (b) In no event shall the liability of any of the Stockholders hereunder for Losses incurred by Targeted Indemnified Parties exceed an amount equal to such Stockholder's pro-rata interest in the escrow.

     (c) In no event shall the liability of Targeted hereunder for Losses incurred by Stockholder Indemnified Parties exceed, in the aggregate, Two Million Dollars ($2,000,000).

     (d) No claim for indemnification may be made by an Indemnified Party if notice of such claim is made under Section 8.4(a) or Section 8.4(d) after one year from the Effective Date.

     (e) If any Indemnified Party has actual knowledge of the breach of this Agreement by another party at or prior to the Closing Date and fails to notify the breaching party of such breach in writing at or prior to the Closing Date, the party with such actual knowledge shall be deemed to have waived all rights of indemnification with respect to such breach.

8.4  PROCEDURE FOR INDEMNIFICATION

     (a) A Targeted Indemnified Party shall notify Austin M. Long III and Martin
P. Sutter as representatives for the Stockholders (the "Representatives"), and a Stockholder Indemnified Party shall notify Targeted, in writing reasonably promptly after the assertion against the Indemnified Party of any claim by a third party (a "Third Party Claim") in respect of which the Indemnified Party intends to base a claim for indemnification hereunder, but the failure or delay so to notify the Representatives or Targeted, as the case may be, shall not relieve the indemnifying party of any obligation or liability that they may have to the Indemnified Party except to the extent that the Representatives or Targeted, as the case may be, demonstrate that the indemnifying party's ability to defend or resolve such Third Party Claim is adversely affected thereby.

     (b)(i) Subject to the rights of or duties to any insurer or other third party having potential liability therefor, the Representatives or Targeted, as the case may be, shall have the right, upon written notice given to the Indemnified Party within thirty (30) days after receipt of the notice from the Indemnified Party of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at the sole expense of the Representatives or Targeted, as the case may be, in which case the provisions of Section 8.4(b)(ii) hereof shall govern.

     (ii) The Representatives or Targeted, as the case may be, shall select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defense or handling of such Third Party Claim, and the Representatives or Targeted, as the case may be, shall defend or handle the same in consultation with the Indemnified Party and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. The indemnifying party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim, unless (A) the settlement provides an unconditional release and discharge of the Indemnified Party and the Indemnified Party is reasonably satisfied with such discharge and release and (B) in the case of indemnification by the Stockholders, Targeted shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of Targeted or the business conducted by the Company. The Indemnified Party shall cooperate with the Representatives or Targeted, as the case may be, and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

     (c)(i) If the Representatives or Targeted, as the case may be, do not give written notice to the Indemnified Party within thirty (30) days after receipt of the notice from the Indemnified Party of any Third Party Claim of the election by the Representatives or Targeted, as the case may be, to assume the defense or handling of such Third Party Claim, the provisions of Section 9.4(c)(ii) hereof shall govern.

     (ii) The Indemnified Party may, at the expense of the Representatives or Targeted, as the case may be, (which shall be paid from time to time by such party or parties as such expenses are incurred by the Indemnified Party), select counsel in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate, provided, however, that the Indemnified Party shall keep the Representatives or Targeted, as the case may be, timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the Representatives or Targeted, as the case may be, which consent shall not be unreasonably withheld. If the

Indemnified Party defends or handles such Third Party Claim, the Representatives or Targeted, as the case may be, shall cooperate with the Indemnified Party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

     (d) If the Indemnified Party intends to seek indemnification hereunder, other than for a Third Party Claim, then it shall notify the Representatives or Targeted, as the case may be, in writing ninety (90) days after its discovery of facts upon which it intends to base its claim for indemnification hereunder, but the failure or delay so to notify the Representatives or Targeted, as the case may be, shall not relieve the indemnifying party of any obligation or liability that the indemnifying party may have to the Indemnified Party except to the extent that the Representatives or Targeted, as the case may be, demonstrate that the ability to defend or resolve such claim is adversely affected thereby.

     (e) The Indemnified Party may notify the Representatives or Targeted, as the case may be, of a claim even though the amount thereof plus the amount of other claims previously notified by the Indemnified Party aggregate less than the Threshold.

8.5  ESCROW

     8.5.1  ESCROWED SHARES

     At the Effective Time, the Stockholders shall be deemed to have pledged three hundred sixty three thousand six hundred thirty six (363,636) shares of the aggregate Common Equivalent Closing Consideration ("Escrowed Shares") to Targeted as the sole and exclusive mechanism (subject to the provisions of Section 8.6 hereof) to satisfy potential claims for indemnification by Targeted and its affiliates under this Article VIII. Any liability of the Stockholders for indemnification under this Article VIII will be set off against the Escrowed Shares.

     8.5.2  PLEDGE

     The Escrowed Shares (which shall include for purposes of this Section 8.5 any distributions accrued or made thereon after the date of this Agreement and any other securities or property which may be issued after the date hereof in exchange for such shares in any merger or recapitalization or similar transaction involving Targeted) shall be deemed as of the Effective Time to be pledged by the Stockholders to, and shall be held by, Targeted pursuant to this Agreement. The Stockholders shall deliver to Targeted at the Closing appropriate stock powers endorsed in blank and such other documentation as Targeted may reasonably prescribe to carry out the purposes of this Section 8.5. So long as any Escrowed Shares are held by Targeted hereunder, Targeted shall have, and the Stockholders hereby grant, effective as of the Effective Time, a perfected, first-priority security interest in such Escrowed Shares to secure payment of amounts payable by the Stockholders in respect of indemnification claims for any Losses.

     8.5.3  RELEASE OF ESCROWED SHARES

     Targeted shall hold the Escrowed Shares in accordance with this Agreement and shall transfer the Escrowed Shares only as follows:

          (a) Escrowed Shares shall be retransferred to Targeted in respect of indemnification claims made by Targeted under this Article VIII when, and to the extent, authorized under Section 8.5.4 hereof.

          (b) On the Escrow Termination Date (as defined below), any Escrowed Shares then remaining pledged to Targeted (which shall exclude shares re-retransferred to Targeted under Section 8.5.3(a)) shall be released to the Stockholders pro rata in accordance with their percentage ownership of the Escrowed Shares.

     Except as otherwise set forth in Section 8.5.4 hereof, for purposes of this Agreement, the "Escrow Termination Date" shall mean the date one year after the Effective Date.

     8.5.4  CLAIMS PROCEDURE

     The procedure for payment from the Escrowed Shares of indemnification amounts to which Targeted or other Indemnified Parties may become entitled under this Article VIII shall be as follows:

          (a) Subject to the limitation that written notice of any claim for indemnification hereunder must be given to the Representatives not later than the Escrow Termination Date, from time to time as Targeted determines that it or another Indemnified Party is entitled to an indemnification payment under this Article VIII, Targeted may give written notice of the claim for a Loss to the Representatives describing in such notice the nature of the claim, the amount thereof if then ascertainable and, if not then ascertainable, the estimated maximum amount thereof, and the provisions in this Agreement on which the claim is based. Such loss or claim must be reasonably likely to be incurred or asserted at the time such notice is given.

          (b) If Targeted has not received written objection to a claim for a Loss in accordance with Section 8.5.4(a) from the Representatives within thirty (30) days after notice of such claim is delivered (the "Response Period"), the claim stated in such notice shall be deemed, for purposes of delivering Escrowed Shares to Targeted, to be approved by the Representatives, and Targeted shall promptly thereafter transfer to the Indemnified Party from the Escrowed Shares an amount of Escrowed Shares equal in value to the amount of such claim. The Escrowed Shares to be transferred shall be rounded to the nearest whole share and shall be valued on the basis of the last reported sale price of Targeted's Common Stock on the Nasdaq National Market on the date the notice of claim was delivered.

          (c) If within the Response Period Targeted shall have received from the Representatives a written objection to the claim specifying the nature of and grounds for such objection, then such claim shall be deemed to be an "Open Claim," and Targeted shall reserve within the Escrowed Shares an amount of Escrowed Shares equal to the amount of such Open Claim (which amount designated for each Open Claim is referred to herein as the "Claim Reserve Amount"). The number of Escrowed Shares to be reserved shall be determined (rounded to the nearest whole share) by dividing the amount of the Open Claim by the average of the last reported sale price of Targeted Common Stock on the Nasdaq National Market over the twenty (20) trading days preceding such written objection. The number of Escrowed Shares included in the Claim Reserve Amount shall be increased or reduced, as the case may be, on a quarterly basis based on the average of the last reported sale prices of Targeted Common Stock on the Nasdaq National Market over the then preceding twenty (20) trading days.

          (d) The Claim Reserve Amount for each Open Claim shall be transferred by Targeted from the Escrowed Shares only in accordance with either (i) a mutual agreement among Targeted and the Representatives, which shall be memorialized in writing, or (ii) a final and binding arbitration decision or order pertaining to the Open Claim, except that on the Escrowed Termination Date all Escrowed Shares not previously distributed or then required to be distributed to Targeted in accordance with this Section 8.5 shall be released to the Stockholders pro rata in accordance with Schedule 2.4(b) to the Company Disclosure Memorandum, whether or not all Open Claims have then been resolved.

     8.5.5  VOTING

     The Escrowed Shares shall be held of record by the Stockholders, who shall have full right to vote the Escrowed Shares on all matters coming before the shareholders of Targeted.

     8.5.6  MERGER OR RECAPITALIZATION

     In the event of any merger or recapitalization or similar transaction involving Targeted prior to the time when all Escrowed Shares have been transferred or released in accordance with the terms of this Section 8.5, such Escrowed Shares shall be converted or exchanged in accordance with such transaction in the same manner as other shares of Targeted Common Stock, and any securities or property issued in conversion or exchange thereof shall then be included within the definition of Escrowed Shares and shall otherwise become subject to this Agreement in lieu of such shares of Targeted Common Stock. If as a result of any such transaction the shareholders of Targeted immediately before the transaction will not own in excess of fifty percent (50%) of the voting capital stock of Targeted immediately after the transaction, the Escrow Termination Date shall be deemed to be the closing date of such transaction and the Escrowed Shares shall be retransferred to Targeted or released to the Stockholders, as the case may be, as provided herein.

     8.5.7  TAXATION OF DIVIDENDS

     Each Stockholder hereby acknowledges that, for federal and state income tax purposes, any dividends or other distributions with respect to the Escrowed Shares shall be income of the Stockholders.

     8.5.8  DISPOSITION OF ESCROWED SHARES

     Subject to the provisions of Section 5.15 of this Agreement, upon delivery of written instructions to Targeted, a Stockholder may elect to sell some or all of such Stockholder's Escrowed Shares. The instructions shall specify the number of Escrowed Shares to be sold and shall consist of a written direction to Targeted to deliver to the broker executing such sale, as specified in such instructions, (i) certificates representing the Escrowed Shares to be sold, (ii) stock powers, endorsed in blank in proper form for transfer, for such Escrowed Shares, (iii) an irrevocable order (not a limit order or other order imposing restrictions or conditions on the sale) to such broker to sell such Escrowed Shares at the market, and (iv) written instructions to Targeted and the broker executing such sale to deliver the net proceeds of such sale directly to Targeted for deposit into escrow in accordance with this Agreement. Such instructions shall include a specific direction to Targeted to invest the net proceeds received upon any such sale in specified securities in one or more of the following categories: (w) investment grade United States municipal obligations, (x) direct obligations of the United States government or agencies thereof, (y) investment grade United States corporate bonds, or (z) rated no load mutual funds consisting of one or more of the foregoing categories of securities. Returns on such investments shall be added to the proceeds held in escrow.

8.6  REMEDIES

     The indemnification provisions of this Article VIII are the sole and exclusive remedy of any party to this Agreement for a breach of any representation, warranty or covenant contained herein, except with respect to any claim based on fraud in the inducement or a similar theory (including, without limitation, claims based upon Rule 10b-5 under the Securities Exchange Act of 1934, as amended), and provided that nothing in this Agreement shall preclude a Stockholder from seeking any remedy otherwise available to such Stockholder as a shareholder of Targeted. Notwithstanding the preceding sentence, each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees the other parties hereto shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof (including the indemnification provisions hereof) in any competent court having jurisdiction over the parties, in addition to any other remedy to which they may be entitled at law or in equity.

                             ARTICLE IX -- GENERAL

9.1  EXPENSES

     Regardless of whether the transactions contemplated by this Agreement are consummated each party shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement (including legal and accounting fees and expenses); provided, however, that, should any action be brought hereunder, the attorneys' fees and expenses of the prevailing party shall be paid by the other party to such action.

9.2  NOTICES

     Any notice or demand desired or required to be given hereunder shall be in writing given by personal delivery, certified or registered mail, confirmed facsimile transmission, or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice or request shall be the date of personal delivery, four (4) days after the date of mailing by certified or registered mail, the date on which successful facsimile transmission is confirmed, or the date undertaken for delivery by a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

     TO TARGETED OR ACQUISITION:

        Targeted Genetics Corporation
        1100 Olive Way, Suite 100
        Seattle, Washington 98101
        Fax: (206) 521-7872
        Attention: Chief Executive Officer

     with a copy to:

        Perkins Coie
        1201 Third Avenue, 40th Floor
        Seattle, Washington 98101-3099
        Fax: (206) 583-8500
        Attention: Stephen M. Graham

     TO THE COMPANY:

        RGene Therapeutics, Inc.
        2170 Buckhorne Place, Suite 230
        The Woodlands, Texas 77380
        Fax: (713) 367-1661
        Attention: President

     with a copy to:

        Mayor, Day, Caldwell & Keeton
        700 Louisiana
        Nations Bank Building, 19th Floor
        Houston, Texas 77002
        Fax: (713) 225-7047
        Attention: Richard Mayor

9.3  SEVERABILITY

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

9.4  ENTIRE AGREEMENT

     This Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

9.5  ASSIGNMENT

     This Agreement shall not be assigned by operation of law or otherwise, except that Targeted may assign all or any of its rights and obligations hereunder to any of its affiliates; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations, and further provided that any such assignment shall not change the consideration due to the Stockholders hereunder.

9.6  PARTIES IN INTEREST

     This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person (other than the Stockholders upon consummation of the Merger) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.7  HEADINGS

     The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

9.8  COUNTERPARTS

     This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.9  GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware applicable to contracts executed in and to be performed in that state.

9.10  KNOWLEDGE

     "Knowledge," "Know," "best of Knowledge" and similar terms shall mean the actual knowledge, after a reasonable amount of investigation, of the most senior managerial employee of a party with responsibility for the matter as to which knowledge is imputed.

     IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

                                          TARGETED GENETICS CORPORATION

                                          By /s/ H. STEWART PARKER
                                            ------------------------------------
                                            Its President and Chief Executive
                                             Officer

                                          TGC ACQUISITION CORPORATION

                                          By /s/ H. STEWART PARKER
                                            ------------------------------------
                                            Its President and Chief Executive
                                             Officer

                                          RGENE THERAPEUTICS, INC.

                                          By /s/ MARTIN H. LINDENBERG, M.D.
                                            ------------------------------------
                                            Its President and Chief Executive
                                             Officer

                                                                      APPENDIX B

                  [VECTOR SECURITIES INTERNATIONAL LETTERHEAD]

                                          April 16, 1996

Board of Directors
Targeted Genetics Corporation
1100 Olive Way
Suite 100
Seattle, WA 98101

Ladies and Gentlemen:

     We understand that Targeted Genetics Corporation, a Washington corporation ("Targeted"), TGC Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Targeted ("Acquisition"), and RGene Therapeutics, Inc., a Delaware corporation ("RGene"), intend to enter into an Agreement and Plan of Merger substantially in the form of a draft dated April 16, 1996 (the "Agreement"), pursuant to which Acquisition will be merged with and into RGene, whereby RGene will be the surviving corporation and a wholly-owned subsidiary of Targeted (the "Merger").

     As more specifically set forth in the April 16 draft of the Agreement, upon consummation of the Merger, among other things, all of the issued and outstanding shares of RGene Common Stock, $0.001 par value per share ("RGene Common Stock"), and all of the issued and outstanding shares of RGene Preferred Stock, $0.001 par value per share ("RGene Preferred Stock"), will be converted into the right to receive 3,636,364 shares of Targeted Common Stock (the "Aggregate Merger Consideration"). In addition to the consideration discussed above, holders of RGene Common Stock and RGene Preferred Stock will be entitled to receive an indeterminate number of shares of Targeted Common Stock having a value (as determined pursuant to the Agreement) of up to an additional $5,000,000 upon the achievement of certain milestones during various periods through December 31, 1998 (the "Additional Merger Consideration").

     You have requested our opinion with respect to the fairness, from a financial point of view as of the date hereof, to Targeted of the Aggregate Merger Consideration and Additional Merger Consideration to be paid by Targeted pursuant to the Agreement. In arriving at the opinion set forth herein, we have, among other things: (i) reviewed the draft of the Agreement, dated April 16, 1996; (ii) held discussions with certain members of the management of Targeted and RGene concerning the business, operations and prospects of each company;
(iii) reviewed certain business and financial information with respect to Targeted and RGene, including financial forecasts prepared and provided by the respective managements of Targeted and RGene; (iv) reviewed certain financial statistics of publicly-traded companies we deemed reasonably comparable to Targeted and RGene; (v) compared the financial terms of the Merger with those of other transactions which we deemed comparable; (iv) reviewed the price and trading history of the Targeted Common Stock; and (vii) performed such other studies, analyses, and investigations as we deemed appropriate.

     In connection with our opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information supplied or otherwise made available by Targeted and RGene and we have neither attempted independently to verify nor have we assumed any responsibility for verification of such information. We have not made or obtained or assumed any responsibility for making or obtaining independent evaluations or appraisals of the assets of Targeted or RGene, nor have we been furnished with any such evaluations or appraisals. With respect to the financial projections referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best available estimates and judgments of the respective managements of Targeted and RGene as to the future financial performance of Targeted and RGene, respectively, and that Targeted and RGene will perform substantially in accordance with such projections. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. We have also assumed that the Merger will be consummated on the terms described in the April 16, 1996 draft of the Agreement without any waiver of or modification to any of the material terms and conditions relating to Targeted. Our conclusions are based solely on information available to us on or before the date hereof and reflect economic, market and other conditions as of such date.

     As you are aware, we are acting as a managing underwriter in connection with Targeted's pending common stock offering. In addition, Targeted has agreed to indemnify us for certain liabilities which may arise out of the rendering of this opinion. Vector Securities International, Inc. is a full service securities firm focused on the healthcare industry, and has in the past, and may from time to time, provide investment banking services to Targeted for which Vector may be paid customary investment banking fees; further, in the course of its normal trading activities, Vector may from time to time effect transactions and hold positions in securities of Targeted.


     This opinion has been prepared for the benefit and use of the Board of Directors of Targeted in connection with its consideration of the Agreement. Notwithstanding the foregoing, this opinion may be included in its entirety in the proxy statement sent to shareholders of Targeted with respect to approval of the issuance of the shares of Targeted Common Stock in connection with the Merger as required by the rules of the Nasdaq National Market.


     On the basis of and subject to the foregoing, and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Aggregate Merger Consideration and the Additional Consideration paid by Targeted under the Agreement is fair to Targeted from a financial point of view. This letter does not constitute a recommendation to the Board of Directors of Targeted with respect to any approval of the Agreement or the Merger nor does it constitute a recommendation to any shareholder with respect to whether to vote in favor of the issuance of shares of Targeted Common Stock in connection with the Merger.

                                     Very truly yours,

                                     /s/  VECTOR SECURITIES INTERNATIONAL, INC.

                                     VECTOR SECURITIES INTERNATIONAL, INC.

                         TARGETED GENETICS CORPORATION

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
             SPECIAL MEETING OF SHAREHOLDERS --             , 1996

     The undersigned hereby appoint(s) H. Stewart Parker and James A. Johnson and each of them as proxies, with full power of substitution, to represent and vote as designated all shares of Common Stock of Targeted Genetics Corporation
held of record by the undersigned on             , 1996 at the Special Meeting
of Shareholders of the Company to be held at the Company's headquarters, located
at 1100 Olive Way, Suite 100, Seattle, Washington, at 8:00 a.m. on             ,
            , 1996, with authority to vote upon the matter listed below.

    APPROVAL OF ISSUANCE OF COMMON STOCK (THE "ISSUANCE")
      PURSUANT TO THE AGREEMENT AND PLAN OF MERGER, DATED
    AS OF APRIL 16, 1996, BY AND AMONG TARGETED GENETICS
    CORPORATION, TGC ACQUISITION CORPORATION AND RGENE        FOR     AGAINST     ABSTAIN
    THERAPEUTICS, INC.                                        / /       / /         / /

              IMPORTANT -- PLEASE DATE AND SIGN ON THE OTHER SIDE

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ISSUANCE.

     The Board of Directors unanimously recommends a vote "FOR" the Issuance.

                                         Date ________________________________

                                         Signature ___________________________

                                         Date ________________________________

                                         Signature ___________________________

                                         Please sign exactly as your name
                                         appears hereon. Attorneys, trustees,
                                         executors and other fiduciaries acting
                                         in a representative capacity should
                                         sign their names and give their titles.
                                         An authorized person should sign on
                                         behalf of corporations, partnerships,
                                         associations, etc. and give his or her
                                         title. If your shares are held by two
                                         or more persons, each person must sign.
                                         Receipt of the notice of meeting and
                                         proxy statement is hereby acknowledged.

                                         / /  I plan to attend the Special
                                         Meeting.

                                       -2-